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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                   UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)




                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 26, 1999

                               $500,001,259.45

                       Mortgage Pass-Through Certificates
                                  Series 1999-7



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

i

                                TABLE OF CONTENTS


                                                                            PAGE


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions................................................... 1
Section 1.02  Acts of Holders...............................................48
Section 1.03  Effect of Headings and Table of Contents......................48
Section 1.04  Benefits of Agreement.........................................49


                                   ARTICLE II

                     CONVEYANCE OF MORTGAGE LOANS; ORIGINAL
                          ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans...................................1
Section 2.02  Acceptance by Trust Administrator..............................2
Section 2.03  Representations and Warranties of the Master Servicer and
               the Seller....................................................3
Section 2.04  Execution and Delivery of Certificates.........................9
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date............................10


                                   ARTICLE III

                 ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account............................................1
Section 3.02  Permitted Withdrawals from the Certificate Account.............2
Section 3.03  Advances by Master Servicer and Trust Administrator............3
Section 3.04  Trust Administrator to Cooperate; Release of Owner
               Mortgage Loan Files...........................................5
Section 3.05  Reports to the Trustee and Trust Administrator; Annual
               Compliance Statements.........................................6
Section 3.06  Title, Management and Disposition of Any REO Mortgage Loan.....6
Section 3.07  Amendments to Servicing Agreements, Modification of
               Standard Provisions...........................................7
Section 3.08  Oversight of Servicing.........................................8
Section 3.09  Termination and Substitution of Servicing Agreements..........10
Section 3.10  Application of Net Liquidation Proceeds.......................12
Section 3.11  Act Reports...................................................12


                                   ARTICLE IV

  DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions..................................................1
Section 4.02  Allocation of Realized Losses..................................6
Section 4.03  Paying Agent...................................................8
Section 4.04  Statements to Certificateholders; Report to the Trust
               Administrator, Financial Security and the Seller..............9
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........13
Section 4.06  Reserve Fund..................................................13
Section 4.07  Distributions in Reduction of the Class A-4 Certificates......14
Section 4.08  Policy Matters................................................19
Section 4.09  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer...............................21


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates...............................................1
Section 5.02  Registration of Certificates...................................2
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates..............6
Section 5.04  Persons Deemed Owners..........................................6
Section 5.05  Access to List of Certificateholders' Names and Addresses......6
Section 5.06  Maintenance of Office or Agency................................7
Section 5.07  Definitive Certificates........................................7
Section 5.08  Notices to Clearing Agency.....................................8


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer................1
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer......................................................1
Section 6.03  Limitation on Liability of the Seller, the Master
               Servicer and Others...........................................1
Section 6.04  Resignation of the Master Servicer.............................2
Section 6.05  Compensation to the Master Servicer............................2
Section 6.06  Assignment or Delegation of Duties by Master Servicer..........2
Section 6.07  Indemnification of Trustee, Trust Administrator and
               Seller by Master Servicer.....................................3


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default..............................................1
Section 7.02  Other Remedies of Trustee......................................2
Section 7.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.......................................3
Section 7.04  Action upon Certain Failures of the Master Servicer and upon Event of Default.........................................3
Section 7.05  Trust Administrator to Act; Appointment of Successor...........3
Section 7.06  Notification to Certificateholders.............................5


                                  ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator..................1
Section 8.02  Certain Matters Affecting the Trustee..........................2
Section 8.03  Neither Trustee nor Trust Administrator Required to Make
               Investigation.................................................2
Section 8.04  Neither Trustee nor Trust Administrator Liable for
               Certificates or Mortgage Loans................................3
Section 8.05  Trustee and Trust Administrator May Own Certificates...........3
Section 8.06  The Master Servicer to Pay Fees and Expenses...................3
Section 8.07  Eligibility Requirements.......................................4
Section 8.08  Resignation and Removal........................................4
Section 8.09  Successor......................................................5
Section 8.10  Merger or Consolidation........................................6
Section 8.11  Authenticating Agent...........................................6
Section 8.12  Separate Trustees and Co-Trustees..............................7
Section 8.13  Appointment of Custodians......................................8
Section 8.14  Tax Matters; Compliance with REMIC Provisions..................9
Section 8.15  Monthly Advances..............................................11


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the Seller or Liquidation of
               All Mortgage Loans............................................1
Section 9.02  Additional Termination Requirements............................3


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment......................................................1
Section 10.02 Recordation of Agreement.......................................2
Section 10.03 Limitation on Rights of Certificateholders.....................3
Section 10.04 Governing Law; Jurisdiction....................................3
Section 10.05 Notices........................................................4
Section 10.06 Severability of Provisions.....................................4
Section 10.07 Special Notices to Rating Agencies and Financial Security......4
Section 10.08 Covenant of Seller.............................................5
Section 10.09 Recharacterization.............................................5


                                   ARTICLE XI
                             TERMS FOR CERTIFICATES

Section 11.01 Class A Fixed Pass-Through Rate................................1
Section 11.02 Cut-Off Date...................................................1
Section 11.03 Cut-Off Date Aggregate Principal Balance.......................1
Section 11.04 Original Class A Percentage....................................1
Section 11.05 Original Principal Balances of the Classes of Class A
               Certificates..................................................1
Section 11.06 Original Class A Non-PO Principal Balance......................1
Section 11.07 Original Subordinated Percentage...............................1
Section 11.08 Original Class B-1 Percentage..................................1
Section 11.09 Original Class B-2 Percentage..................................2
Section 11.10 Original Class B-3 Percentage..................................2
Section 11.11 Original Class B-4 Percentage..................................2
Section 11.12 Original Class B-5 Percentage..................................2
Section 11.13 Original Class B-6 Percentage..................................2
Section 11.14 Original Class B Principal Balance.............................2
Section 11.15 Original Principal Balances of the Classes of Class B
               Certificates..................................................2
Section 11.16 Original Class B-1 Fractional Interest.........................2
Section 11.17 Original Class B-2 Fractional Interest.........................2
Section 11.18 Original Class B-3 Fractional Interest.........................2
Section 11.19 Original Class B-4 Fractional Interest.........................3
Section 11.20 Original Class B-5 Fractional Interest.........................3
Section 11.21 Closing Date...................................................3
Section 11.22 Right to Purchase..............................................3
Section 11.23 Wire Transfer Eligibility......................................3
Section 11.24 Single Certificate.............................................3
Section 11.25 Servicing Fee Rate.............................................3
Section 11.26 Master Servicing Fee Rate......................................3
Section 11.27 Financial Security Contact Person..............................4

                                    EXHIBITS


      EXHIBIT A-1    -  Form of Face of Class A-1 Certificate
      EXHIBIT A-2    -  Form of Face of Class A-2 Certificate
      EXHIBIT A-3    -  Form of Face of Class A-3 Certificate
      EXHIBIT A-4    -  Form of Face of Class A-4 Certificate
      EXHIBIT A-5    -  Form of Face of Class A-5 Certificate
      EXHIBIT A-6    -  Form of Face of Class A-6 Certificate
      EXHIBIT A-PO   -  Form of Face of Class A-PO Certificate
      EXHIBIT A-R    -  Form of Face of Class A-R Certificate
      EXHIBIT B-1    -  Form of Face of Class B-1 Certificate
      EXHIBIT B-2    -  Form of Face of Class B-2 Certificate
      EXHIBIT B-3    -  Form of Face of Class B-3 Certificate
      EXHIBIT B-4    -  Form of Face of Class B-4 Certificate
      EXHIBIT B-5    -  Form of Face of Class B-5 Certificate
      EXHIBIT B-6    -  Form of Face of Class B-6 Certificate
      EXHIBIT C      -  Form of Reverse of Series 1999-7 Certificates
      EXHIBIT D      -  Reserved
      EXHIBIT E      -  Custodial Agreement
      EXHIBIT F-1    -  Schedule  of  Mortgage   Loans   Serviced  by  Norwest
                        Mortgage
      EXHIBIT F-2    -  Schedule  of Mortgage  Loans  Serviced  by Other
                        Servicers
      EXHIBIT G      -  Request for Release  EXHIBIT H - Affidavit  Pursuant
                        to Section  860E(e)(4)  of the Internal  Revenue Code of
                        1986, as amended, and for Non-ERISA Investors
      EXHIBIT I      -  Letter from Transferor of Residual Certificates
      EXHIBIT J      -  Transferee's  Letter  (Class  [A-PO][B-4]  [B-5] [B-6]
                        Certificates)
      EXHIBIT K      -  Transferee's   Letter   (Class   [B-1]   [B-2]   [B-3]
                        Certificates)
      EXHIBIT L      -  Servicing Agreements
      EXHIBIT M      -  Form of Special Servicing Agreement
      EXHIBIT N      -  Policy

            This Pooling and Servicing Agreement, dated as of February 26, 1999 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.


                                WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.01   Definitions.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            ACCEPTED MASTER SERVICING PRACTICES: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            ADJUSTED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            ADJUSTMENT AMOUNT: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            AGGREGATE CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

            AGGREGATE CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

            AGGREGATE   CURRENT   BANKRUPTCY   LOSSES:   With   respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            AGGREGATE CURRENT FRAUD LOSSES: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            AGGREGATE CURRENT SPECIAL HAZARD LOSSES: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            AGGREGATE FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

            AGREEMENT:   This  Pooling  and   Servicing   Agreement   and  all
amendments and supplements hereto.

            APPLICABLE UNSCHEDULED PRINCIPAL RECEIPT PERIOD: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            AUTHENTICATING AGENT: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            AVAILABLE MASTER SERVICER COMPENSATION: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            BANKRUPTCY CODE:  The Bankruptcy Code of 1978, as amended.

            BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            BANKRUPTCY LOSS AMOUNT: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $115,049.53 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-4 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            BANK UNITED MORTGAGE LOAN SALE AGREEMENT: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

            BENEFICIAL OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            BOOK-ENTRY CERTIFICATE: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-6 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            CERTIFICATE: Any one of the Class A Certificates or Class B Certificates.

            CERTIFICATE ACCOUNT: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: Respectively, the register maintained pursuant to and the registrar provided for in Section
5.02.  The initial Certificate Registrar is the Trust Administrator.

            CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            CLASS: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            CLASS A CERTIFICATE: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-PO Certificates or Class A-R Certificate.

            CLASS A CERTIFICATEHOLDER: The registered holder of a Class A Certificate.

            CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-5 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to the Class A-5 Certificates, the amount distributable to such Class pursuant to Paragraph third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

            CLASS A FIXED PASS-THROUGH RATE: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            CLASS A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

            CLASS A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause
(ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

            CLASS A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

            CLASS A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

            CLASS A LOSS PERCENTAGE: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            CLASS A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfalls, (iii) the Premium Payment, (iv) the Premium Unpaid Shortfall and (v) the Class A Non-PO Optimal Principal Amount.

            CLASS A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

               (i)the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

            CLASS A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            CLASS A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, will be equal to the amount distributed pursuant to priority third clause
(A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount.

            CLASS  A  PASS-THROUGH  RATE:  As to the  Class  A-6 and  Class  A-R
Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-1 Certificates, 6.450% per annum. As to the Class A-2 and Class A-3 Certificates, 6.000% per annum. As to the Class A-4 Certificates, 6.550% per annum. The Class A-5 and Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            CLASS A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            CLASS A PREPAYMENT PERCENTAGE: As to any Distribution Date to and including the Distribution Date in February 2004, 100%. As to any Distribution Date subsequent to February 2004 to and including the Distribution Date in February 2005, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2005 to and including the Distribution Date in February 2006, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2006 to and including the Distribution Date in February 2007, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2007 to and including the Distribution Date in February 2008, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to February 2008, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the February preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2004 and February 2005 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2005 and February 2006, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2006 and February 2007, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2007 and February 2008, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after March 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            CLASS A PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-PO Certificates and Class A-R Certificate.

            CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

            CLASS A-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            CLASS A-1 CERTIFICATEHOLDER: The registered holder of a Class A-1 Certificate.

            CLASS A-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            CLASS A-2 CERTIFICATEHOLDER: The registered holder of a Class A-2 Certificate.

            CLASS A-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            CLASS A-3 CERTIFICATEHOLDER: The registered holder of a Class A-3 Certificate.

            CLASS A-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            CLASS A-4 CERTIFICATEHOLDER: The registered holder of a Class A-4 Certificate.

            CLASS A-4  DISTRIBUTION  DEFICIENCY:  With  respect to the Class A-4
Certificates on each Distribution Date, the sum of (i) the Class A-4 Interest Loss Amount for such Distribution Date and (ii) the Class A-4 Principal Loss Amount for such Distribution.

            CLASS A-4 INTEREST LOSS AMOUNT: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount of the Class A-4 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class A-4 Certificates that are covered by the Reserve Fund over (ii) the amount available to be distributed in respect of the Class A-4 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

            CLASS A-4 PRINCIPAL LOSS AMOUNT: As to any Distribution Date, the sum of, without duplication, (i) the Class A Loss Percentage of the Class A-4 Certificates of the principal portion of Realized Losses allocated to the Class A Certificates (other than the Class A-PO Certificates) with respect to such Distribution Date pursuant to Section 4.02(b) and (ii) any amount allocated to the Class A-4 Certificates after the Cross-Over Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class A-4 Certificates.

            CLASS A-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            CLASS A-5 CERTIFICATEHOLDER: The registered holder of a Class A-5 Certificate.

            CLASS A-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            CLASS A-6 CERTIFICATEHOLDER: The registered holder of a Class A-6 Certificate.

            CLASS A-PO CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            CLASS A-PO CERTIFICATEHOLDER: The registered holder of a Class A-PO Certificate.

            CLASS A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            CLASS A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of
(x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i)(A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
      Section 2.02 or 2.03;

               (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

      CLASS A-R CERTIFICATE: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

      CLASS A-R CERTIFICATEHOLDER: The registered holder of the Class A-R Certificate.

      CLASS B CERTIFICATE:  Any one of the Class B-1  Certificates,  Class B-2
Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

      CLASS  B   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  B
Certificate.

      CLASS B DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

      CLASS B INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

      CLASS B INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

      CLASS B INTEREST SHORTFALL AMOUNT: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

      CLASS B LOSS PERCENTAGE: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

      CLASS B PASS-THROUGH RATE: As to any Distribution Date, 6.250% per annum.

      CLASS B PERCENTAGE: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

      CLASS B PREPAYMENT PERCENTAGE: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

      CLASS B PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

      CLASS B UNPAID INTEREST SHORTFALL: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

      CLASS B-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

      CLASS B-1 CERTIFICATEHOLDER: The registered holder of a Class B-1 Certificate.

      CLASS B-1 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

      CLASS B-1 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

      CLASS B-1 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (v) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (vi) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (vii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (viii) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            CLASS B-1 PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            CLASS B-1 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            CLASS B-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

            CLASS B-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            CLASS B-2 CERTIFICATEHOLDER: The registered holder of a Class B-2 Certificate.

            CLASS B-2 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

            CLASS B-2 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

            CLASS B-2 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (ix) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (x) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (xi) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (xii) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            CLASS B-2 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            CLASS B-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

            CLASS B-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            CLASS B-3 CERTIFICATEHOLDER: The registered holder of a Class B-3 Certificate.

            CLASS B-3 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

            CLASS B-3 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

            CLASS B-3 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (xiii) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (xiv) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (xv) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (xvi) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            CLASS B-3 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            CLASS B-3 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

            CLASS B-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            CLASS B-4 CERTIFICATEHOLDER: The registered holder of a Class B-4 Certificate.

            CLASS B-4 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

            CLASS B-4 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

            CLASS B-4 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (xvii) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (xviii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (xix) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (xx) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            CLASS B-4 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            CLASS B-4 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

            CLASS B-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            CLASS B-5 CERTIFICATEHOLDER: The registered holder of a Class B-5 Certificate.

            CLASS B-5 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

            CLASS B-5 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

            CLASS B-5 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (xxi) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (xxii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (xxiii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (xxiv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            CLASS B-5 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            CLASS B-5 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

            CLASS B-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            CLASS B-6 CERTIFICATEHOLDER: The registered holder of a Class B-6 Certificate.

            CLASS B-6 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

            CLASS B-6 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

            CLASS B-6 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (xxv) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (xxvi) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (xxvii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (xxviii) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            CLASS B-6 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            CLASS B-6 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

            CLEARING  AGENCY:  An  organization   registered  as  a  "clearing
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            CLEARING AGENCY INDIRECT PARTICIPANT: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            CLOSING DATE: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            COMPENSATING  INTEREST:  As to any Distribution  Date, the lesser of
(a) the  product  of (i) 1/12th of 0.20% and (ii) the Pool  Scheduled  Principal
Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            CO-OP  SHARES:   Shares  issued  by  private   non-profit  housing
corporations.

            CORPORATE TRUST OFFICE: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            CROSS-OVER   DATE:  The   Distribution   Date  preceding  the  first
Distribution Date on which the Class A Percentage (determined pursuant to clause
(ii) of the definition thereof) equals or exceeds 100%.

            CROSS-OVER DATE INTEREST SHORTFALL: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            CURRENT CLASS A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates and the Premium Payment pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

            CURRENT CLASS B INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

            CURRENT CLASS B-1 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            CURRENT CLASS B-2 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            CURRENT CLASS B-3 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            CURRENT CLASS B-4 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            CURRENT CLASS B-5 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            CUSTODIAL AGREEMENT: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            CUSTODIAN: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            CUT-OFF DATE: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in
Section 11.03.

            CUT-OFF DATE PRINCIPAL BALANCE: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            DECEASED HOLDER: A Beneficial Owner of a Class A-4 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trust
Administrator has received through the Clearing Agency evidence of death satisfactory to the Trust Administrator and any tax waivers requested by the Trustee.

            DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            DEFINITIVE CERTIFICATES:  As defined in Section 5.01(b).

            DENOMINATION: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            DETERMINATION DATE: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            DISCOUNT MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.250%.

            DISTRIBUTION DATE: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            DUE DATE: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            ELIGIBLE ACCOUNT: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            ELIGIBLE INVESTMENTS: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

               (xxix) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

               (xxx) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-4 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

               (xxxi) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-4 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

               (xxxii) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-4 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

               (xxxiii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

               (xxxiv) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

               (xxxv) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-4 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency; and

               (xxxvi) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-4 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA PROHIBITED HOLDER:  As defined in Section 5.02(d).

            ERRORS AND OMISSIONS POLICY: As defined in each of the Servicing Agreements.

            EVENT OF DEFAULT:  Any of the events specified in Section 7.01.

            EXCESS BANKRUPTCY LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            EXCESS FRAUD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            EXCESS SPECIAL HAZARD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            EXHIBIT F-1 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

            EXHIBIT F-2 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC:   The  Federal  Home  Loan  Mortgage   Corporation  or  any
successor thereto.

            FIDELITY BOND:  As defined in each of the Servicing Agreements.

            FINAL DISTRIBUTION DATE: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            FINAL SCHEDULED MATURITY DATE: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is March 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            FINANCIAL   SECURITY:   Financial   Security   Assurance  Inc.,  a
monoline insurance company incorporated under the laws of the State of New York, or any successor thereto.

            FINANCIAL SECURITY CONTACT PERSON: The officer designated by the Master Servicer to provide information to Financial Security pursuant to
Section 4.08(g). The initial Financial Security Contact Person is appointed in Section 11.27.

            FINANCIAL SECURITY DEFAULT: The existence and continuance of any of the following:

            (b) Financial Security fails to make a payment required under a policy in accordance with its terms:

            (c) Financial Security (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization,
      (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            (d) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for Financial Security or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of Financial Security (or the taking of possession of all or any material portion of the property of Financial Security).

            FITCH:  Fitch IBCA, Inc., or its successor in interest.

            FIXED RETAINED YIELD: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.250%,
(b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            FIXED RETAINED YIELD RATE: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.250%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            FNMA:  Fannie Mae or any successor thereto.

            FORECLOSURE PROFITS: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

            FRAUD LOSS: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            FRAUD LOSS AMOUNT: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $10,000,025.19 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            FULL UNSCHEDULED PRINCIPAL RECEIPT: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            GREENWICH  CAPITAL:   Greenwich  Capital  Markets,  Inc.,  or  its
successor in interest.

            HOLDER:  See "Certificateholder."

            INDEPENDENT: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

            INDIVIDUAL CLASS A-4 CERTIFICATE: A Class A-4 Certificate which evidences $1,000 Original Principal Balance.

            INSURANCE POLICY: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            INSURED  EXPENSES:   Expenses  covered  by  any  Insurance  Policy
covering a Mortgage Loan.

            INTEREST ACCRUAL Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-5 and Class A-PO Certificates),
(a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date,
(ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-5 and Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            LIQUIDATED LOAN: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            LIQUIDATED LOAN LOSS: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            LIQUIDATION EXPENSES: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            LIQUIDATION PROCEEDS: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            LIVING HOLDER: Beneficial Owner of the Class A-4 Certificates other than a Deceased Holder.

            LOAN-TO-VALUE RATIO: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            MASTER SERVICER: Norwest Bank Minnesota, National Association, or its successor in interest.

            MASTER SERVICING FEE: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            MASTER SERVICING FEE RATE:  As set forth in Section 11.26.

            MID-MONTH RECEIPT PERIOD: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC MORTGAGE LOAN PURCHASE AGREEMENT: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

            MLCC SERVICING AGREEMENT: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

            MONTH END  INTEREST:  As defined in each  Servicing  Agreement  or
with  respect  to  the  MLCC  Servicing  Agreement,   the  amount  defined  as
"Compensating Interest."

            MONTHLY PAYMENT: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            MORTGAGE INTEREST RATE: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            MORTGAGE  LOAN  PURCHASE  AGREEMENT:   The  mortgage  loan  purchase
agreement dated as of February 26, 1999 between Norwest Mortgage, as seller, and the Seller, as purchaser.

            MORTGAGE LOAN RIDER: The standard  FNMA/FHLMC riders to the Mortgage
Note  and/or  Mortgage  riders  required  when  the  Mortgaged   Property  is  a
condominium unit or a unit in a planned unit development.

            MORTGAGE LOAN SCHEDULE: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1 and F-2, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

               (i) the Mortgage Loan identifying number;

              (ii) the city, state and zip code of the Mortgaged Property;

             (iii) the type of property;

              (iv) the Mortgage Interest Rate;

               (v) the Net Mortgage Interest Rate;

              (vi) the Monthly Payment;

             (vii) the original number of months to maturity;

            (viii) the scheduled maturity date;

              (ix) the Cut-Off Date Principal Balance;

               (x) the Loan-to-Value Ratio at origination;

              (xi) whether such Mortgage Loan is a Subsidy Loan;

             (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii) the Servicing Fee Rate;

             (xiv) the Master Servicing Fee;

              (xv) Fixed Retained Yield, if applicable; and

             (xvi) for each Exhibit F-2 Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            MORTGAGE LOANS: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            MORTGAGE  NOTE:  The  note  or  other  evidence  of   indebtedness
evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            MORTGAGED PROPERTY: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            MORTGAGOR:  The obligor on a Mortgage Note.

            NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

            NET LIQUIDATION PROCEEDS: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            NET MORTGAGE INTEREST RATE: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            NET REO PROCEEDS: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            NON-PERMITTED FOREIGN HOLDER:  As defined in Section 5.02(d).

            NON-PO  FRACTION:  With respect to any Mortgage  Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.250%.

            NONRECOVERABLE ADVANCE: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

            NON-SUPPORTED INTEREST SHORTFALL: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates and the Premium Payment according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            NON-U.S.  PERSON:  As defined in Section 4.01(f).

            NORWEST MORTGAGE: Norwest Mortgage, Inc., or its successor in interest.

            NORWEST MORTGAGE CORRESPONDENTS: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

            NORWEST SERVICING AGREEMENT: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans initially by Norwest Mortgage.

            NOTICE OF NONPAYMENT: The notice to be delivered by the Trust Administrator to Financial Security with respect to any Distribution Date as to which there is a Class A-4 Distribution Deficiency, which shall be in the form attached to the Policy.

            OFFICERS' CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

            OPINION OF COUNSEL: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; PROVIDED, HOWEVER, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            OPTIMAL ADJUSTMENT EVENT: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            ORIGINAL CLASS A PERCENTAGE: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-R Certificates, as set forth in Section 11.06.

            ORIGINAL CLASS B PRINCIPAL BALANCE: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

            ORIGINAL CLASS B-1 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            ORIGINAL CLASS B-2 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            ORIGINAL CLASS B-3 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            ORIGINAL CLASS B-4 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            ORIGINAL CLASS B-5 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            ORIGINAL CLASS B-1 PERCENTAGE: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            ORIGINAL CLASS B-2 PERCENTAGE: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            ORIGINAL CLASS B-3 PERCENTAGE: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            ORIGINAL CLASS B-4 PERCENTAGE: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            ORIGINAL CLASS B-5 PERCENTAGE: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            ORIGINAL CLASS B-6 PERCENTAGE: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            ORIGINAL CLASS B-1 PRINCIPAL BALANCE: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL CLASS B-2 PRINCIPAL BALANCE: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL CLASS B-3 PRINCIPAL BALANCE: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL CLASS B-4 PRINCIPAL BALANCE: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL CLASS B-5 PRINCIPAL BALANCE: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL CLASS B-6 PRINCIPAL BALANCE: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL PRINCIPAL BALANCE: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance,
Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

            ORIGINAL SUBORDINATED PERCENTAGE: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            OTHER SERVICER:  Any of the Servicers other than Norwest Mortgage.

            OTHER SERVICING AGREEMENTS: The Servicing Agreements other than the Norwest Servicing Agreement.

            OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

            OWNER MORTGAGE LOAN FILE: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            PARTIAL LIQUIDATION PROCEEDS: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            PARTIAL UNSCHEDULED PRINCIPAL RECEIPT: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            PAYING AGENT: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            PAYMENT  ACCOUNT:  The  account  maintained  pursuant  to  Section
4.03(b).

            PERCENTAGE INTEREST: With respect to a Class A Certificate of a Class (other than a Class A-4 Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-4 Certificate, the undivided percentage interest obtained by dividing the current principal balance of such Certificate by the Principal Balance of the Class A-4 Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            PERIODIC ADVANCE: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            PERSON:  Any individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

            PLAN:  As defined in Section 5.02(c).

            PO FRACTION: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            POLICY: The irrevocable Financial Security Insurance Policy No. 50777-N, including any endorsements thereto, issued by Financial Security with respect to the Class A-4 Certificates, in the form attached hereto as Exhibit N.

            POLICY  PAYMENTS  ACCOUNT:  The  account  maintained  pursuant  to
Section 4.08(b).

            POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and
(iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (e) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (f) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

            (g) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (h) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (i) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (j) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

            (k) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (l) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (m) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (n)   Net Foreclosure Profits;

            (o)   Month End Interest; and

            (p) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

            POOL SCHEDULED  PRINCIPAL BALANCE:  As to any Distribution Date, the
aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            PREMIUM PAYMENT: As to any Distribution Date, (i) the product of (a) 1/12th of 0.060% and (b) the Class A Principal Balance of the Class A-4 Certificates as of the Determination Date immediately preceding such Distribution Date minus (ii) the Premium Percentage of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and the Premium Payment with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates and the Premium Payment on or after the Cross-Over Date pursuant to Section 4.02(e). The Premium Payment will be an expense of the REMIC.

            PREMIUM PERCENTAGE: As to any Distribution Date, the percentage calculated by dividing the Premium Payment (determined without regard to clause
(ii) of the definition thereof) by the sum of (a) the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount) and (b) the Premium Payment (determined without regard to clause (ii) of the definition of Premium Payment).

            PREMIUM SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Premium Payment with respect to such Distribution Date exceeds the amount distributed to Financial Security on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

            PREMIUM UNPAID SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Premium Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed to Financial Security on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

            PREPAYMENT IN FULL: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            PREPAYMENT INTEREST SHORTFALL: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            PREPAYMENT SHIFT PERCENTAGE: As to any Distribution Date, the percentage indicated below:

                                                        Prepayment Shift/
      DISTRIBUTION DATE OCCURRING IN                        PERCENTAGE
      ------------------------------                        ----------
      March 1999 through February 2004......                    0%
      March 2004 through February 2005......                   30%
      March 2005 through February 2006......                   40%
      March 2006 through February 2007......                   60%
      March 2007 through February 2008......                   80%
      March 2008 and thereafter.............                  100%

            PRINCIPAL  ADJUSTMENT:  In the  event  that the  Class  B-1  Optimal
Principal  Amount,  Class  B-2  Optimal  Principal  Amount,  Class  B-3  Optimal
Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            PRINCIPAL BALANCE: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            PRINCIPAL PREPAYMENT: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            PRIORITY AMOUNT:  For any  Distribution  Date, the lesser of (i) the
Principal Balance of the Class A-6 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage and (2) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

            PRIORITY PERCENTAGE: The Principal Balance of the Class A-6 Certificates divided by the Pool Balance (Non-PO Portion).

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            PROHIBITED TRANSACTION TAX: Any tax imposed under Section 860F of the Code.

            PRUDENT SERVICING PRACTICES: The standard of care set forth in each Servicing Agreement.

            RATING AGENCY: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are Fitch and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator, Financial Security and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            REALIZED LOSSES: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and
(ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

            RECORD DATE: The last Business Day of the month preceding the month of the related Distribution Date.

            RECOVERY: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary:  See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the assets of the Trust Estate other than the Reserve Fund.

            REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            REMITTANCE DATE:  As defined in each of the Servicing Agreements.

            REO MORTGAGE LOAN: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO PROCEEDS: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            REQUEST FOR RELEASE: A request for release in substantially the form attached as Exhibit G hereto.

            RESERVE FUND: The non-interest bearing trust account established with the Trustee and maintained by the Trust Administrator for the benefit of the Class A-4 Certificateholders pursuant to Section 4.06. The Reserve Fund shall be an Eligible Account.

            RESERVE WITHDRAWAL: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class A-4 Certificates.

            RESPONSIBLE OFFICER: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            ROUNDING ACCOUNT: The special account established with the Trust Administrator and maintained by the Trust Administrator pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

            ROUNDING AMOUNT: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

            RULE 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P:  Standard & Poor's, or its successor in interest.

            SCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

            SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            SELLER: Norwest Asset Securities Corporation, or its successor in interest.

            SERVICER MORTGAGE LOAN FILE: As defined in each of the Servicing Agreements.

            SERVICERS: Each of Norwest Mortgage, SunTrust Mortgage, Inc., National City, Mortgage Company, BankNorth Mortgage Company, Inc., The Huntington Mortgage Company, Countrywide Home Loans, Inc., Merrill Lynch Credit Corporation, Bank United, Home Savings of America, FSB, First Union Mortgage Corp., FT Mortgage Companies and HomeSide Lending, Inc., as Servicer under the related Servicing Agreement.

            SERVICING AGREEMENTS: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            SERVICING FEE: With respect to any Servicer, as defined in its Servicing Agreement.

            SERVICING FEE RATE: With respect to a Mortgage Loan, as set forth in Section 11.25.

            SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            SIMILAR LAW:  As defined in Section 5.02(c).

            SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            SPECIAL HAZARD LOSS: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

               (1)normal wear and tear;

               (2)infidelity,  conversion  or other  dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

               (3)errors in design,  faulty  workmanship or faulty  materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            SPECIAL HAZARD LOSS AMOUNT: As of any Distribution Date, an amount equal to $6,529,675.24 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            STARTUP DAY:  As defined in Section 2.05.

            SUBORDINATED   PERCENTAGE:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class A Percentage for such date.

            SUBORDINATED PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            SUBSIDY LOAN: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            SUBSTITUTE MORTGAGE LOAN:  As defined in Section 2.02.

            SUBSTITUTION PRINCIPAL AMOUNT: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            TRUST ADMINISTRATOR: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

            TRUST ESTATE: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, the Reserve Fund and the rights of the Trust Administrator under the Policy. None of the Reserve Fund, the Policy or the Policy Payments Account shall be part of the REMIC.

            TRUSTEE:   United  States  Trust  Company  of  New  York,  or  any
successor trustee appointed as herein provided.

            UNPAID INTEREST SHORTFALLS: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            UNSCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

            UNSCHEDULED PRINCIPAL RECEIPT: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation,
Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of
Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

            UNSCHEDULED PRINCIPAL RECEIPT PERIOD: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S.  PERSON:  As defined in Section 4.01(f).

            VOTING INTEREST: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            WEIGHTED AVERAGE NET MORTGAGE INTEREST RATE: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

     Section 1.02   Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     Section 1.03   Effect of Headings and Table of Contents.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

     Section 1.04   Benefits of Agreement.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates and Financial Security any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

     Section 2.01   Conveyance of Mortgage Loans.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

     Section 2.02   Acceptance by Trust Administrator.

            The Trust  Administrator,  on behalf  of the  Trustee,  acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

     Section 2.03 Representations and Warranties of the Master Servicer and the Seller.

(a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i)The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

      (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i)The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

               (v)All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; PROVIDED, HOWEVER, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

               (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x)To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage  Loan  (except any  Mortgage  Loan secured by a
      Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix)  Each  Mortgage  Note  is  payable  in  monthly   payments,
      resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

               (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the  representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

(c) Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

     Section 2.04   Execution and Delivery of Certificates.

            The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

     Section 2.05 Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is March 25, 2029 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE;
                         SERVICING OF THE MORTGAGE LOANS

     Section 3.01   Certificate Account.

(a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

(b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i)Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

(c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

(d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

     Section 3.02   Permitted Withdrawals from the Certificate Account.

(a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans
      (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular
      Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v)to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (x)to  withdraw  from  the   Certificate   Account  any  amount
      deposited in the Certificate Account that was not required to be deposited therein;

               (xi)     to  clear  and  terminate  the   Certificate   Account
      pursuant to Section 9.01; and

               (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

(b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

     Section 3.03   Advances by Master Servicer and Trust Administrator.

(a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and
(iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

(b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

(c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

(d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

     Section 3.04 Trust Administrator to Cooperate; Release of Owner Mortgage Loan Files.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

     Section 3.05 Reports to the Trustee and Trust Administrator; Annual Compliance Statements.

(a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

(b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     Section 3.06   Title, Management and Disposition of Any REO Mortgage Loan.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

     Section 3.07   Amendments to Servicing Agreements, Modification of Standard
                     Provisions.

(a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

(b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

(c)       (i)  Notwithstanding  anything to the  contrary in this  Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

             (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

     Section 3.05   Oversight of Servicing.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or
(ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) (without, in the case of the Class A-4 Certificates, giving effect to the guaranty provided by Financial Security) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

     Section 3.09   Termination and Substitution of Servicing Agreements.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

     Section 3.10   Application of Net Liquidation Proceeds.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Section 3.11   Act Reports.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

     Section 4.01   Distributions.

(a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates and to Financial Security, pro rata, based upon their respective Interest Accrual Amounts and the Premium Payment, respectively, in an aggregate amount up to the sum of the Class A Interest Accrual Amount and the Premium Payment with respect to such Distribution Date;

            second, to the Classes of Class A Certificates and to Financial Security, pro rata, based upon their respective Class A Unpaid Interest Shortfalls and Premium Unpaid Shortfall, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall and Premium Unpaid Shortfall;

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4
      Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

(b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

            first, to the Class A-6 Certificates, up to the Priority Amount for such Distribution Date;

            second, to the Class A-R Certificate, until the Principal Balance thereof has been reduced to zero;

            third, on each Distribution Date on and after the Distribution Date in March 2002, concurrently, to the Class A-4 and Class A-5 Certificates, pro rata, based on their initial Principal Balances, an amount up to $25,000, until the Principal Balance of each such Class has been reduced to zero;

            fourth, concurrently, 55.5554733199% to the Class A-1 Certificates and 44.4445266801%, sequentially, to the Class A-2 and Class A-3 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

            fifth, concurrently, to the Class A-4 and Class A-5 Certificates, pro rata, based on their initial Principal Balances, until the Principal Balance of each such Class has been reduced to zero; and

            sixth, to the Class A-6 Certificates, without regard to the Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

(c)          Notwithstanding   the   foregoing,   on   each  Distribution  Date
occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

(d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

(e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates (other than the Class A-4 Certificates) and the Class B Distribution Amount with respect to each such Class of Class B Certificates and, in the case of the Class A-4 Certificates, as provided in Section 4.07.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; PROVIDED, HOWEVER, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

(f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Section 4.02   Allocation of Realized Losses.

(a) With respect to any Distribution Date , the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first,  to  the  Class  B-6  Certificates   until  the  Class  B-6
      Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third,  to  the  Class  B-4  Certificates   until  the  Class  B-4
      Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth,  to  the  Class  B-2  Certificates   until  the  Class  B-2
      Principal Balance has been reduced to zero;

            sixth,  to  the  Class  B-1  Certificates   until  the  Class  B-1
      Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

(b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

(c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

(d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

(e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and the Premium Payment and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Premium Payment and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates and the Premium Payment shall be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates and the Premium Payment based on their Class A Interest Percentages and the Premium Percentage, as the case may be.

(f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     Section 4.03   Paying Agent.

(a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

               (i)hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of
      Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

(b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

      24. Statements to Certificateholders; Report to the Trust Administrator, Financial Security and the Seller.

            Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate, the Seller and Financial Security a statement setting forth:

               (i)the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

               (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any
      Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

               (v)the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

               (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

               (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

               (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

               (x)the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

               (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

               (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

               (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud
      Losses or Excess Bankruptcy Losses;

               (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

               (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

               (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

               (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

               (xxiii) the Class A-PO Deferred Amount, if any;

               (xxiv) in the case of the Class A-4 Certificates, (a) the Class A-4 Distribution Deficiency, if any, for such Distribution Date, (b) amounts, if any in respect of the Class A-4 Distribution Deficiency paid under the Policy and (c) the amounts attributable to the Class A-4 Certificates;

               (xxv) in the case of the Class A-4 Certificates, the amount remaining in the Reserve Fund after taking into account the Reserve Withdrawal for such Distribution Date; and

               (xxvi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. Upon receipt of any such statement, the Trust Administrator shall promptly forward a copy of such statement to Financial Security. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

     Section 4.05   Reports to Mortgagors and the Internal Revenue Service.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

     Section 4.06   Reserve Fund.

(a) The Reserve Fund shall be established on the Closing Date and maintained by the Trust Administrator in accordance with this Section 4.06. At the time the Reserve Fund is established, the Seller shall cause to be deposited into the Reserve Fund the amount of $2,500.00.

            With respect to each Distribution Date, the Reserve Withdrawal shall be withdrawn by the Trust Administrator from the amount on deposit in the Reserve Fund in accordance with this Section 4.06 and distributed on such Distribution Date to the Holders of the Class A-4 Certificates, pro rata, based on Percentage Interest.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which the Class A Principal Balance of the Class A-4 Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to Greenwich Capital at the address provided by it to the Trust Administrator.

(b) The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by Greenwich Capital, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of the REMIC.

     Section 4.07   Distributions in Reduction of the Class A-4 Certificates.

            Distributions in reduction of the Class A Principal Balance of the Class A-4 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (f) below.

(a) On each Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-4 Certificates are made, such distributions will be made with respect to such Class in the following priority:

               (i)any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

               (ii) any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

            Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class A-4 Certificates until all such requests have been honored.

            For each such sequence of priorities described above, requests for distributions in reduction of the principal balances of Class A-4 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class A-4 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balances of the Class A-4 Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). All requests for distributions in reduction of the principal balance of Class A-4 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trust Administrator no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trust Administrator after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class A-4 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class A-4 Certificate, all in accordance with the procedures of the Clearing Agency and the Trust Administrator. Upon the transfer of beneficial ownership of any Class A-4 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trust Administrator of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

            Distributions in reduction of the principal balances of the Class A-4 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b) plus any amounts distributable to the Class A-4 Certificates as a payment under the Policy of a Class A-4 Principal Loss Amount of the type described in clause (i) of the definition thereof, minus amounts to repay any funds withdrawn from the Rounding Account for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.07(e), provided that the aggregate distribution in reduction of the Class A Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

            To the extent that the portion of the Class A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Class A Principal Balance of the Class A-4 Certificates on any Distribution Date plus any amounts distributable to the Class A-4 Certificates as a payment under the Policy of a Class A-4 Principal Loss Amount of the type described in clause (i) of the definition hereof (minus amounts to repay any funds withdrawn from the Rounding Account on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account pursuant to Section 4.07(e)) exceeds the aggregate principal balances of Class A-4 Certificates with respect to which distribution requests, as set forth above, have been received distributions in reduction of the Class A Principal Balance of the Class A-4 Certificates will be made by mandatory distribution pursuant to Section 4.07(d).

(b) A Class A-4 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Beneficial Owner thereof is deemed to have occurred. Class A-4 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class A-4 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class A-4 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class A-4 Certificates greater than the number of Individual Class A-4 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-4 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class A-4 Certificates will be deemed to be the death of the Beneficial Owner of such Class A-4 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trust Administrator. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trust Administrator, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A-4 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balances of the Class A-4 Certificates payable with respect thereto. The Trust Administrator shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trust Administrator may rely entirely upon documentation delivered to it pursuant to Section 4.07(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.07(a).

(c) Requests for distributions in reduction of the principal balance of Class A-4 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class A-4 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trust Administrator under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trust Administrator. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trust Administrator shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

            The Trust Administrator shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class A-4 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.07(a) above). The Trust Administrator shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trust Administrator and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trust Administrator or the Clearing Agency, as the case may be. The decisions of the Trust Administrator and the Clearing Agency concerning such matters will be final and binding on all affected persons.

            Individual Class A-4 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs, and notwithstanding anything to the contrary herein, no amounts shall be due from Financial Security or otherwise with respect to interest on such Certificates after such last day of the month.

            Any Beneficial Owner of a Class A-4 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trust Administrator. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trust Administrator on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Class A Principal Balance of Class A-4 Certificates on such Distribution Date.

            In the event any  requests  for  distributions  in  reduction of the principal balance of Class A-4 Certificates are rejected by the Trust Administrator for failure to comply with the requirements of this Section 4.07, the Trust Administrator shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

(d) To the extent, if any, that distributions in reduction of the Class A Principal Balance of Class A-4 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.07(a) above, distributions in reduction of the Class A Principal Balance of the Class A-4 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class A-4 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Class A Principal Balance of the Class A-4 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class A-4 Certificates would not be reduced to zero, the Individual Class A-4 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class A-4 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trust Administrator shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Class A Principal Balance of the Class A-4 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class A-4 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class A-4 Certificates selected for mandatory distributions in reduction of the principal balances are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trust Administrator of the amount of distributions in reduction of the principal balances of Class A-4 Certificates to be made on each Distribution Date in a timely manner such that the Trust Administrator may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trust Administrator and the Clearing Agency.

(e) On the Closing Date, the Rounding Account shall be established with the Trust Administrator and the Seller shall cause to be initially deposited with the Trust Administrator a $999.99 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class A-4 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class A-4 Certificates. Rounding of such distribution on the Class A-4 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class A-4 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-4 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A-4 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account on the prior Distribution Date for which funds were withdrawn from such account, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class A-4 Certificates; this process shall continue on succeeding Distribution Dates until the Class A Principal Balance of the Class A-4 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-4 Certificates will reduce the Class A Principal Balance thereof to zero or in the event that distributions in reduction of the Class A Principal Balance of the Class A-4 Certificates are made in accordance with the provisions set forth in Section 4.07(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-R Certificate.

(f) Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after Financial Security's failure to make a payment with respect to a Class A-4 Distribution Deficiency, distributions in reduction of the Principal Balance of the Class A-4 Certificates (including amounts paid in respect of such losses under the Policy) will be made on a pro rata basis among the Holders of the Class A-4 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

(g)            In  the  event  that  the  pro  rata  distributions  described in section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class A-4 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balances of the Class A-4 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class A-4 Certificates, with the provisions of this Section 4.07.

     Section 4.08   Policy Matters.

(a) If, on the second Business Day before any Distribution Date, the Trust Administrator determines that there will be a Class A-4 Distribution Deficiency for such Distribution Date, the Trust Administrator shall determine the amount of such Class A-4 Distribution Deficiency and shall give notice to Financial Security by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such second Business Day.

(b) At the time of the execution and delivery of this Agreement, the Trust Administrator shall establish a separate special purpose trust account in the name of the Trust Administrator for the benefit of Holders of the Class A-4 Certificates referred to herein as the "Policy Payments Account" over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amounts paid under the Policy into the Policy Payments Account and distribute such amounts only for purposes of payment to Holders of the Class A-4 Certificates of the Class A-4 Distribution Deficiency for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trust Administrator or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trust Administrator to Holders of the Class A-4 Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.01(e). It shall not be necessary for such payments of the Class A-4 Distribution Deficiency to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class A-4 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payments Account shall be noted as provided in (c) below and in the statement to be furnished to Holders of the Class A-4 Certificates and Financial Security pursuant to Section 4.04. Funds held in the Policy Payments Account shall not be invested by the Trust Administrator.

            On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trust Administrator as a result of the claim under the Policy to the extent necessary to make distributions on the Class A-4 Certificates equal to the Class A-4 Distribution Deficiency on such Distribution Date shall be withdrawn from the Policy Payments Account and applied by the Trust Administrator to the payment in full of the Class A-4 Distribution Deficiency. Any funds deposited into the Policy Payments Account in respect of the Class A-4 Certificates that are remaining therein on the first Business Day following a Distribution Date after the Class A-4 Distribution Deficiency has been made to the Certificateholders of such Class shall be remitted in immediately available funds to Financial Security, pursuant to the instructions of Financial Security, by the end of such Business Day.

(c) The Trust Administrator shall keep a complete and accurate record of the Class A-4 Interest Loss Amount, the Class A-4 Principal Loss Amount and any Non-Supported Interest Shortfall allocated to the Class A-4 Certificates once the Reserve Fund has been depleted, paid from moneys received under the Policy. Financial Security shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trust Administrator.

(d) In the event that the Trust Administrator has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class A-4 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Administrator shall so notify Financial Security and shall comply with the provisions of the applicable Policy to obtain payment by Financial Security of such avoided distribution, and shall, at the time it provides notice to Financial Security, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the applicable Policy, a copy of which shall be made available by the Trust Administrator and the Trust Administrator shall furnish to Financial Security its records evidencing the distributions in reduction of the principal balance of and interest (including any Non-Supported Interest Shortfall described in
Section 4.08(c)) on the Class A-4 Certificates, if any, which have been made by the Trust Administrator and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the applicable Policy shall be disbursed to the receiver, conservator, debtor-in-possession or Trust Administrator in bankruptcy named in the order and not to the Trust Administrator or any Class A-4 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or Trust Administrator in bankruptcy named in the order, in which case such payment shall be disbursed to the Trust Administrator for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Financial Security).

(e) The Trust Administrator shall promptly notify Financial Security of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-4 Certificates as to which it has actual knowledge. Each Holder of a Class A-4 Certificate, by its purchase of such Certificates and the Trust Administrator hereby agree that Financial Security (so long as no Financial Security Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, Financial Security shall be subrogated to the rights of the Trust Administrator and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

(f) The Trust Administrator acknowledges, and each Holder of a Class A-4 Certificate by its acceptance of such Certificate agrees, that without any further action on the part of Financial Security, Financial Security shall be subrogated to all of the rights to amounts distributable to such
Certificateholders in respect of Class A Unpaid Interest Shortfalls, Non-Supported Interest Shortfalls allocated to such Certificates and recoveries, if any, with respect to the Class A-4 Principal Loss Amounts with respect to amounts paid under the Policy. The Class A-4 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to Financial Security to the extent of Financial Security's interest with respect to amounts paid.

(g) The Master Servicer shall designate an Financial Security Contact Person who shall be available to Financial Security to provide reasonable access to information regarding the Mortgage Loans. The initial Financial Security Contact Person is appointed in Section 11.27.

(h) The Trust Administrator shall surrender the Policy to Financial Security for cancellation upon the expiration of the term of the Policy as provided in the Policy.

(i) The Trust Administrator upon receipt from the Master Servicer shall send to Financial Security the report prepared pursuant to Section 3.05 and the statements prepared pursuant to Section 4.04.

     Section 4.09 Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                   ARTICLE V

                                THE CERTIFICATES

     Section 5.01   The Certificates.

(a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO and Class A-R Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than Class A-PO and Class A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may
be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C
(reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive  Certificates  are issued  pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

(b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i)the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry
      Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v)the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

     Section 5.02   Registration of Certificates.

(a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All  Certificates  surrendered  for transfer  and exchange  shall be
canceled  by  the  Certificate   Registrar,   the  Trust  Administrator  or  the
Authenticating Agent in accordance with their standard procedures.

(b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

(c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

(d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R
Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

     Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     Section 5.04   Persons Deemed Owners.

            Prior to the due  presentation of a Certificate for  registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

     Section 5.05   Access to List of Certificateholders' Names and Addresses.

(a)       If the Trust Administrator is not acting as Certificate
Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

(c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

     Section 5.06   Maintenance of Office or Agency.

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

     Section 5.07   Definitive Certificates.

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

     Section 5.08   Notices to Clearing Agency.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

     Section 6.01   Liability of the Seller and the Master Servicer.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

     Section 6.02  Merger or Consolidation of the Seller or the Master Servicer.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

     Section 6.03 Limitation on Liability of the Seller, the Master Servicer and Others.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; PROVIDED, HOWEVER, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

     Section 6.04   Resignation of the Master Servicer.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator, a copy of which shall be delivered, but not addressed, to Financial Security. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

     Section 6.05   Compensation to the Master Servicer.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

     Section 6.06   Assignment or Delegation of Duties by Master Servicer.

            The Master  Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; PROVIDED, HOWEVER, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency (without, in the case of the Class A-4 Certificates, giving effect to the guaranty provided by Financial Security); and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

     Section 6.07 Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                  ARTICLE VII

                                     DEFAULT

     Section 7.01   Events of Default.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

               (i)any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

               (v)the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

     Section 7.02   Other Remedies of Trustee.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 7.03 Directions by Certificateholders and Duties of Trustee During Event of Default.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

     Section 7.04 Action upon Certain Failures of the Master Servicer and upon Event of Default.

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

     Section 7.05   Trust Administrator to Act; Appointment of Successor.

            When the Master Servicer receives notice of termination  pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, HOWEVER, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer  in  effecting  the  termination  of the  Master  Servicer's  servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) (without, in the case of the Class A-4 Certificates, giving effect to the guaranty provided by Financial Security) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

     Section 7.06   Notification to Certificateholders.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45-day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

     Section 8.01   Duties of Trustee and the Trust Administrator.

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

               (i)Prior to the  occurrence  of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

               (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

               (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 8.02   Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

               (i)Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

               (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

               (v)Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     Section 8.03 Neither Trustee nor Trust Administrator Required to Make Investigation.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, HOWEVER, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

     Section 8.04   Neither   Trustee   nor  Trust   Administrator   Liable  for
                    Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

     Section 8.05   Trustee and Trust Administrator May Own Certificates.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

     Section 8.06   The Master Servicer to Pay Fees and Expenses.

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

     Section 8.07   Eligibility Requirements.

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

     Section 8.08   Resignation and Removal.

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

     Section 8.09   Successor.

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

     Section 8.10   Merger or Consolidation.

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; PROVIDED, HOWEVER, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

     Section 8.11   Authenticating Agent.

            The Trust  Administrator may appoint an Authenticating  Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

     Section 8.12   Separate Trustees and Co-Trustees.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i)all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

     Section 8.13   Appointment of Custodians.

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

     Section 8.14   Tax Matters; Compliance with REMIC Provisions.

(a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions);
(v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-PO and Class A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code
Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
(x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be a tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence and comply with written directions from the Master Servicer or the Trust Administrator.

            In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

(b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

     Section 8.15   Monthly Advances.

            In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; PROVIDED, HOWEVER, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01 Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and
(C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     Section 9.02   Additional Termination Requirements.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i)The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01   Amendment.

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee and with respect only to amendments affecting the rights or obligations of Financial Security, with the consent of Financial Security, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect (without, in the case of the Class A-4 Certificates, giving effect to the guaranty provided by Financial Security),
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of Financial Security (only with respect to amendments affecting the rights or obligations of Financial Security) and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment  requiring the consent
of   Certificateholders,   the  Trust   Administrator   shall  furnish   written
notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

(b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator, the Trustee or Financial Security; PROVIDED, HOWEVER, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal
Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

     Section 10.02   Recordation of Agreement.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03   Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No   Certificateholder,   solely  by   virtue   of  its   status  as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04   Governing Law; Jurisdiction.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 10.05   Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office, (iv) in the case of the Trust Administrator, to the Corporate Trust
Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department and (v) in the case of Financial Security, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Senior Vice President, Surveillance Department re: NASCOR Series 1999-7; Confirmation: 212-826-0100; Telecopy: 212-339-3518 or
212-339-3529 (in each case in which notice or other communication to Financial Security refers to an Event of Default or a claim under the policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED". Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, PROVIDED, HOWEVER, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

     Section 10.06   Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.07   Special Notices to Rating Agencies and Financial Security .

(a) The Trust Administrator shall give prompt notice to each Rating Agency and Financial Security of the occurrence of any of the following events of which it has notice:

               (i) any  amendment  to  this   Agreement   pursuant  to  Section
      10.01(a);

               (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

               (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iv)   any  resignation  of  the    Master  Servicer  pursuant to
      Section 6.04;

               (v) the occurrence of any of the Events of Default  described in
      Section 7.01;

               (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

               (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

               (viii) the making of a final payment pursuant to Section 9.01.

(b) The Master Servicer shall give prompt notice to each Rating Agency and Financial Security of the occurrence of any of the following events:

               (i) the appointment of a Custodian pursuant to Section 2.02;

               (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

               (iii)  the   appointment   of  a   successor   trustee  or  trust
      administrator pursuant to Section 8.09; or

               (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

(c) The Master Servicer shall deliver to each Rating Agency and Financial Security:

               (i)reports prepared pursuant to Section 3.05; and

               (ii)     statements prepared pursuant to Section 4.04.

     Section 10.08   Covenant of Seller.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

     Section 10.09   Recharacterization.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

     Section 11.01   Class A Fixed Pass-Through Rate.

            The Class A Fixed Pass-Through Rate is 6.250% per annum.

     Section 11.02   Cut-Off Date.

            The Cut-Off Date for the Certificates is February 1, 1999.

     Section 11.03   Cut-Off Date Aggregate Principal Balance.

            The Cut-Off Date Aggregate Principal Balance is $500,001,259.45.

     Section 11.04   Original Class A Percentage.

            The Original Class A Percentage is 96.09871360%.

     Section 11.05 Original Principal Balances of the Classes of Class A Certificates.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:
                                             Original
               CLASS                    PRINCIPAL BALANCE

            Class A-1                   $  225,188,000.00
            Class A-2                   $  165,015,000.00
            Class A-3                   $   15,136,000.00
            Class A-4                   $   23,638,000.00
            Class A-5                   $    1,362,000.00
            Class A-6                   $   50,000,000.00
            Class A-PO                  $      161,998.35
            Class A-R                   $          100.00

     Section 11.06   Original Class A Non-PO Principal Balance.

            The Original Class A Non-PO Principal Balance is $480,339,100.00.

     Section 11.07   Original Subordinated Percentage.

            The Original Subordinated Percentage is 3.90128640%.

     Section 11.08   Original Class B-1 Percentage.

            The Original Class B-1 Percentage is 1.40045021%.

     Section 11.09   Original Class B-2 Percentage.

            The Original Class B-2 Percentage is 1.35043413%.

     Section 11.10   Original Class B-3 Percentage

            The Original Class B-3 Percentage is 0.45014471%.

     Section 11.11   Original Class B-4 Percentage.

            The Original Class B-4 Percentage is 0.30009647%.

     Section 11.12   Original Class B-5 Percentage.

            The Original Class B-5 Percentage is 0.20006432%.

     Section 11.13   Original Class B-6 Percentage.

            The Original Class B-6 Percentage is 0.20009655%.

     Section 11.14   Original Class B Principal Balance.

            The Original Class B Principal Balance is $19,500,161.10.

     Section 11.15 Original Principal Balances of the Classes of Class B Certificates.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                 Original
                CLASS                       PRINCIPAL BALANCE
              Class B-1                    $7,000,000.00
              Class B-2                    $6,750,000.00
              Class B-3                    $2,250,000.00
              Class B-4                    $1,500,000.00
              Class B-5                    $1,000,000.00


     Section 11.16   Original Class B-1 Fractional Interest.

            The Original Class B-1 Fractional Interest is 2.50083618%.

      Section 11.17   Original Class B-2 Fractional Interest.

            The Original Class B-2 Fractional Interest is 1.15040204%.

     Section 11.18   Original Class B-3 Fractional Interest.

            The Original Class B-3 Fractional Interest is 0.70025733%.

     Section 11.19   Original Class B-4 Fractional Interest.

            The Original Class B-4 Fractional Interest is 0.40016086%.

     Section 11.20   Original Class B-5 Fractional Interest.

            The Original Class B-5 Fractional Interest is 0.20009654%.

     Section 11.21   Closing Date.

            The Closing Date is February 26, 1999.

     Section 11.22   Right to Purchase.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $50,000,125.95 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

     Section 11.23   Wire Transfer Eligibility.

            With respect to the Class A (other than the Class A-PO and Class A-R Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R Certificate is not eligible for wire transfer.

     Section 11.24   Single Certificate.

            A Single Certificate for each Class of Class A Certificates (other than the Class A-4, Class A-PO and Class A-R Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-4 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $161,998.35 Denomination.

     Section 11.25   Servicing Fee Rate.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

     Section 11.26   Master Servicing Fee Rate.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

     Section 11.27  Financial Security Contact Person.

            The Initial Financial Security Contact Person is Patrick Greene, Vice President of the Seller.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    NORWEST ASSET SECURITIES CORPORATION
                                        as Seller


                                    By:
                                        ----------------------------------------
                                        Name:  Alan S.  McKenney
                                        Title: Vice President


                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                        as Master Servicer


                                    By:
                                        ----------------------------------------
                                        Name:  Nancy E.  Burgess
                                        Title: Vice President


                                    FIRST UNION NATIONAL BANK
                                        as Trust Administrator


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:
ATTEST:
By:
   -------------------------
    Name:
    Title:


                                    UNITED STATES TRUST COMPANY
                                    OF NEW YORK
                                        as Trustee


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

STATE OF MARYLAND       )
                         ss.:
COUNTY OF FREDERICK     )

            On this 26th day of February, 1999, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 26th day of February, 1999, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF __________________    )
                               ss.:
COUNTY OF ________________     )

            On this 26th day of February, 1999, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF NORTH CAROLINA        )
                               ss.:
COUNTY OF ________________     )

            On this 26th day of February, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]

                                   SCHEDULE I

  Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                  Series 1999-7
               Applicable Unscheduled Principal Receipt Period

                                       FULL UNSCHEDULED   PARTIAL UNSCHEDULED
SERVICER                              PRINCIPAL RECEIPTS   PRINCIPAL RECEIPTS
---------------------------------     ------------------   ------------------
Norwest Mortgage, Inc.  (Exhibit F-1)     Prior Month         Prior Month
The Huntington Mortgage Company            Mid-Month          Prior Month
First Union Mortgage Corp.                 Mid-Month          Prior Month
Bank United                                Mid-Month          Prior Month
FT Mortgage Companies                      Mid-Month          Prior Month
Countrywide Home Loans, Inc.              Prior Month         Prior Month
Home Savings of America, FSB               Mid-Month          Prior Month
National City Mortgage Company             Mid-Month          Prior Month
SunTrust Mortgage, Inc.                    Mid-Month          Prior Month
Merrill Lynch Credit Corporation           Mid-Month          Prior Month
HomeSide Lending, Inc.                    Prior Month         Prior Month
BankNorth Mortgage Company, Inc.           Mid-Month          Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-7 CLASS A-1

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                        Cut-Off Date:  February 1, 1999




CUSIP No.:  66937R MA 4                 First Distribution Date:  March 25, 1999




Percentage Interest evidenced           Denomination:  $
by this Certificate:  %




Final Scheduled Maturity Date:          March 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.450% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled
o any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-7 CLASS A-2

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                        Cut-Off Date:  February 1, 1999




CUSIP No.:  66937R MB 2                 First Distribution Date:  March 25, 1999




Percentage Interest evidenced           Denomination:  $
by this Certificate:  %




Final Scheduled Maturity Date:          March 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-7 CLASS A-3

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                   Cut-Off Date:  February 1, 1999




CUSIP No.:  66937R MC 0            First Distribution Date:  March 25, 1999




Percentage Interest evidenced      Denomination:  $
by this Certificate:  %




Final Scheduled Maturity Date:     March 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on February 26, 1999, and based on its issue price of 95.38542%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated February 17, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.63125000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.58%; and (iii) the amount of OID allocable to the short first accrual period (February 26, 1999 to March 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02202619%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-7 CLASS A-4

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                    Cut-Off Date:  February 1, 1999




CUSIP No.:  66937R MD 8             First Distribution Date:  March 25, 1999




Percentage Interest evidenced       Denomination:  $
by this Certificate as of the Cut-Off Date:     %




Final Scheduled Maturity Date:      March 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-4 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-4 Certificates as described below and in the Agreement. Prior to the Distribution Date, if any, on which Financial Security fails to make a payment with respect to a Class A-4 Distribution Deficiency, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.550% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement. Any Non-Supported Interest Shortfall allocated to the Class A-4 Certificates will be covered, to the extent available, by funds in the Reserve Fund, to the extent described in the Agreement and then by the Policy described below.

The Class A-4  Certificates  will be  entitled to the  benefits of an  Financial
Guaranty Insurance Policy issued by Financial Security Assurance Inc. (the "Policy") to the extent described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-7 CLASS A-5

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                    Cut-Off Date:  February 1, 1999



CUSIP No.:  66937R ME 6             First Distribution Date:  March 25, 1999




Percentage Interest evidenced       Denomination:  $
by this Certificate:  %




Final Scheduled Maturity Date:      March 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The Class A-5 Certificate will not be entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on February 26, 1999, at an issue price of 40.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated February 17, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 60.00000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 5.63%; and (iii) the amount of OID allocable to the short first accrual period (February 26, 1999 to March 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.18135504%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-7 CLASS A-6

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                   Cut-Off Date:  February 1, 1999




CUSIP No.:  66937R MF 3            First Distribution Date:  March 25, 1999




Percentage Interest evidenced      Denomination:  $
by this Certificate:  %




Final Scheduled Maturity Date:     March 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-7, CLASS A-PO

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued
                 by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                   Cut-Off Date:  February 1, 1999




Percentage Interest evidenced First Distribution Date: March 25, 1999 by this Certificate: %




Final Scheduled
Maturity Date:  March 25, 2029      Denomination:  $

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on February 26, 1999, at an issue price of 72.03125% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated February 17, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 27.96875000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.06%; and (iii) the amount of OID allocable to the short first accrual period (February 26, 1999 to March 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.35188128%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

      FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE
SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

      THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

      THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN
SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-7, CLASS A-R

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                    Cut-Off Date:  February 1, 1999

CUSIP No.:  66937R MG 1             First Distribution Date:  March 25, 1999




Percentage Interest evidenced       Denomination:  $100.00
by this Certificate:  100%




Final Scheduled Maturity Date:      March 25, 2029

THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND FINANCIAL SECURITY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                                      B-1-2

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-7, CLASS B-1

            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans,
                which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                   Cut-Off Date:  February 1, 1999

CUSIP No.:  66937R MH 9            First Distribution Date:  March 25, 1999




Percentage Interest evidenced      Denomination:  $
by this Certificate:  %




Final Scheduled Maturity Date:     March 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and Financial Security as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-7, CLASS B-2

            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans,
                which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                   Cut-Off Date:  February 1, 1999

CUSIP No.:  66937R MJ 5            First Distribution Date:  March 25, 1999




Percentage Interest evidenced      Denomination:  $
by this Certificate:  %




Final Scheduled Maturity Date:     March 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on February 26, 1999, and based on its issue price of 96.05903%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated February 17, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.95833333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.79%; and (iii) the amount of OID allocable to the short first accrual period (February 26, 1999 to March 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02215191%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT B-3

                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-7, CLASS B-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                   Cut-Off Date:  February 1, 1999

CUSIP No.:  66937R MK 2            First Distribution Date:  March 25, 1999




Percentage Interest evidenced      Denomination:  $
by this Certificate:  %




Final Scheduled Maturity Date:     March 25, 2029

THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on February 26, 1999, and based on its issue price of 89.30903%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated February 17, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.70833333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.80%; and (iii) the amount of OID allocable to the short first accrual period (February 26, 1999 to March 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05739878%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                                      B-4-2

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-7, CLASS B-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                fully amortizing, first lien, one- to four-family
                  residential mortgage loans, which may include
                  loans secured by shares issued by cooperative
                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                    Cut-Off Date:  February 1, 1999

CUSIP No.:  66937R PJ 2             First Distribution Date:  March 25, 1999




Percentage Interest evidenced       Denomination:  $
by this Certificate:  %




Final Scheduled Maturity Date:      March 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on February 26, 1999, and based on its issue price of 74.43403%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated February 17, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 25.58333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.45%; and (iii) the amount of OID allocable to the short first accrual period (February 26, 1999 to March 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12285751%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-7, CLASS B-5

            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans,
                which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                   Cut-Off Date:  February 1, 1999

CUSIP No.:  66937R PK 9            First Distribution Date:  March 25, 1999




Percentage Interest evidenced      Denomination:  $
by this Certificate:  %



Final Scheduled Maturity Date:     March 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on February 26, 1999, and based on its issue price of 58.43403%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated February 17, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 41.58333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 14.33%; and (iii) the amount of OID allocable to the short first accrual period (February 26, 1999 to March 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.17072851%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

      THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, FINANCIAL SECURITY, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-7, CLASS B-6

    evidencing  an  interest  in a pool of fixed  interest  rate,  conventional,
        monthly  pay,  fully   amortizing,   first  lien,  one-  to  four-family
        residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.



Certificate No.:                   Cut-Off Date:  February 1, 1999

CUSIP No.:  66937R PL 7            First Distribution Date:  March 25, 1999




Percentage Interest evidenced      Denomination:  $
by this Certificate:  %




Final Scheduled Maturity Date:     March 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, Financial Security and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on February 26, 1999, and based on its issue price of 24.43403%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated February 17, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 75.58333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 33.60%; and (iii) the amount of OID allocable to the short first accrual period (February 26, 1999 to March 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.15764074%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

      Dated:


                                          First Union National Bank,
                                            Trust Administrator

                                          By____________________________

                                                                      Authorized
                                                                      Officer

      Countersigned:

      First Union National Bank,
        Trust Administrator

      By:________________________
            Authorized Officer

                                    EXHIBIT C

               [Form of Reverse of Series 1999-7 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-7

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
            (Please print or typewrite name and address  including  postal zip code of assignee)



the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.


I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

          ----------------------------------------------------------------------
--------------------------------------------------------------------------------

      Social Security or other Identifying Number of Assignee:


--------------------------------------------------------------------------------

      Dated:


                                       -----------------------------------
                                       Signature by or on behalf of assignor


                                       -----------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise,
in            immediately             available            funds            to
_________________________________________________________________    for   the
account  of  _______________________________________________   account  number
_____________,        or,       if       mailed       by       check,       to
_______________________________________________________.            Applicable
statements      should      be      mailed      to      ______________________
----------------------------------------------------------------.

This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                             W I T N E S S E T H:

WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of February 26, 1999 relating to the issuance of Mortgage Pass-Through Certificates, Series 1999-7 (as in effect o the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

   XXIV.

            Definitions

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

   XXV.

            Custody of Mortgage Documents

      104. CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

      105. RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

      106. REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

      107. NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

      108. CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the
            Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

      109. ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and
            Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

   XXVI.

            Concerning the Custodian

      110. CUSTODIAN A BAILEE AND AGENT OF THE TRUST ADMINISTRATOR. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

      111. INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

      112. CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

      113. MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

      114. CUSTODIAN MAY RESIGN; TRUST ADMINISTRATOR MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

      115. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      116. REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

   XXVII.

            Miscellaneous Provisions

      117. NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

      118. AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

      119. GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

      120. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      121. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                       Address: FIRST UNION NATIONAL BANK



                                       230 South Tryon Street
                                       Charlotte, North Carolina
                                          28288_______By:_____________________
                                          Name:_______________________________
                                          Title:______________________________


                                       Address: NORWEST ASSET SECURITIES
                                          CORPORATION



                                       7485 New Horizon Way
                                       Frederick, Maryland
                                          21703_____________By:_______________
                                          Name:_______________________________
                                          Title:______________________________


                                       Address: NORWEST ASSET SECURITIES
                                          MINNESOTA,  NATIONAL ASSOCIATION



                                       7485 New Horizon Way
                                       Frederick, Maryland
                                          21703______________By:______________
                                          Name:_______________________________
                                          Title:______________________________


                                       Address: [CUSTODIAN]



                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________

STATE OF    )
______      :  ss.:
COUNTY OF   )

On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        --------------------------------------
                                                    Notary Public

[NOTARIAL SEAL]___

      STATE OF    )
                  :ss.:
     COUNTY OF    )

On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        --------------------------------------
                                                    Notary Public

      [NOTARIAL SEAL]

      STATE OF    )
                  :ss.:
     COUNTY OF    )

On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        --------------------------------------
                                                    Notary Public

      [NOTARIAL SEAL]

      STATE OF    )
                  :ss.:
      COUNTY OF   )

On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        --------------------------------------
                                                    Notary Public

      [NOTARIAL SEAL]

                                   EXHIBIT F-1

          [Schedule of Mortgage Loans Serviced by Norwest Mortgage]

NASCOR
NMI / 1999-07  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)       (ii)                                       (iii)     (iv)      (v)       (vi)      (vii)     (viii)     (ix)       (x)
--------  ---------------------------  -----  -----  --------  --------  --------  --------  --------  ---------  ---------  ----
                                                                         NET                                      CUT-OFF
MORTGAGE                                                       MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED  DATE
LOAN                                          ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                         STATE  CODE   TYPE      RATE      RATE      PAYMENT   MATURITY  DATE       BALANCE    LTV
--------  ---------------------------  ------ -----  --------  --------  --------  --------  --------  ---------  ---------  ----
THERE ARE NO DES MOINES LOANS

(i)       (xi)     (xii)      (xiii)    (xiv)     (xv)     (xvi)
--------  -------  ---------  --------  --------  -------  --------

MORTGAGE           MORTGAGE             T.O.P.    MASTER   FIXED
LOAN               INSURANCE  SERVICE   MORTGAGE  SERVICE  RETAINED
NUMBER    SUBSIDY  CODE       FEE       LOAN      FEE      YIELD
--------  -------  ---------  --------  --------  -------  --------
THERE ARE NO DES MOINES LOANS


                                   EXHIBIT F-2

           [Schedule of Mortgage Loans Serviced by Other Servicers]

NASCOR
NMI / 1999-07  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS

(i)       (ii)                                      (iii)     (iv)      (v)       (vi)        (vii)     (viii)     (ix)
--------  --------------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  ----------------
                                                                        NET                                        CUT-OFF
MORTGAGE                                                      MORTGAGE  MORTGAGE  CURRENT     ORIGINAL  SCHEDULED  DATE
LOAN                                         ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                        STATE  CODE   TYPE      RATE      RATE      PAYMENT     MATURITY  DATE       BALANCE
--------  --------------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  ----------------
4648162   POTOMAC                     MD     20854  SFD           738%     6.250  $ 3,964.48      360   1-Aug-28   $     571,166.01
4729714   APTOS                       CA     95003  SFD           763%     6.250  $ 4,600.66      360   1-Dec-28   $     649,056.10
4782787   NEW GLOUCESTER              ME     04260  SFD           763%     6.250  $ 2,123.39      360   1-Sep-28   $     298,900.41
4792302   BROOKLYN                    NY     11236  MF2           725%     6.250  $ 1,446.22      360   1-Dec-28   $     211,467.02
4800342   WELCH                       MN     55089  SFD           713%     6.250  $ 2,021.16      360   1-Feb-29   $     300,000.00
4808783   SOUTHBORO                   MA     01772  SFD           675%     6.250  $ 2,023.63      360   1-Feb-29   $     312,000.00
4828651   DUNKIRK                     MD     20754  SFD           750%     6.250  $ 2,097.65      360   1-Sep-28   $     298,872.75
4839706   MAPLE GROVE                 MN     55311  SFD           738%     6.250  $ 1,712.87      360   1-Jan-29   $     247,811.30
4852692   THOUSAND OAKS               CA     91320  LCO           725%     6.250  $ 1,743.65      360   1-Nov-28   $     254,998.18
4856151   OAK FOREST                  IL     60452  SFD           770%     6.250  $ 1,619.85      360   1-Aug-28   $     225,967.12
4856611   NEW CITY                    NY     10956  SFD           750%     6.250  $ 1,831.95      360   1-Dec-28   $     261,609.88
4859375   PALM DESERT                 CA     92211  SFD           725%     6.250  $ 2,026.07      360   1-Sep-28   $     295,011.28
4861391   LOS ANGELES                 CA     91011  SFD           725%     6.250  $ 2,353.51      360   1-Aug-28   $     343,211.44
4861626   TYRONE TOWNSHIP             MI     48430  SFD           800%     6.250  $ 2,106.64      360   1-Jun-28   $     285,522.43
4863150   MILIPTAS                    CA     95035  SFD           675%     6.250  $ 1,945.80      360   1-Aug-28   $     293,348.99
4865015   MONTGOMERY                  TX     77333  SFD           763%     6.250  $ 1,674.65      360   1-Jul-28   $     235,378.12
4865301   LINCOLN                     NE     68516  SFD           700%     6.250  $ 1,862.85      360   1-Aug-28   $     278,214.92
4866244   HOBOKEN                     NJ     07030  LCO           775%     6.250  $ 1,701.48      360   1-Jul-28   $     236,303.63
4869565   FOUNTAIN VALLEY             CA     92708  SFD           713%     6.250  $ 1,205.29      360   1-Nov-28   $     178,459.57
4872231   FAIRFAX                     VA     22039  SFD           713%     6.250  $ 2,236.07      360   1-Nov-28   $     331,099.02
4875781   OAKTON                      VA     22124  SFD           713%     6.250  $ 1,852.73      360   1-Nov-28   $     274,336.32
4875789   INDIANAPOLIS                IN     46240  SFD           738%     6.250  $ 1,766.06      360   1-Dec-28   $     255,309.66
4877271   CHESAPEAKE                  VA     23320  SFD           750%     6.250  $ 2,941.95      360   1-Jan-29   $     420,437.74
4879068   MISSION VIEJO               CA     92691  SFD           763%     6.250  $ 2,151.69      360   1-Sep-28   $     302,728.40
4879640   MASSAPEQUA                  NY     11758  SFD           725%     6.250  $ 1,364.35      360   1-Jan-29   $     199,843.98
4880019   DALY CITY                   CA     94015  SFD           750%     6.250  $ 1,826.70      360   1-Sep-28   $     260,268.37
4880065   WELLESLEY                   MA     02181  SFD           713%     6.250  $ 3,200.16      360   1-Dec-28   $     474,238.06
4880910   BUFORD                      GA     30519  SFD           725%     6.250  $ 1,862.35      360   1-Feb-29   $     273,000.00
4882422   LOS ANGELES                 CA     90024  LCO           730%     6.250  $ 1,583.67      360   1-Sep-28   $     230,096.97
4882576   ORONO                       MN     55391  SFD           713%     6.250  $ 6,737.19      360   1-Dec-28   $     998,395.87
4882824   POWAY                       CA     92064  SFD           735%     6.250  $ 1,949.80      360   1-Sep-28   $     281,235.44
4882844   SOUTHLAKE                   TX     76092  SFD           740%     6.250  $ 2,159.54      360   1-Sep-28   $     310,704.56
4883523   PEBBLE BEACH                CA     93953  SFD           745%     6.250  $ 2,435.28      360   1-Sep-28   $     348,671.79
4883548   BEVERLY HILLS               CA     90211  SFD           755%     6.250  $ 2,655.99      360   1-Sep-28   $     376,593.70
4884569   SANTA ROSA                  CA     95403  SFD           745%     6.250  $ 1,745.06      360   1-Sep-28   $     249,848.21
4885077   BEDFORD CORNERS             NY     10549  SFD           738%     6.250  $ 3,453.38      360   1-Nov-28   $     498,851.58
4885742   RANCHO MIRAGE               CA     92270  SFD           740%     6.250  $ 2,187.93      360   1-Sep-28   $     314,788.84
4886020   NAPLES                      FL     34102  SFD           740%     6.250  $ 2,554.19      360   1-Sep-28   $     367,486.13
4886052   BRENTWOOD                   CA     94513  PUD           740%     6.250  $ 1,654.79      360   1-Sep-28   $     238,083.98
4886176   ANAHEIM                     CA     92807  PUD           715%     6.250  $ 1,729.05      360   1-Sep-28   $     254,969.20
4888200   TELLURIDE                   CO     81435  SFD           713%     6.250  $ 3,132.80      360   1-Feb-29   $     465,000.00
4889183   SAN ANSELMO                 CA     94960  SFD           725%     6.250  $ 3,240.34      360   1-Feb-29   $     475,000.00
4891299   EDGEWOOD                    KY     41017  SFD           713%     6.250  $ 1,813.99      360   1-Dec-28   $     268,812.08
4891632   KIRKWOOD                    MO     63122  SFD           700%     6.250  $ 1,774.36      360   1-Feb-29   $     266,700.00
4891638   HILLSBOROUGH                CA     94010  SFD           675%     6.250  $ 5,796.85      360   1-Feb-29   $     893,750.00
4891687   ANAHEIM                     CA     92808  SFD           763%     6.250  $ 1,698.70      360   1-Oct-28   $     239,298.56
4892173   WASHINGTON                  DC     20003  SFD           763%     6.250  $ 1,748.25      360   1-Oct-28   $     246,278.07
4894003   SONOMA                      CA     95476  SFD           738%     6.250  $ 5,186.98      360   1-Feb-29   $     751,000.00
4894965   HASSEN TOWNSHIP             MN     55374  SFD           688%     6.250  $ 2,075.90      360   1-Jan-29   $     315,734.52
4895254   MEMPHIS                     TN     38120  SFD           700%     6.250  $ 2,810.46      240   1-Dec-18   $     361,104.19
4896030   WEST HILLS                  CA     91304  SFD           700%     6.250  $ 1,819.60      360   1-Dec-28   $     273,050.33
4898014   LOS ALTOS HILLS             CA     94022  SFD           700%     6.250  $ 6,653.03      360   1-Dec-28   $     998,355.82
4898339   GOLDSBORO                   NC     27534  SFD           700%     6.250  $ 3,101.20      240   1-Feb-19   $     400,000.00
4898674   LITTLE ROCK                 AR     72212  PUD           725%     6.250  $ 1,586.06      360   1-Oct-28   $     231,767.91
4899859   SOMERSET                    NJ     08873  SFD           725%     6.250  $ 2,064.95      360   1-Nov-28   $     301,735.78
4899943   ELLIJAY                     GA     30540  SFD           725%     6.250  $ 1,950.68      360   1-Nov-28   $     285,276.75
4900362   SAN JOSE                    CA     95129  SFD           713%     6.250  $ 2,411.92      360   1-Feb-29   $     358,000.00
4900710   MALVERN                     PA     19355  SFD           600%     5.733  $ 2,997.75      360   1-Dec-28   $     499,002.01
4901126   HARRISON                    NY     10604  SFD           738%     6.250  $ 2,451.90      360   1-Dec-28   $     354,458.08
4902788   PACIFIC GROVE               CA     93950  SFD           738%     6.250  $ 2,210.16      360   1-Jan-29   $     319,756.51
4903113   DARIEN                      CT     06820  SFD           738%     6.250  $ 2,590.04      360   1-Feb-29   $     375,000.00
4903202   BLOOMFIELD HILLS            MI     48302  SFD           700%     6.250  $ 1,613.36      360   1-Jan-29   $     242,301.22
4903501   BROOKLINE                   MA     02445  LCO           700%     6.250  $ 1,929.38      360   1-Jan-29   $     289,565.25
4903529   SAN JOSE                    CA     95132  SFD           725%     6.250  $ 1,790.71      360   1-Oct-28   $     261,673.46
4904943   DAWSONVILLE                 GA     30534  SFD           688%     6.250  $ 1,715.25      360   1-Feb-29   $     261,100.00
4905095   ATLANTA                     GA     30327  SFD           663%     6.250  $ 2,090.62      360   1-Nov-28   $     325,631.02
4905217   ESCONDIDO                   CA     92027  SFD           700%     6.250  $ 2,416.71      360   1-Nov-28   $     362,351.52
4907509   SARATOGA SPRINGS            NY     12866  SFD           725%     6.250  $ 2,142.72      360   1-Dec-28   $     313,608.45
4907666   VIENNA                      VA     22182  SFD           738%     6.250  $ 2,614.55      360   1-Dec-28   $     377,972.13
4908487   FREMONT                     CA     94539  SFD           713%     6.250  $ 2,011.05      360   1-Feb-29   $     298,500.00
4908819   UPPER SADDLE RIVER          NJ     07458  SFD           663%     6.250  $ 2,349.94      360   1-Jan-29   $     366,676.21
4911795   CAMPBELL                    CA     95008  SFD           763%     6.250  $ 1,688.09      360   1-Oct-28   $     236,121.54
4912113   ALAMEDA                     CA     94501  SFD           775%     6.250  $ 2,349.83      360   1-Jan-29   $     327,768.50
4912930   MANHASSET                   NY     11030  SFD           713%     6.250  $ 2,425.39      360   1-Feb-29   $     360,000.00
4913545   SYOSSET                     NY     11791  SFD           738%     6.250  $ 2,590.04      360   1-Feb-29   $     375,000.00
4913740   OAKTON                      VA     22124  SFD           713%     6.250  $ 1,994.21      360   1-Jan-29   $     295,763.29
4915033   PLAINSBORO                  NJ     08536  PUD           788%     6.250  $ 1,830.81      360   1-Nov-28   $     251,975.24
4915282   LOS ANGELES                 CA     90068  SFD           750%     6.250  $ 3,852.67      360   1-Jan-29   $     550,591.08
4915812   LAGUNA BEACH                CA     92651  SFD           713%     6.250  $ 4,412.86      360   1-Nov-28   $     653,419.25
4915949   AUSTIN                      TX     78745  SFD           775%     6.250  $   562.83      360   1-Dec-28   $     78,450.73
4915996   RIVERSIDE                   CA     92506  SFD           725%     6.250  $ 2,483.12      360   1-Nov-28   $     363,142.99
4916585   MALVERN                     PA     19355  SFD           725%     6.250  $ 2,210.26      360   1-Dec-28   $     323,492.96
4916857   ST.LOUIS                    MO     63128  SFD           713%     6.250  $ 2,176.11      360   1-Feb-29   $     323,000.00
4916930   HALF MOON BAY               CA     94019  SFD           688%     6.250  $ 2,449.33      240   1-Feb-19   $     319,000.00
4917583   ISSAQUAH                    WA     98029  SFD           700%     6.250  $ 1,650.28      360   1-Dec-28   $     247,642.17
4921059   MERRIMACK                   NH     03054  SFD           763%     6.250  $ 1,804.88      360   1-Jan-29   $     254,815.44
4922066   WEST BLOOMFIELD             MI     48324  SFD           738%     6.250  $ 1,871.73      360   1-Jan-29   $     270,693.79
4922101   ANAHEIM                     CA     92808  SFD           725%     6.250  $ 2,046.53      360   1-Nov-28   $     299,293.66
4922397   WESTERN SPRINGS             IL     60558  SFD           725%     6.250  $ 2,899.25      360   1-Dec-28   $     424,334.91
4922447   SALT LAKE CITY              UT     84124  SFD           763%     6.250  $ 3,538.97      360   1-Nov-28   $     498,907.42
4922523   OAKLAND                     CA     94607  LCO           725%     6.250  $   753.80      360   1-Nov-28   $     110,239.85
4923653   PLYMOUTH                    MI     48170  SFD           788%     6.250  $ 3,117.80      360   1-Dec-28   $     429,406.21
4923869   COHASSET                    MA     02025  SFD           688%     6.250  $ 2,734.47      360   1-Jan-29   $     415,900.30
4924228   DIX HILLS                   NY     11746  SFD           788%     6.250  $ 2,827.77      360   1-Jan-29   $     389,731.61
4925328   PLANO                       TX     75093  SFD           738%     6.250  $ 2,265.42      360   1-Feb-29   $     328,000.00
4925769   NORTH PALM BEACH            FL     33408  SFD           713%     6.250  $ 2,038.00      360   1-Jan-29   $     302,258.10
4926137   SCARSDALE                   NY     10583  SFD           725%     6.250  $ 3,069.80      360   1-Feb-29   $     450,000.00
4926347   WILTON                      CT     06897  SFD           725%     6.250  $ 2,264.83      360   1-Feb-29   $     332,000.00
4926650   GREAT NECK                  NY     11023  SFD           738%     6.250  $ 2,849.03      360   1-Jan-29   $     412,186.13
4927337   ACWORTH                     GA     30101  SFD           688%     6.250  $ 1,770.92      360   1-Nov-28   $     268,891.67
4927339   ANAHEIM                     CA     92807  SFD           700%     6.250  $ 2,215.46      360   1-Nov-28   $     332,176.34
4927730   SOUTHERN PINES              NC     28387  SFD           688%     6.250  $ 3,941.58      360   1-Feb-29   $     600,000.00
4927906   ROCKFORD                    MI     49341  SFD           750%     6.250  $ 1,901.87      360   1-Jan-29   $     271,798.13
4928137   FAIRFAX STATION             VA     22039  SFD           700%     6.250  $ 2,256.71      360   1-Dec-28   $     338,642.28
4928516   CASTLE ROCK                 CO     80104  SFD           750%     6.250  $ 3,831.70      360   1-Feb-29   $     548,000.00
4928590   OSSINING                    NY     10562  LCO           763%     6.250  $ 2,223.19      360   1-Dec-28   $     313,643.86
4928785   COLLEYVILLE                 TX     76039  SFD           713%     6.250  $ 4,379.17      360   1-Jan-29   $     649,480.21
4928853   BASKING RIDGE               NJ     07920  SFD           775%     6.250  $ 2,005.95      360   1-Jan-29   $     279,802.38
4928966   GREAT FALLS                 VA     22066  SFD           750%     6.250  $ 2,237.49      360   1-Jan-29   $     319,762.51
4928996   SHERMAN OAKS                CA     91423  SFD           750%     6.250  $ 2,733.93      360   1-Jan-29   $     390,709.82
4929820   PARKER                      CO     80134  SFD           725%     6.250  $ 1,957.85      360   1-Jan-29   $     286,776.11
4930400   HONOLULU                    HI     96816  SFD           713%     6.250  $ 2,964.37      360   1-Dec-28   $     439,294.18
4930415   PLANO                       TX     75025  SFD           713%     6.250  $ 1,756.05      360   1-Jan-29   $     260,441.56
4930452   BOCA RATON                  FL     33498  SFD           725%     6.250  $ 1,914.53      360   1-Dec-28   $     280,210.80
4930652   SEATTLE                     WA     98112  SFD           700%     6.250  $ 2,245.40      360   1-Jan-29   $     337,223.35
4930720   FAIRFIELD                   CT     06430  SFD           713%     6.250  $ 1,886.42      360   1-Jan-29   $     279,776.08
4931393   MAPLEWOOD                   NJ     07040  SFD           775%     6.250  $ 1,073.91      360   1-Dec-28   $     149,687.71
4931477   ESCONDIDO                   CA     92027  SFD           700%     6.250  $ 1,664.25      360   1-Jan-29   $     249,944.96
4931488   TUSTIN                      CA     92780  SFD           713%     6.250  $ 2,289.30      360   1-Jan-29   $     339,528.26
4931534   PRIDE                       LA     70770  SFD           700%     6.250  $ 1,886.13      360   1-Jan-29   $     283,267.62
4931578   SPOKANE                     WA     99223  SFD           713%     6.250  $ 2,219.90      360   1-Jan-29   $     329,236.51
4931660   REDWOOD CITY                CA     94061  SFD           713%     6.250  $ 2,492.76      360   1-Feb-29   $     370,000.00
4931743   SAN JOSE                    CA     95124  SFD           788%     6.250  $ 2,117.20      360   1-Jan-29   $     289,794.42
4932217   ROCKVILLE                   MD     20853  SFD           713%     6.250  $ 1,509.13      360   1-Nov-28   $     223,379.37
4932252   GOLETA                      CA     93117  SFD           738%     6.250  $ 2,679.82      360   1-Nov-28   $     387,108.83
4932284   ROCHESTER HILLS             MI     48306  SFD           750%     6.250  $ 2,884.26      360   1-Jan-29   $     410,193.87
4932525   LONGMONT                    CO     80501  SFD           763%     6.250  $ 2,012.97      360   1-Jan-29   $     284,194.16
4932837   VENICE                      FL     34293  SFD           700%     6.250  $ 3,326.52      360   1-Dec-28   $     499,177.90
4932866   ORONO                       MN     55356  SFD           725%     6.250  $ 2,430.26      360   1-Feb-29   $     356,250.00
4932887   TUALATIN                    OR     97062  SFD           713%     6.250  $ 2,158.59      360   1-Jan-29   $     320,143.79
4932910   BURLINGAME                  CA     94010  SFD           725%     6.250  $ 2,373.97      360   1-Jan-29   $     347,728.53
4932975   BROOKLYN                    NY     11215  SFD           738%     6.250  $ 3,228.91      360   1-Feb-29   $     467,500.00
4933003   OURAY                       CO     81427  SFD           700%     6.250  $ 2,388.44      360   1-Feb-29   $     359,000.00
4933039   CORONA DEL MAR              CA     92625  SFD           650%     6.233  $ 1,896.21      360   1-Feb-29   $     300,000.00
4933068   LOS GATOS                   CA     95030  SFD           775%     6.250  $ 5,279.96      360   1-Jan-29   $     736,479.83
4933236   JACKSONVILLE                FL     32259  SFD           750%     6.250  $ 2,083.66      360   1-Jan-29   $     297,778.84
4933384   MCKUREY                     TX     75070  SFD           700%     6.250  $ 1,929.38      360   1-Jan-29   $     289,762.29
4933542   SAN JOSE                    CA     95124  SFD           738%     6.250  $ 2,272.33      360   1-Feb-29   $     329,000.00
4933615   WEST HARTFORD               CT     06117  SFD           663%     6.250  $ 1,607.13      360   1-Feb-29   $     250,992.00
4933804   STOWE                       VT     05672  LCO           763%     6.250  $   707.79      360   1-Nov-28   $      99,781.49
4933833   HAYWARD                     CA     94542  SFD           763%     6.250  $ 1,981.82      360   1-Nov-28   $     279,388.16
4934067   DUBLIN                      OH     43017  SFD           725%     6.250  $ 2,159.78      360   1-Jan-29   $     316,353.02
4934614   ALISO VIEJO                 CA     92656  SFD           725%     6.250  $ 1,966.71      360   1-Dec-28   $     287,848.84
4934869   LAGUNA BEACH                CA     92651  SFD           725%     6.250  $ 2,489.95      360   1-Dec-28   $     364,428.80
4935151   SALT LAKE CITY              UT     84106  SFD           763%     6.250  $ 1,949.98      360   1-Jan-29   $     275,300.60
4935492   MALIBU                      CA     90265  SFD           725%     6.250  $ 3,308.56      360   1-Jan-29   $     484,621.65
4935742   NEEDHAM                     MA     02492  SFD           675%     6.250  $ 1,608.53      360   1-Oct-28   $     247,138.65
4935760   CHATHAM                     MA     02650  SFD           738%     6.250  $ 1,823.39      360   1-Nov-28   $     263,393.62
4935828   FALLS CHURCH                VA     22046  SFD           688%     6.250  $ 1,550.35      360   1-Oct-28   $     235,200.10
4936002   SAN JOSE                    CA     95125  SFD           738%     6.250  $ 2,175.63      360   1-Feb-29   $     315,000.00
4936069   ARLINGTON                   VA     22209  SFD           638%     6.108  $   592.68      360   1-Jan-29   $      94,912.01
4936435   SCOTTSDALE                  AZ     85260  SFD           713%     6.250  $ 1,576.51      360   1-Oct-28   $     233,244.77
4936511   WINCHESTER                  MA     01890  SFD           700%     6.250  $ 2,192.18      360   1-Nov-28   $     328,176.17
4936692   LAKEWOOD                    CO     80128  SFD           675%     6.250  $ 1,848.50      360   1-Jan-29   $     284,754.63
4936908   MILPITAS                    CA     95035  SFD           738%     6.250  $ 1,647.27      360   1-Oct-28   $     237,767.33
4936915   WEST FRIENDSHIP             MD     21794  SFD           738%     6.250  $ 2,972.67      360   1-Nov-28   $     429,411.43
4937056   LAFAYETTE HILL              PA     19444  SFD           700%     6.250  $ 2,065.76      360   1-Nov-28   $     309,732.01
4937063   NEW MEADOWS                 ID     83654  SFD           725%     6.250  $ 2,046.53      360   1-Jan-29   $     299,765.97
4937084   PLEASANT VALLEY             IA     52767  SFD           663%     6.250  $ 4,162.03      360   1-Nov-28   $     648,270.02
4937102   MCLEAN                      VA     22101  SFD           750%     6.250  $ 3,003.83      360   1-Jan-29   $     429,281.17
4937110   ANNANDALE                   VA     22003  SFD           663%     6.250  $ 1,536.11      360   1-Oct-28   $     239,046.31
4937112   CEDAR CREEK                 TX     78612  SFD           700%     6.250  $ 2,022.52      360   1-Jan-29   $     303,750.82
4937146   PLACERVILLE                 CA     95667  SFD           763%     6.250  $ 1,061.69      360   1-Jan-29   $     149,891.44
4937154   REHOBOTH                    DE     19971  SFD           750%     6.250  $ 2,181.55      360   1-Nov-28   $     311,301.00
4937155   OLD BETHPAGE                NY     11804  SFD           725%     6.250  $ 1,309.78      360   1-Feb-29   $     192,000.00
4937197   NORTH CALDWELL              NJ     07006  SFD           688%     6.250  $ 2,627.72      360   1-Jan-29   $     399,663.95
4937227   CHARLESTON                  WV     25314  SFD           725%     6.250  $ 1,773.66      360   1-Oct-28   $     259,181.31
4937244   HARRINGTON PARK             NJ     07640  SFD           738%     6.250  $ 2,324.20      300   1-Jan-24   $     317,630.18
4937250   MARIETTA                    GA     30067  SFD           688%     6.250  $ 3,744.50      360   1-Nov-28   $     568,555.13
4937295   SCOTTSDALE                  AZ     85254  SFD           688%     6.250  $ 1,791.78      360   1-Nov-28   $     272,058.61
4937302   ALEXANDRIA                  VA     22307  SFD           725%     6.250  $ 2,940.18      360   1-Dec-28   $     430,325.52
4937360   ACTON                       MA     01720  SFD           675%     6.250  $ 2,088.49      360   1-Oct-28   $     320,881.65
4937385   POTOMAC                     MD     20854  SFD           700%     6.250  $ 3,140.23      360   1-Oct-28   $     470,438.82
4937462   REDMOND                     WA     98052  SFD           713%     6.250  $ 2,425.39      360   1-Jan-29   $     359,712.11
4937652   KENNEBUNK                   ME     04043  SFD           725%     6.250  $ 3,453.52      360   1-Nov-28   $     505,058.05
4937750   DETROIT                     MI     48221  SFD           788%     6.250  $ 2,204.22      360   1-Nov-28   $     303,368.22
4937774   CHICAGO                     IL     60640  SFD           738%     6.250  $ 1,899.36      360   1-Nov-28   $     274,368.36
4937842   KIRKWOOD                    MO     63122  SFD           700%     6.250  $ 1,556.15      360   1-Oct-28   $     233,126.34
4937879   SAN BRUNO                   CA     94066  SFD           713%     6.250  $ 1,660.72      360   1-Nov-28   $     245,905.11
4937943   LOS ALTOS                   CA     94022  SFD           713%     6.250  $ 3,119.32      360   1-Nov-28   $     461,882.62
4937972   NAPA                        CA     94558  SFD           675%     6.250  $ 2,036.60      360   1-Nov-28   $     313,184.38
4937990   CHESTERFIELD                VA     23832  SFD           700%     6.250  $ 1,712.83      360   1-Oct-28   $     256,598.43
4937998   ESCONDIDO                   CA     92027  SFD           713%     6.250  $ 1,780.64      360   1-Jan-29   $     264,088.64
4938002   HUNTINGTON BEACH            CA     92648  SFD           725%     6.250  $ 2,285.30      360   1-Nov-28   $     334,211.23
4938117   BIRMINGHAM                  AL     35216  SFD           750%     6.250  $ 1,637.21      360   1-Sep-28   $     233,270.21
4938137   WILTON                      CT     06897  SFD           700%     6.250  $ 2,361.83      360   1-Nov-28   $     354,121.91
4938213   MERCED                      CA     95340  SFD           750%     6.250  $ 1,992.77      360   1-Jan-29   $     284,788.48
4938314   SANTA CLARA                 CA     95051  SFD           700%     6.250  $ 2,328.56      360   1-Nov-28   $     349,134.30
4938329   NAPERVILLE                  IL     60565  SFD           725%     6.250  $ 2,278.47      360   1-Jan-29   $     333,739.45
4938369   GILROY                      CA     95020  SFD           650%     6.233  $ 1,665.50      360   1-Nov-28   $     262,781.50
4938450   CLARKSVILLE                 MD     21029  SFD           725%     6.250  $ 2,302.35      360   1-Oct-28   $     336,437.27
4938466   CYPRESS                     TX     77429  PUD           725%     6.250  $ 1,681.57      360   1-Nov-28   $     245,919.61
4938470   MERRICK                     NY     11566  SFD           675%     6.250  $ 2,672.22      360   1-Jan-29   $     411,645.28
4938496   WAYNE                       PA     19087  SFD           675%     6.250  $ 2,724.11      360   1-Sep-28   $     417,768.81
4938526   ALAMO                       CA     94507  SFD           650%     6.233  $ 2,970.72      360   1-Nov-28   $     468,718.43
4938550   OWINGS MILLS                MD     21117  SFD           713%     6.250  $ 1,832.52      360   1-Nov-28   $     271,343.56
4938581   ISSAQUAH                    WA     98029  SFD           713%     6.250  $ 1,920.10      360   1-Jan-29   $     284,772.09
4938603   SAN CLEMENTE                CA     92673  SFD           700%     6.250  $ 2,162.90      360   1-Jan-29   $     324,833.52
4938656   TUSTIN                      CA     92782  SFD           700%     6.250  $ 2,062.44      360   1-Jan-29   $     309,745.89
4938685   RICHMOND                    CA     94801  SFD           750%     6.250  $ 2,349.37      360   1-Nov-28   $     335,247.21
4938703   PEPPER PIKE                 OH     44124  SFD           738%     6.250  $ 2,002.96      360   1-Oct-28   $     289,109.17
4938746   HILTON HEAD ISLAND          SC     29928  HCO           725%     6.250  $ 1,850.75      360   1-Nov-28   $     270,661.22
4938756   LAKE FOREST                 CA     92630  SFD           738%     6.250  $ 1,795.76      360   1-Oct-28   $     259,201.31
4938976   STOCKTON                    NJ     08559  SFD           750%     6.250  $ 2,970.27      360   1-Feb-29   $     424,800.00
4939004   LONGMONT                    CO     80503  SFD           725%     6.250  $ 2,225.61      360   1-Aug-28   $     324,699.65
4939006   SAN JOSE                    CA     95118  SFD           675%     6.250  $ 1,608.52      360   1-Oct-28   $     247,138.69
4939008   RANCHO SANTA MARGARITA      CA     92688  SFD           725%     6.250  $ 2,039.71      360   1-Oct-28   $     297,956.68
4939145   CAMPBELL                    CA     95008  SFD           738%     6.250  $ 2,762.71      360   1-Nov-28   $     399,081.25
4939180   BRENTWOOD                   TN     37027  SFD           738%     6.250  $ 1,960.83      360   1-Feb-29   $     283,900.00
4939355   LAGUNA NIGUEL               CA     92677  SFD           688%     6.250  $ 1,642.32      360   1-Oct-28   $     249,152.64
4939359   VISTA                       CA     92083  SFD           725%     6.250  $ 2,326.22      360   1-Nov-28   $     340,197.14
4939366   GURNEE                      IL     60031  SFD           688%     6.250  $ 2,332.10      360   1-Nov-28   $     354,100.13
4939409   EUGENE                      OR     97408  SFD           688%     6.250  $ 1,629.19      360   1-Dec-28   $     247,582.10
4939479   HUNTINGTON BEACH            CA     92646  SFD           725%     6.250  $ 1,970.13      360   1-Dec-28   $     288,318.05
4939488   MENIFEE                     CA     92584  PUD           738%     6.250  $   828.12      360   1-Dec-28   $     119,716.97
4939506   MISSION VIEJO               CA     92691  SFD           750%     6.250  $ 1,426.40      360   1-Dec-28   $     203,696.25
4939521   SHARON                      MA     02067  SFD           713%     6.250  $ 1,792.09      360   1-Dec-28   $     265,573.31
4939565   SAN GABRIEL                 CA     91775  SFD           688%     6.250  $ 2,364.95      360   1-Dec-28   $     359,393.37
4939639   SUWANEE                     GA     30024  SFD           700%     6.250  $ 2,151.93      360   1-Jan-29   $     323,184.87
4939702   GERMANTOWN                  NY     12526  SFD           738%     6.250  $ 2,569.31      360   1-Oct-28   $     370,857.28
4940028   MCLEAN                      VA     22101  SFD           775%     6.250  $ 4,126.54      360   1-Feb-29   $     576,000.00
4940164   REDWOOD CITY                CA     94065  LCO           750%     6.250  $ 1,929.83      360   1-Feb-29   $     276,000.00
4940391   DANVILLE                    CA     94526  SFD           713%     6.250  $ 2,021.16      360   1-Dec-28   $     299,518.76
4940527   SAN JUAN CAPISTRANO         CA     92675  SFD           750%     6.250  $ 1,932.63      360   1-Dec-28   $     275,836.15
4940730   SAN JOSE                    CA     95129  SFD           775%     6.250  $ 2,779.68      360   1-Dec-28   $     387,450.54
4940760   NEWTON                      MA     02158  SFD           738%     6.250  $ 3,867.78      360   1-Feb-29   $     560,000.00
4940802   SHOPKOPEE                   MN     55379  SFD           713%     6.250  $ 3,109.89      360   1-Jan-29   $     461,230.86
4941167   OWINGS MILL                 MD     21117  SFD           725%     6.250  $ 1,722.16      360   1-Jan-29   $     252,253.06
4941198   EVERGREEN                   CO     80439  SFD           700%     6.250  $ 2,484.11      360   1-Jan-29   $     373,073.94
4941200   PLANO                       TX     75025  SFD           688%     6.250  $ 1,703.42      360   1-Jan-29   $     259,082.16
4941227   RANDOLPH                    NJ     07869  SFD           775%     6.250  $ 1,760.23      360   1-Nov-28   $     245,176.38
4941329   SANTA CLARA                 CA     95051  SFD           713%     6.250  $ 2,317.60      360   1-Feb-29   $     344,000.00
4941416   KENSINGTON                  MD     20895  SFD           750%     6.250  $ 1,742.44      360   1-Dec-28   $     248,828.96
4941555   PORTLAND                    OR     97229  SFD           700%     6.250  $ 2,162.23      360   1-Feb-29   $     325,000.00
4941656   SAN RAFAEL                  CA     94903  SFD           738%     6.250  $ 2,251.60      360   1-Oct-28   $     324,998.58
4941665   MILLBRAE                    CA     94030  SFD           738%     6.250  $ 1,854.46      360   1-Dec-28   $     268,090.14
4941707   SAN CARLOS                  CA     94070  SFD           725%     6.250  $ 1,957.85      360   1-Sep-28   $     285,866.93
4941850   SIMI VALLEY                 CA     93065  SFD           688%     6.250  $ 2,791.95      360   1-Jan-29   $     424,642.95
4942001   EL DORADO HILLS             CA     95762  SFD           725%     6.250  $ 2,844.68      360   1-Sep-28   $     415,353.70
4942041   CAMARILLO                   CA     93012  SFD           675%     6.250  $ 2,140.37      360   1-Nov-28   $     329,142.84
4942145   ROCKVILLE                   MD     20853  SFD           700%     6.250  $ 2,208.81      360   1-Feb-29   $     332,000.00
4942187   FREMONT                     CA     94539  SFD           725%     6.250  $ 2,217.07      360   1-Dec-28   $     324,491.42
4942250   MUKILTEO                    WA     98275  SFD           725%     6.250  $ 1,654.28      360   1-Jan-29   $     242,310.82
4942278   TUSTIN                      CA     92782  SFD           700%     6.250  $ 2,490.89      360   1-Jan-29   $     374,093.11
4942302   EUGENE                      OR     97408  SFD           725%     6.250  $ 2,020.27      360   1-Dec-28   $     295,686.54
4942333   BOTHELL                     WA     98021  SFD           713%     6.250  $ 1,765.14      360   1-Jan-29   $     261,790.49
4942373   EVERETT                     WA     98208  SFD           688%     6.250  $ 1,767.14      360   1-Jan-29   $     268,774.01
4942374   BROOKLYN                    NY     11200  HCO           738%     6.250  $ 4,489.39      360   1-Feb-29   $     650,000.00
4942454   SAN JOSE                    CA     95132  SFD           700%     6.250  $ 1,729.79      360   1-Feb-29   $     260,000.00
4942589   CAMERON PARK                CA     95682  SFD           713%     6.250  $ 2,560.13      360   1-Dec-28   $     379,390.44
4942607   PLEASANTON                  CA     94566  SFD           700%     6.250  $ 2,428.36      360   1-Feb-29   $     365,000.00
4942739   EDMONDS                     WA     98020  SFD           725%     6.250  $ 2,360.33      360   1-Jan-29   $     345,730.09
4942765   DIAMOND BAR                 CA     91765  SFD           725%     6.250  $ 1,816.29      360   1-Jan-29   $     266,042.31
4942896   LOS ANGELES                 CA     90064  SFD           763%     6.250  $ 1,937.24      360   1-Feb-29   $     273,700.00
4942995   SANTA MONICA                CA     90404  LCO           750%     6.250  $ 1,817.96      360   1-Jan-29   $     259,807.04
4943033   FOREST KNOLLS               CA     94933  SFD           750%     6.250  $ 1,926.34      360   1-Dec-28   $     275,089.80
4943038   SHINGLE SPRINGS             CA     95682  SFD           738%     6.250  $ 2,431.18      360   1-Jan-29   $     351,732.16
4943083   IRVINE                      CA     92612  SFD           750%     6.250  $ 2,376.64      360   1-Feb-29   $     339,900.00
4943085   SAN DIEGO                   CA     92129  SFD           675%     6.250  $ 1,713.92      360   1-Jan-29   $     264,022.49
4943121   THOUSAND OAKS               CA     91360  SFD           738%     6.250  $ 1,753.63      360   1-Feb-29   $     253,900.00
4943136   INDIANAPOLIS                IN     46256  SFD           738%     6.250  $ 1,933.89      360   1-Jan-29   $     279,786.95
4943160   SANTA ROSA                  CA     95403  SFD           788%     6.250  $ 3,103.30      360   1-Dec-28   $     427,408.97
4943226   SAN JOSE                    CA     95133  SFD           750%     6.250  $ 2,595.83      360   1-Dec-28   $     370,697.25
4943235   NYACK                       NY     10960  SFD           725%     6.250  $ 2,010.71      360   1-Feb-29   $     294,750.00
4943260   MOUNTAIN VIEW               CA     94040  PUD           725%     6.250  $ 2,373.98      360   1-Feb-29   $     348,000.00
4943293   STINSON BEACH               CA     94970  SFD           700%     6.250  $ 2,408.40      360   1-Feb-29   $     362,000.00
4943332   SAN DIEGO                   CA     92104  SFD           650%     6.233  $ 1,945.51      360   1-Dec-28   $     307,241.97
4943416   SCOTCH PLAINS               NJ     07076  SFD           713%     6.250  $ 2,661.19      360   1-Jan-29   $     394,684.13
4943518   MENLO PARK                  CA     94025  SFD           713%     6.250  $ 2,694.88      360   1-Feb-29   $     400,000.00
4943745   SIMI VALLEY                 CA     93065  SFD           725%     6.250  $ 3,260.81      360   1-Feb-29   $     478,000.00
4943812   PEBBLE BEACH                CA     93953  SFD           700%     6.250  $ 3,645.86      360   1-Feb-29   $     548,000.00
4943875   SALINAS                     CA     93908  SFD           738%     6.250  $ 2,555.50      360   1-Feb-29   $     370,000.00
4943915   OAKLAND                     CA     94610  SFD           725%     6.250  $ 2,431.96      360   1-Feb-29   $     356,500.00
4944167   DALLAS                      TX     75287  SFD           725%     6.250  $ 1,746.37      360   1-Dec-28   $     255,599.39
4944180   LIVERMORE                   CA     94550  SFD           725%     6.250  $ 1,766.84      360   1-Feb-29   $     259,000.00
4944193   DANA POINT                  CA     92629  SFD           725%     6.250  $ 2,333.04      360   1-Dec-28   $     341,464.81
4944264   SUNNYVALE                   CA     94086  SFD           663%     6.250  $ 1,760.86      360   1-Feb-29   $     275,000.00
4944266   SAN RAMON                   CA     94583  SFD           775%     6.250  $ 2,062.55      360   1-Dec-28   $     287,492.30
4944303   NORCO                       CA     91760  SFD           750%     6.250  $ 1,689.30      360   1-Dec-28   $     240,929.58
4944324   HUNTINGTON BEACH            CA     92646  SFD           725%     6.250  $ 1,784.57      360   1-Dec-28   $     260,876.98
4944352   OJAI                        CA     93023  SFD           713%     6.250  $ 2,856.57      360   1-Dec-28   $     423,319.85
4944400   LOVELAND                    CO     80537  SFD           700%     6.250  $   606.76      360   1-Dec-28   $      91,050.04
4944469   MORGAN HILL                 CA     95037  SFD           725%     6.250  $ 2,114.75      360   1-Feb-29   $     310,000.00
4944524   SACRAMENTO                  CA     95864  SFD           750%     6.250  $ 2,321.39      360   1-Dec-28   $     331,505.68
4944629   MOUNTAIN VIEW               CA     94043  SFD           738%     6.250  $ 2,331.03      360   1-Feb-29   $     337,500.00
4944632   SAN DIEGO                   CA     92122  PUD           738%     6.250  $ 1,933.90      360   1-Feb-29   $     280,000.00
4944688   MOUNTAIN VIEW               CA     94043  LCO           738%     6.250  $ 1,929.06      360   1-Feb-29   $     279,300.00
4944719   SOUTHLAKE                   TX     76092  SFD           700%     6.250  $ 2,516.71      360   1-Jan-29   $     377,969.93
4944830   ALEXANDRIA                  VA     22310  SFD           713%     6.250  $ 1,940.31      360   1-Jan-29   $     287,769.69
4944896   ROWLEY                      MA     01969  SFD           750%     6.250  $ 1,805.02      360   1-Jan-29   $     257,958.42
4944975   SAN RAFAEL                  CA     94667  SFD           688%     6.250  $ 1,939.25      360   1-Jan-29   $     294,952.00
4945111   ENCINO                      CA     91316  SFD           738%     6.250  $ 2,997.54      360   1-Feb-29   $     434,000.00
4945123   FREMONT                     CA     94539  SFD           738%     6.250  $ 2,210.17      360   1-Feb-29   $     320,000.00
4945126   LAKE IN THE HILLS           IL     60102  SFD           763%     6.250  $ 2,023.58      360   1-Jan-29   $     285,693.08
4945149   SALT LAKE CITY              UT     84109  SFD           738%     6.250  $ 2,030.58      360   1-Dec-28   $     293,551.22
4945348   CARLSBAD                    CA     92009  SFD           725%     6.250  $ 2,479.72      360   1-Feb-29   $     363,500.00
4945495   SARATOGA                    CA     95070  SFD           713%     6.250  $ 6,737.19      360   1-Feb-29   $   1,000,000.00
4945554   LOS GATOS                   CA     95033  SFD           738%     6.250  $ 2,335.87      360   1-Feb-29   $     338,200.00
4945601   DALY CITY                   CA     94015  SFD           738%     6.250  $ 2,072.03      360   1-Jan-29   $     299,771.72
4945608   SAN JOSE                    CA     95123  SFD           700%     6.250  $ 1,729.79      360   1-Dec-28   $     259,572.51
4945625   GREENWOOD VILLAGE           CO     80111  SFD           700%     6.250  $ 3,825.49      360   1-Jan-29   $     574,528.68
4945692   MILL VALLEY                 CA     94941  SFD           725%     6.250  $ 3,369.95      360   1-Dec-28   $     493,226.94
4945933   SUNNYVALE                   TX     75182  SFD           700%     6.250  $ 3,619.25      360   1-Jan-29   $     543,554.09
4946035   PORTOLA VALLEY              CA     94028  SFD           675%     6.250  $ 3,801.83      240   1-Feb-19   $     500,000.00
4946076   SARATOGA                    CA     95070  SFD           713%     6.250  $ 4,877.73      360   1-Feb-29   $     724,000.00
4946185   COEUR D'ALENE               ID     83815  SFD           713%     6.250  $ 2,102.00      360   1-Jan-29   $     311,750.50
4946222   SALT LAKE CITY              UT     84000  SFD           713%     6.250  $   985.31      360   1-Jan-29   $     146,133.05
4946297   MOUNTAIN VIEW               CA     94040  SFD           675%     6.250  $ 2,711.15      360   1-Feb-29   $     418,000.00
4946326   BURBANK                     CA     91504  SFD           738%     6.250  $ 1,955.65      360   1-Feb-29   $     283,150.00
4946518   SONOMA                      CA     95476  SFD           713%     6.250  $ 1,381.12      360   1-Dec-28   $     204,671.16
4946563   BARNEGAT                    NJ     08008  SFD           738%     6.250  $   690.68      360   1-Dec-28   $      99,246.73
4946582   LOS ANGELES                 CA     90024  LCO           738%     6.250  $ 1,657.62      360   1-Nov-28   $     239,448.77
4946611   LINCOLN                     CA     95648  SFD           738%     6.250  $ 1,926.98      360   1-Dec-28   $     278,574.11
4946647   RANCHO CUCAMONGA            CA     91701  SFD           725%     6.250  $ 2,685.05      360   1-Dec-28   $     392,984.05
4946652   SAN DIEGO                   CA     92104  SFD           688%     6.250  $ 1,904.44      360   1-Dec-28   $     289,411.49
4946697   SAN FRANCISCO               CA     94124  SFD           725%     6.250  $ 1,689.07      360   1-Dec-28   $     247,212.53
4946871   SAN FRANCISCO               CA     94117  SFD           675%     6.250  $ 4,008.34      360   1-Feb-29   $     618,000.00
4946974   SHERMAN OAKS                CA     91423  SFD           713%     6.250  $ 1,879.67      360   1-Dec-28   $     278,552.47
4946999   SAN JOSE                    CA     95129  SFD           750%     6.250  $ 2,992.64      360   1-Jan-29   $     427,682.36
4947023   SALINAS                     CA     93908  SFD           725%     6.250  $ 2,251.18      360   1-Dec-28   $     329,483.58
4947042   DUBLIN                      CA     94568  SFD           750%     6.250  $ 2,517.17      360   1-Dec-28   $     359,463.99
4947075   CUPERTINO                   CA     95014  SFD           750%     6.250  $ 6,992.15      360   1-Feb-29   $   1,000,000.00
4947087   ROCHESTER                   MI     48307  SFD           650%     6.233  $ 2,340.81      360   1-Jan-29   $     370,005.20
4947089   SAN JOSE                    CA     95132  SFD           750%     6.250  $ 2,236.79      360   1-Jan-29   $     319,662.59
4947133   SAN JOSE                    CA     95125  SFD           763%     6.250  $ 2,250.79      360   1-Feb-29   $     318,000.00
4947176   WEST NEW YORK               NJ     07093  LCO           688%     6.250  $ 2,135.02      360   1-Jan-29   $     324,726.96
4947196   FAIR OAKS RANCH             TX     78015  SFD           738%     6.250  $ 2,072.03      360   1-Jan-29   $     299,771.72
4947457   HONOLULU                    HI     96821  SFD           775%     6.250  $ 4,298.48      360   1-Jan-29   $     599,576.52
4947463   BURBANK                     CA     91506  SFD           663%     6.250  $ 1,760.86      360   1-Dec-28   $     274,513.39
4947493   HUNTINGTON BEACH            CA     92648  SFD           725%     6.250  $ 2,698.01      360   1-Feb-29   $     395,500.00
4947670   ELMSFORD                    NY     10523  SFD           750%     6.250  $   964.92      360   1-Feb-29   $     138,000.00
4947841   SOUTH POMFRET               VT     05053  SFD           700%     6.250  $ 2,601.34      360   1-Feb-29   $     391,000.00
4947850   JACKSON                     WY     83001  SFD           713%     6.250  $ 2,883.52      360   1-Feb-29   $     428,000.00
4947857   NEW CANAAN                  CT     06840  SFD           663%     6.250  $ 1,895.33      360   1-Feb-29   $     296,000.00
4947907   SEATTLE                     WA     98112  SFD           700%     6.250  $ 1,840.23      360   1-Jan-29   $     276,373.27
4947935   WEST LINN                   OR     97068  SFD           700%     6.250  $ 1,753.74      360   1-Feb-29   $     263,600.00
4947998   GREAT FALLS                 VA     22066  SFD           725%     6.250  $ 2,251.19      360   1-Feb-29   $     330,000.00
4948023   GRANITE BAY                 CA     95746  SFD           725%     6.250  $ 2,122.94      360   1-Feb-29   $     311,200.00
4948029   WALNUT CREEK                CA     94596  SFD           750%     6.250  $ 1,834.74      360   1-Feb-29   $     262,400.00
4948152   SAN JOSE                    CA     95123  SFD           725%     6.250  $ 2,012.42      360   1-Jan-29   $     294,769.88
4948177   SEATTLE                     WA     98119  SFD           763%     6.250  $ 2,123.38      360   1-Jan-29   $     299,782.87
4948197   TRABUCO CANYON              CA     92679  SFD           725%     6.250  $ 2,510.41      360   1-Feb-29   $     368,000.00
4948228   MIAMI                       FL     33176  SFD           738%     6.250  $ 2,921.56      360   1-Jan-29   $     422,678.13
4948239   COLORADO SPRINGS            CO     80919  SFD           725%     6.250  $ 2,182.97      360   1-Feb-29   $     320,000.00
4948268   LOS ANGELES                 CA     90068  SFD           713%     6.250  $ 3,166.48      360   1-Feb-29   $     470,000.00
4948333   GLEN ELLYN                  IL     60137  SFD           713%     6.250  $ 2,789.19      360   1-Feb-29   $     414,000.00
4948383   GLENDORA                    CA     91740  SFD           725%     6.250  $ 2,240.95      360   1-Jan-29   $     328,243.74
4948394   ANAHEIM                     CA     92808  SFD           688%     6.250  $ 1,964.22      360   1-Jan-29   $     298,748.80
4948401   PALO ALTO                   CA     94303  SFD           700%     6.250  $ 1,867.51      360   1-Jan-29   $     280,469.91
4948413   WOODSIDE                    CA     94025  SFD           725%     6.250  $ 3,523.45      360   1-Feb-29   $     516,500.00
4948446   GREEN OAK TWP               MI     48178  SFD           775%     6.250  $ 1,967.14      355   1-Jul-28   $     273,198.43
4948454   SUNNYVALE                   CA     94087  SFD           688%     6.250  $ 2,200.71      360   1-Jan-29   $     334,718.56
4948530   MENLO PARK                  CA     94025  SFD           750%     6.250  $ 3,622.98      360   1-Feb-29   $     518,150.00
4948697   ANDOVER                     MA     01810  SFD           775%     6.250  $ 2,794.01      360   1-Feb-29   $     390,000.00
4948786   LOS ALTOS                   CA     94024  SFD           700%     6.250  $ 2,388.44      360   1-Feb-29   $     359,000.00
4948827   CUPERTINO                   CA     95014  SFD           725%     6.250  $ 1,978.32      360   1-Feb-29   $     290,000.00
4948877   ROCKVILLE                   MD     20853  SFD           650%     6.233  $ 2,281.77      360   1-Feb-29   $     361,000.00
4948919   GARDEN CITY                 NY     11530  LCO           738%     6.250  $ 2,939.52      360   1-Feb-29   $     425,600.00
4949027   OAKDALE                     CA     95361  SFD           725%     6.250  $ 2,633.20      360   1-Dec-28   $     385,395.95
4949033   SAN RAFAEL                  CA     94901  SFD           725%     6.250  $ 2,651.96      360   1-Feb-29   $     388,750.00
4949038   ANAHEIM                     CA     92807  SFD           713%     6.250  $ 2,021.16      360   1-Jan-29   $     299,760.09
4949054   SAN JOSE                    CA     95132  SFD           725%     6.250  $ 2,363.75      360   1-Feb-29   $     346,500.00
4949059   SAN JOSE                    CA     95128  SFD           700%     6.250  $ 2,009.22      360   1-Feb-29   $     302,000.00
4949121   SAN FRANCISCO               CA     94122  SFD           700%     6.250  $ 2,235.42      360   1-Dec-28   $     335,447.55
4949148   ALAMEDA                     CA     94501  SFD           750%     6.250  $ 2,286.44      360   1-Feb-29   $     327,000.00
4949175   SHERMAN OAKS                CA     91403  SFD           738%     6.250  $ 2,154.91      360   1-Jan-29   $     311,762.59
4949272   SAN CARLOS                  CA     94070  SFD           738%     6.250  $ 2,210.17      360   1-Feb-29   $     320,000.00
4949286   VALLEY STREAM               NY     11581  SFD           700%     6.250  $ 1,679.89      360   1-Jan-29   $     252,293.03
4949329   SAN FRANCISCO               CA     94116  SFD           725%     6.250  $ 2,026.07      360   1-Feb-29   $     297,000.00
4949386   UNIVERSITY PARK             TX     75225  SFD           725%     6.250  $ 3,001.58      360   1-Jan-29   $     439,656.76
4949480   GLENDALE                    CA     91201  SFD           713%     6.250  $ 3,153.01      360   1-Feb-29   $     468,000.00
4949505   SAN FRANCISCO               CA     94107  LCO           788%     6.250  $ 2,204.22      360   1-Feb-29   $     304,000.00
4949564   SAN JOSE                    CA     95120  SFD           725%     6.250  $ 3,342.66      360   1-Jan-29   $     489,617.76
4949597   SMITHTOWN                   NY     11787  SFD           738%     6.250  $ 2,210.17      360   1-Dec-28   $     319,511.50
4949603   DALLAS                      TX     75287  SFD           713%     6.250  $ 2,360.04      360   1-Jan-29   $     349,909.32
4949685   PORTLAND                    OR     97221  SFD           700%     6.250  $ 2,869.12      360   1-Jan-29   $     430,896.50
4949836   ROWLAND HEIGHTS             CA     91748  SFD           725%     6.250  $ 1,910.10      360   1-Feb-29   $     280,000.00
4949858   AGOURA HILLS                CA     91301  SFD           750%     6.250  $ 2,447.26      360   1-Dec-28   $     349,478.86
4949862   NORTHRIDGE                  CA     91324  SFD           688%     6.250  $ 1,819.70      360   1-Jan-29   $     276,767.28
4949916   HUNTINGTON                  NY     11743  SFD           725%     6.250  $ 1,875.98      360   1-Feb-29   $     275,000.00
4949944   CHARLOTTE                   NC     28277  SFD           713%     6.250  $ 1,819.04      360   1-Jan-29   $     269,784.09
4949946   MORRIS TWP                  NJ     07961  SFD           750%     6.250  $ 1,756.43      360   1-Aug-28   $     250,063.79
4949980   COTO DE CAZA                CA     92679  PUD           738%     6.250  $ 1,878.64      360   1-Jan-29   $     271,793.03
4950293   SAN JOSE                    CA     95111  SFD           725%     6.250  $ 1,882.81      360   1-Feb-29   $     276,000.00
4950399   STERLING                    VA     20165  SFD           688%     6.250  $ 1,799.98      360   1-Jan-29   $     273,769.81
4950534   SARATOGA                    CA     95070  SFD           713%     6.250  $ 3,132.80      360   1-Jan-29   $     464,628.14
4950599   UPPER SADDLE RIVER          NJ     07458  SFD           700%     6.250  $ 3,294.58      360   1-Feb-29   $     495,200.00
4950622   PLEASANTON                  CA     94588  SFD           725%     6.250  $ 2,964.74      360   1-Feb-29   $     434,600.00
4950693   HERMOSA BEACH               CA     90254  SFD           713%     6.250  $ 3,301.23      360   1-Jan-29   $     489,608.15
4950701   SAN JOSE                    CA     95148  SFD           663%     6.250  $ 1,716.04      360   1-Feb-29   $     268,000.00
4950805   OAKLAND                     NJ     07436  SFD           725%     6.250  $ 1,364.35      360   1-Jan-29   $     199,843.99
4950809   UPPER NYACK                 NY     10960  SFD           725%     6.250  $ 1,882.81      360   1-Feb-29   $     276,000.00
4950913   FREMONT                     CA     94536  SFD           738%     6.250  $ 2,106.56      360   1-Feb-29   $     305,000.00
4951003   WATER MILL                  NY     11976  SFD           700%     6.250  $ 2,528.15      360   1-Feb-29   $     380,000.00
4951107   SAUSALITO                   CA     94965  SFD           688%     6.250  $ 3,527.71      360   1-Feb-29   $     537,000.00
4951157   SAN JOSE                    CA     95135  SFD           700%     6.250  $ 2,757.68      360   1-Feb-29   $     414,500.00
4951216   LAFAYETTE                   CA     94549  SFD           688%     6.250  $ 2,075.90      360   1-Feb-29   $     316,000.00
4951244   MIDDLETOWN                  MD     21769  SFD           725%     6.250  $ 1,753.20      360   1-Feb-29   $     257,000.00
4951257   RENFREW                     PA     16053  SFD           775%     6.250  $ 2,306.85      360   1-Feb-29   $     322,000.00
4951318   EVERETT                     WA     98208  SFD           700%     6.250  $ 1,999.24      360   1-Jan-29   $     300,253.68
4951337   LOS ANGELES                 CA     90025  SFD           738%     6.250  $ 2,389.74      360   1-Feb-29   $     346,000.00
4951432   MISSION VIEJO               CA     92691  SFD           700%     6.250  $ 1,989.26      360   1-Jan-29   $     298,754.91
4951434   TORRANCE                    CA     90505  SFD           725%     6.250  $ 1,809.14      360   1-Jan-29   $     264,993.11
4951463   WESTLAKE VILLAGE            CA     91361  SFD           713%     6.250  $ 2,486.03      360   1-Feb-29   $     369,000.00
4951477   MORGAN HILL                 CA     95037  SFD           713%     6.250  $ 2,054.85      360   1-Feb-29   $     305,000.00
4951499   CASTLE ROCK                 CO     80104  SFD           738%     6.250  $ 2,382.83      360   1-Jan-29   $     344,737.49
4951651   SAN JOSE                    CA     95134  SFD           738%     6.250  $ 1,747.41      360   1-Feb-29   $     253,000.00
4951737   SEATTLE                     WA     98109  SFD           738%     6.250  $ 2,210.16      360   1-Jan-29   $     319,756.51
4951807   ENCINITAS                   CA     92024  SFD           738%     6.250  $ 3,646.76      360   1-Jan-29   $     527,598.24
4951812   BREA                        CA     92821  SFD           713%     6.250  $ 1,856.09      360   1-Jan-29   $     275,279.69
4951815   TRABUCO CANYON              CA     92679  SFD           713%     6.250  $ 2,189.59      360   1-Jan-29   $     324,740.10
4951816   AFTON                       OK     74331  SFD           750%     6.250  $ 2,987.04      360   1-Aug-28   $     425,267.79
4951843   CAMBRIDGE                   MA     02140  SFD           725%     6.250  $ 2,442.20      360   1-Feb-29   $     358,000.00
4951913   THOUSAND OAKS               CA     91320  SFD           725%     6.250  $ 1,978.32      360   1-Jan-29   $     289,773.76
4951944   MILPITAS                    CA     95035  SFD           675%     6.250  $ 2,010.65      360   1-Jan-29   $     309,733.10
4951952   FREMONT                     CA     94539  SFD           700%     6.250  $ 2,035.83      360   1-Jan-29   $     305,749.17
4952029   SAN FRANCISCO               CA     94121  SFD           750%     6.250  $ 2,059.19      360   1-Feb-29   $     294,500.00
4952109   WALNUT                      CA     91789  SFD           700%     6.250  $ 2,070.42      360   1-Jan-29   $     310,944.91
4952155   SAN JOSE                    CA     95123  SFD           738%     6.250  $ 1,795.76      360   1-Jan-29   $     259,802.16
4952183   FREMONT                     CA     94539  SFD           725%     6.250  $ 2,544.52      360   1-Jan-29   $     372,709.02
4952204   LA HONDA                    CA     94020  SFD           650%     6.233  $ 1,649.70      360   1-Jan-29   $     260,763.75
4952234   OCCIDENTAL                  CA     95465  SFD           738%     6.250  $ 2,227.43      360   1-Jan-29   $     322,254.60
4952275   BELL CANYON                 CA     91307  SFD           738%     6.250  $ 3,988.65      360   1-Jan-29   $     577,060.57
4952308   SAN JOSE                    CA     95118  SFD           700%     6.250  $ 1,660.60      360   1-Jan-29   $     249,395.40
4952323   SAN FRANCISCO               CA     94127  SFD           738%     6.250  $ 2,983.72      360   1-Jan-29   $     431,671.28
4952343   MOUNTAIN VIEW               CA     94043  SFD           738%     6.250  $ 1,989.15      360   1-Feb-29   $     288,000.00
4952352   ALEXANDRIA                  VA     22301  SFD           775%     6.250  $ 2,005.96      360   1-Sep-28   $     278,999.02
4952389   RIVERSIDE                   CA     92506  SFD           700%     6.250  $ 2,005.89      360   1-Jan-29   $     301,252.86
4952394   FAIRFAX                     VA     22031  SFD           763%     6.250  $ 2,434.82      360   1-Jul-28   $     342,223.52
4952499   LONG BEACH                  CA     90815  SFD           738%     6.250  $ 1,878.64      360   1-Jan-29   $     271,793.03
4952522   REDMOND                     WA     98052  SFD           663%     6.250  $ 1,656.49      360   1-Nov-28   $     258,011.46
4952532   ISSAQUAH                    WA     98029  SFD           688%     6.250  $ 3,435.74      360   1-Nov-28   $     521,674.28
4952549   PLEASANTON                  CA     94566  SFD           713%     6.250  $ 2,021.16      360   1-Feb-29   $     300,000.00
4952613   SAN JOSE                    CA     95123  SFD           688%     6.250  $ 1,740.87      360   1-Feb-29   $     265,000.00
4952645   HAYDEN LAKE                 ID     83835  SFD           700%     6.250  $ 2,341.86      360   1-Jan-29   $     351,711.47
4952707   PALOS VERDES ESTATES        CA     90274  SFD           675%     6.250  $ 6,485.99      360   1-Feb-29   $   1,000,000.00
4952748   TORRANCE                    CA     90505  SFD           700%     6.250  $ 1,796.32      360   1-Jan-29   $     269,778.68
4952828   CARDIFF                     CA     92007  SFD           738%     6.250  $ 2,027.14      360   1-Feb-29   $     293,500.00
4952847   SAN JOSE                    CA     95131  SFD           688%     6.250  $ 1,997.06      360   1-Jan-29   $     303,744.61
4952899   WINTER SPRINGS              FL     32708  SFD           738%     6.250  $ 2,002.96      360   1-Feb-29   $     290,000.00
4952911   WOODLAND HILLS              CA     91367  SFD           700%     6.250  $ 2,661.21      360   1-Jan-29   $     399,672.12
4952932   IRVINE                      CA     92620  SFD           700%     6.250  $ 2,588.03      360   1-Jan-29   $     388,681.14
4952936   EL CAJON                    CA     92020  PUD           700%     6.250  $ 1,761.06      360   1-Jan-29   $     264,483.02
4952965   FAYETTEVILLE                GA     30215  SFD           688%     6.250  $ 1,744.15      360   1-Jan-29   $     265,276.95
4952981   RANCHO PALOS VERDES         CA     90275  SFD           738%     6.250  $ 3,246.17      360   1-Jan-29   $     469,642.37
4953007   INCLINE VILLAGE             NV     89451  SFD           688%     6.250  $ 3,015.30      360   1-Dec-28   $     458,226.56
4953025   ISSAQUAH                    WA     98029  SFD           713%     6.250  $ 1,861.48      360   1-Feb-29   $     276,300.00
4953125   ATHERTON                    CA     94027  SFD           800%     6.250  $ 4,769.47      360   1-Feb-29   $     650,000.00
4953157   SAN CARLOS                  CA     94070  SFD           650%     6.233  $ 2,212.24      360   1-Jan-29   $     349,683.59
4953165   LITTLETON                   CO     80128  SFD           738%     6.250  $ 2,900.84      360   1-Apr-28   $     413,774.98
4953170   ROUND HILL                  VA     20141  SFD           725%     6.250  $ 2,319.40      360   1-Jun-28   $     336,599.68
4953174   CHEVY CHASE                 MD     20815  SFD           750%     6.250  $ 2,281.54      360   1-Oct-28   $     325,322.22
4953179   WILLIAMSBURG                VA     23185  SFD           713%     6.250  $ 2,021.16      360   1-Oct-28   $     299,031.78
4953189   SILVER SPRING               MD     20904  SFD           738%     6.250  $ 1,690.78      360   1-Oct-28   $     244,047.98
4953204   COVENTRY                    CT     06238  SFD           688%     6.250  $   988.03      360   1-Jul-28   $     149,500.11
4953208   LABADIE                     MO     63055  SFD           725%     6.250  $ 1,944.20      360   1-Jan-29   $     284,777.68
4953229   VIENNA                      VA     22180  SFD           738%     6.250  $ 2,248.84      360   1-Jun-28   $     323,574.79
4953240   MIDLOTHIAN                  VA     23113  SFD           725%     6.250  $ 1,897.14      360   1-Jun-28   $     275,514.39
4953244   ALEXANDRIA                  VA     22315  SFD           713%     6.250  $ 1,751.67      360   1-Jul-28   $     258,518.37
4953257   ALEXANDRIA                  VA     22305  SFD           750%     6.250  $ 1,728.46      360   1-Sep-28   $     246,271.16
4953263   ARLINGTON                   VA     22207  SFD           713%     6.250  $ 1,767.30      360   1-Jun-28   $     260,089.66
4953302   FAIRFAX                     VA     22033  SFD           763%     6.250  $ 2,746.95      360   1-Jun-28   $     385,479.47
4953369   BERKELEY                    CA     94704  SFD           725%     6.250  $ 2,019.24      360   1-Feb-29   $     296,000.00
4953489   MELBOURNE BEACH             FL     32951  SFD           738%     6.250  $ 1,906.27      360   1-Aug-28   $     273,698.68
4953504   SACRAMENTO                  CA     95864  SFD           663%     6.250  $ 2,106.62      360   1-Jan-29   $     328,709.73
4953515   MILL VALLEY                 CA     94941  SFD           725%     6.250  $ 3,410.88      360   1-Jan-29   $     499,609.95
4953650   PORTLAND                    OR     97201  SFD           738%     6.250  $ 4,351.25      360   1-Jan-29   $     629,520.62
4953663   GRANITE BAY                 CA     95746  SFD           738%     6.250  $ 1,892.10      360   1-Jan-29   $     273,741.55
4953664   MIDLOTHIAN                  VA     23113  SFD           763%     6.250  $ 2,272.38      360   1-Aug-28   $     319,578.15
4953680   CHESTER                     MD     21619  SFD           700%     6.250  $ 3,193.46      360   1-Mar-28   $     475,543.46
4953711   DUNN LORING                 VA     22027  SFD           725%     6.250  $ 2,330.66      360   1-Jun-28   $     335,759.51
4953722   SILVER SPRING               MD     20901  SFD           713%     6.250  $   883.92      360   1-Nov-28   $     130,843.21
4953738   SUNNYVALE                   CA     94087  SFD           700%     6.250  $ 2,629.28      360   1-Jan-29   $     394,876.05
4953772   SAN FRANCISCO               CA     94112  SFD           788%     6.250  $ 2,247.72      360   1-Feb-29   $     310,000.00
4953777   NORTH POTOMAC               MD     20878  SFD           738%     6.250  $ 2,310.92      240   1-Aug-18   $     286,364.12
4953799   ROCKVILLE                   VA     23146  SFD           750%     6.250  $ 1,776.01      360   1-Apr-28   $     252,060.99
4953810   RANCHO PALOS VERDES         CA     90275  SFD           738%     6.250  $ 2,324.13      360   1-Jan-29   $     336,243.95
4953812   TORRANCE                    CA     90503  SFD           725%     6.250  $ 1,910.10      360   1-Jan-29   $     279,781.57
4953815   SAN MATEO                   CA     94402  SFD           725%     6.250  $ 3,294.92      360   1-Jan-29   $     482,623.21
4953834   MILPITAS                    CA     95035  SFD           713%     6.250  $ 2,189.59      360   1-Feb-29   $     325,000.00
4953857   TRACY                       CA     95376  SFD           700%     6.250  $ 2,714.43      360   1-Jan-29   $     407,665.57
4953859   PALO ALTO                   CA     94306  SFD           725%     6.250  $ 2,373.98      360   1-Feb-29   $     348,000.00
4953882   WOODSIDE                    CA     94062  SFD           775%     6.250  $ 2,005.96      360   1-Feb-29   $     280,000.00
4954008   HOPKINTON                   MA     01748  SFD           738%     6.250  $ 2,112.78      360   1-Feb-29   $     305,900.00
4954016   CARY                        NC     27513  SFD           725%     6.250  $ 1,828.24      360   1-May-28   $     266,072.22
4954021   CLIFTON                     VA     20124  SFD           750%     6.250  $ 2,349.72      360   1-Jun-28   $     334,010.54
4954024   SUNNYVALE                   CA     94086  SFD           688%     6.250  $ 2,622.46      360   1-Jun-28   $     396,329.93
4954027   RICHMOND                    VA     23233  SFD           700%     6.250  $ 2,059.12      360   1-Jun-28   $     307,428.44
4954045   CARDIFF                     CA     92007  SFD           725%     6.250  $ 4,004.37      360   1-Jun-28   $     582,235.94
4954115   KNOXVILLE                   MD     21758  SFD           763%     6.250  $ 1,838.85      360   1-Sep-28   $     258,725.42
4954134   ENCINITAS                   CA     92024  SFD           763%     6.250  $ 4,459.11      360   1-Jul-28   $     626,746.61
4954146   STEVENSVILLE                MD     21666  SFD           775%     6.250  $ 3,140.76      360   1-Jul-28   $     436,191.59
4954175   RIVER FOREST                IL     60305  SFD           775%     6.250  $ 2,063.27      360   1-Apr-28   $     285,436.84
4954217   LOS GATOS                   CA     95032  SFD           713%     6.250  $ 3,570.71      360   1-Feb-29   $     530,000.00
4954227   THE PLAINS                  VA     20198  SFD           700%     6.250  $ 5,122.83      360   1-Apr-28   $     758,688.28
4954237   CUPERTINO                   CA     95014  SFD           725%     6.250  $ 2,942.23      360   1-Feb-29   $     431,300.00
4954242   PIKESVILLE                  MD     21208  SFD           725%     6.250  $ 4,434.15      360   1-Aug-28   $     646,461.13
4954262   RICHMOND                    VA     23229  SFD           750%     6.250  $ 2,125.62      360   1-Oct-28   $     303,089.02
4954299   NEWPORT BEACH               CA     92660  SFD           725%     6.250  $ 4,434.15      360   1-Feb-29   $     650,000.00
4954323   BRICK                       NJ     08724  LCO           775%     6.250  $   496.84      360   1-Oct-28   $      69,152.28
4954364   FORT MYERS                  FL     33919  LCO           825%     6.250  $   165.28      360   1-Nov-27   $      21,779.12
4954397   MARATHON                    FL     33050  LCO           738%     6.250  $ 2,331.03      360   1-Feb-29   $     337,500.00
4954401   RICHMOND                    VA     23221  SFD           713%     6.250  $ 2,348.46      240   1-Aug-18   $     296,545.82
4954408   VIENNA                      VA     22181  PUD           663%     6.250  $ 2,159.13      360   1-Sep-28   $     335,695.96
4954413   UNIVERSITY CITY             MO     63130  SFD           738%     6.250  $ 2,486.43      360   1-Sep-28   $     358,613.41
4954414   PLEASANTON                  CA     94566  SFD           725%     6.250  $ 2,551.34      360   1-Feb-29   $     374,000.00
4954415   KENTFIELD                   CA     94904  SFD           713%     6.250  $ 4,102.95      360   1-Feb-29   $     609,000.00
4954448   RESTON                      VA     20194  SFD           788%     6.250  $ 3,045.30      360   1-Jan-28   $     416,088.93
4954465   GAITHERSBURG                MD     20879  SFD           763%     6.250  $ 2,802.87      360   1-Jun-28   $     390,539.54
4954469   LAFAYETTE                   CA     94549  SFD           750%     6.250  $ 1,887.88      360   1-Feb-29   $     270,000.00
4954472   MIDLOTHIAN                  VA     23113  SFD           738%     6.250  $ 1,629.31      360   1-Aug-28   $     234,806.27
4954475   SUNNYVALE                   CA     94087  SFD           738%     6.250  $ 3,356.69      360   1-Feb-29   $     486,000.00
4954634   IRVINE                      CA     92614  SFD           750%     6.250  $ 2,171.07      360   1-Jan-29   $     310,269.56
4954664   SEATTLE                     WA     98116  SFD           725%     6.250  $ 3,951.88      240   1-Feb-19   $     500,000.00
4954677   DANA POINT                  CA     92629  SFD           650%     6.233  $ 1,896.21      360   1-Jan-29   $     299,728.79
4954685   HOUSTON                     TX     77057  SFD           713%     6.250  $ 2,560.14      360   1-Jan-29   $     379,696.11
4954908   PRINCETON                   NJ     08540  SFD           663%     6.250  $ 1,920.94      360   1-Jan-29   $     299,735.31
4955014   ROWAYTON                    CT     06853  SFD           663%     6.250  $ 1,888.92      360   1-Jan-29   $     294,739.73
4955022   FOSTER CITY                 CA     94404  SFD           750%     6.250  $ 2,961.18      360   1-Jan-29   $     423,185.70
4955036   LOS ALTOS                   CA     94024  SFD           700%     6.250  $ 3,326.52      360   1-Feb-29   $     500,000.00
4955087   PORTLAND                    OR     97209  SFD           763%     6.250  $ 2,491.43      360   1-Feb-29   $     352,000.00
4955127   ISSAQUAH                    WA     98029  SFD           675%     6.250  $ 1,958.77      360   1-Feb-29   $     302,000.00
4955255   SUNNYVALE                   CA     94087  SFD           675%     6.250  $ 2,075.52      360   1-Feb-29   $     320,000.00
4955520   SAN JOSE                    CA     95123  SFD           725%     6.250  $ 1,957.85      360   1-Jan-29   $     286,776.11
4955562   COTO DE CAZA                CA     92688  SFD           713%     6.250  $ 2,122.21      360   1-Jan-29   $     314,748.10
4955757   ORANGE                      CA     92869  SFD           738%     6.250  $ 2,313.77      360   1-Jan-29   $     334,745.09
4955793   LOS ANGELES                 CA     90046  SFD           713%     6.250  $ 2,278.52      360   1-Jan-29   $     337,929.55
4955815   SAN DIEGO                   CA     92130  SFD           700%     6.250  $ 3,093.66      360   1-Jan-29   $     464,618.84
4955831   ENCINO                      CA     91436  SFD           700%     6.250  $ 2,661.21      360   1-Jan-29   $     399,672.13
4955868   AGOURA HILLS                CA     91301  SFD           700%     6.250  $ 4,324.46      360   1-Jan-29   $     649,466.21
4955890   LAKE OSWEGO                 OR     97034  SFD           775%     6.250  $ 2,614.91      360   1-Feb-29   $     365,000.00
4955948   HOUSTON                     TX     77027  SFD           688%     6.250  $ 2,088.05      360   1-Feb-29   $     317,850.00
4956076   RANCHO CUCAMONGA            CA     91737  SFD           738%     6.250  $ 2,106.56      360   1-Jan-29   $     304,767.92
4956077   HUNTINGTON BEACH            CA     92649  SFD           713%     6.250  $ 2,021.16      360   1-Jan-29   $     299,760.09
4956116   FREMONT                     CA     94536  SFD           750%     6.250  $ 1,908.86      360   1-Feb-29   $     273,000.00
4956256   NEWARK                      CA     94560  SFD           688%     6.250  $ 2,222.39      360   1-Jan-29   $     338,015.79
4956340   KENT                        WA     98042  SFD           700%     6.250  $ 1,892.79      360   1-Feb-29   $     284,500.00
4956358   LOS ANGELES                 CA     90069  SFD           738%     6.250  $ 4,223.48      360   1-Jan-29   $     611,034.70
4956389   SAN RAFAEL                  CA     94901  SFD           750%     6.250  $ 2,027.72      360   1-Jan-29   $     289,784.78
4956390   LAGUNA NIGUEL               CA     92677  SFD           738%     6.250  $ 2,058.21      360   1-Jan-29   $     297,773.25
4956394   WALNUT CREEK                CA     94596  PUD           675%     6.250  $ 1,744.73      360   1-Jan-29   $     268,768.40
4956409   ALAMO                       CA     94507  SFD           700%     6.250  $ 3,166.84      360   1-Jan-29   $     475,609.83
4956427   SAN MATEO                   CA     94402  SFD           713%     6.250  $ 1,955.81      360   1-Feb-29   $     290,300.00
4956428   LOS ANGELES                 CA     90048  SFD           625%     5.983  $ 2,185.80      360   1-Jan-29   $     354,663.16
4956457   DELRAY BEACH                FL     33483  SFD           688%     6.250  $ 2,056.19      360   1-Jan-29   $     312,737.04
4956505   SCOTTS VALLEY               CA     95066  SFD           738%     6.250  $ 3,177.11      360   1-Feb-29   $     460,000.00
4956570   SOUTH PASADENA              CA     91030  SFD           738%     6.250  $ 2,891.17      360   1-Feb-29   $     418,600.00
4956608   MONTE SERENO                CA     95030  SFD           713%     6.250  $ 3,321.44      360   1-Feb-29   $     493,000.00
4956685   CUPERTINO                   CA     95014  SFD           713%     6.250  $ 2,560.14      360   1-Feb-29   $     380,000.00
4956734   ZEPHYR COVE                 NV     89448  SFD           700%     6.250  $ 1,830.25      360   1-Jan-29   $     274,874.50
4956749   LOS ANGELES                 CA     91316  SFD           688%     6.250  $ 2,169.84      360   1-Jan-29   $     330,022.51
4956841   SAN RAMON                   CA     94583  SFD           725%     6.250  $ 2,112.02      360   1-Feb-29   $     309,600.00
4956859   WALNUT CREEK                CA     94595  SFD           675%     6.250  $ 1,640.96      360   1-Feb-29   $     253,000.00
4956933   LOS GATOS                   CA     95032  SFD           725%     6.250  $ 1,882.81      360   1-Feb-29   $     276,000.00
4957094   BOULDER CREEK               CA     95006  SFD           663%     6.250  $ 2,049.00      360   1-Feb-29   $     320,000.00
4957216   SAN JOSE                    CA     95120  SFD           750%     6.250  $ 3,146.47      360   1-Feb-29   $     450,000.00
4957240   MOUTAIN VIEW                CA     94040  SFD           725%     6.250  $ 1,766.84      360   1-Feb-29   $     259,000.00
4957251   FREMONT                     CA     94539  SFD           700%     6.250  $ 2,030.51      360   1-Feb-29   $     305,200.00
4957347   CLEARWATER                  FL     34615  SFD           688%     6.250  $ 2,233.56      360   1-Feb-29   $     340,000.00
4957390   SAN CARLOS                  CA     94070  SFD           688%     6.250  $ 2,020.06      360   1-Jan-29   $     307,241.66
4957399   MILPITAS                    CA     95035  SFD           725%     6.250  $ 2,263.98      360   1-Feb-29   $     331,875.00
4957426   BOULDER                     CO     80303  SFD           738%     6.250  $ 1,711.39      360   1-Jan-29   $     247,596.46
4957481   KIOWA                       CO     80117  SFD           738%     6.250  $ 1,837.20      360   1-Feb-29   $     266,000.00
4957616   CALABASAS                   CA     91302  SFD           738%     6.250  $ 2,229.50      360   1-Jan-29   $     322,554.38
4957696   LOVELAND                    CO     80538  SFD           700%     6.250  $ 1,969.30      360   1-Nov-28   $     295,267.84
4957712   ANAHEIM                     CA     92808  PUD           738%     6.250  $ 1,933.90      360   1-Jan-29   $     279,786.94
4957741   POTOMAC                     MD     20854  SFD           700%     6.250  $ 2,847.50      360   1-Jan-29   $     427,649.17
4957743   PALM HARBOR                 FL     34683  SFD           700%     6.250  $ 4,045.04      360   1-Feb-29   $     608,000.00
4958050   MERRICK                     NY     11566  SFD           688%     6.250  $ 3,521.14      360   1-Feb-29   $     536,000.00
4958137   MOUNTAIN VIEW               CA     94040  SFD           725%     6.250  $ 1,807.77      360   1-Feb-29   $     265,000.00
4958276   MALIBU                      CA     90265  SFD           725%     6.250  $ 2,182.97      360   1-Jan-29   $     319,750.37
4958572   RANCHO PALOS VERDE          CA     90275  SFD           700%     6.250  $ 2,245.40      360   1-Jan-29   $     337,223.35
4958574   MANHATTAN BEACH             CA     90266  SFD           700%     6.250  $ 2,138.95      360   1-Jan-29   $     321,236.47
4958582   LOS ANGELES                 CA     90008  SFD           738%     6.250  $ 1,840.65      360   1-Jan-29   $     266,297.22
4958585   MORAGA                      CA     94556  SFD           725%     6.250  $ 1,991.96      360   1-Feb-29   $     292,000.00
4958869   LISLE                       IL     60532  SFD           700%     6.250  $ 1,766.38      360   1-Feb-29   $     265,500.00
4959006   MELBOURNE                   FL     32940  SFD           713%     6.250  $ 2,189.59      360   1-Feb-29   $     325,000.00
4959057   CORTE MADERA                CA     94925  SFD           725%     6.250  $ 2,483.12      360   1-Jan-29   $     363,716.05
4959091   SANTA CLARA                 CA     95051  SFD           688%     6.250  $ 1,675.17      360   1-Dec-28   $     254,405.21
4959180   SAN JOSE                    CA     95124  SFD           738%     6.250  $ 2,866.30      360   1-Jan-29   $     414,684.22
4959191   SANTA MONICA                CA     90403  SFD           688%     6.250  $ 1,872.25      360   1-Jan-29   $     284,760.56
4959303   POWAY                       CA     92064  SFD           738%     6.250  $ 1,519.49      360   1-Jan-29   $     217,741.63
4959409   LOS ANGELES                 CA     91326  SFD           700%     6.250  $ 1,743.10      360   1-Jan-29   $     261,785.24
4959527   MUTTONTOWN                  NY     11791  SFD           750%     6.250  $ 3,731.01      360   1-Feb-29   $     533,600.00
4959816   MORGAN HILL                 CA     95037  SFD           675%     6.250  $ 2,769.52      360   1-Feb-29   $     427,000.00
4959919   SAN FRANCISCO               CA     94122  SFD           725%     6.250  $ 1,838.81      360   1-Jan-29   $     269,339.73
4959934   OAKLAND                     CA     94705  SFD           725%     6.250  $ 2,878.78      360   1-Jan-29   $     421,670.81
4959941   CUPERTINO                   CA     95014  SFD           738%     6.250  $ 2,572.76      360   1-Jan-29   $     372,216.57
4960412   KENSINGTON                  CA     94707  SFD           688%     6.250  $ 1,970.79      360   1-Jan-29   $     299,747.96
4960430   CARLSBAD                    CA     92009  SFD           725%     6.250  $ 4,093.06      360   1-Jan-29   $     599,531.94
4960450   BEVERLY HILLS               CA     90210  SFD           725%     6.250  $ 2,926.54      360   1-Feb-29   $     429,000.00
4960921   BERKELEY                    CA     94702  SFD           675%     6.250  $ 2,130.97      360   1-Nov-28   $     327,696.59
4961115   SAN JOSE                    CA     95131  SFD           738%     6.250  $ 1,851.01      360   1-Feb-29   $     268,000.00
4961653   LOS ANGELES                 CA     90049  SFD           713%     6.250  $ 6,215.06      360   1-Feb-29   $     922,500.00
4961659   WOODSIDE                    CA     94062  SFD           688%     6.250  $ 6,569.29      360   1-Feb-29   $   1,000,000.00
4962039   LITTLETON                   CO     80128  SFD           700%     6.250  $ 2,337.87      360   1-Feb-29   $     351,400.00
4962554   SAN CARLOS                  CA     94070  SFD           738%     6.250  $ 2,468.48      360   1-Feb-29   $     357,400.00
4963642   HOUSTON                     TX     77005  SFD           675%     6.250  $ 3,502.43      360   1-Feb-29   $     540,000.00
4964041   IRVINE                      CA     92620  SFD           675%     6.250  $ 2,270.09      360   1-Nov-28   $     349,090.89
4964048   ARLINGTON                   VA     22207  SFD           738%     6.250  $ 3,602.57      360   1-Nov-28   $     519,998.27
4964058   GAITHERSBURG                MD     20882  SFD           763%     6.250  $ 1,788.95      360   1-Dec-28   $     251,964.54
4964091   DEL MAR                     CA     92014  SFD           725%     6.250  $ 2,714.38      360   1-Dec-28   $     397,277.33
4964282   HALF MOON BAY               CA     94019  SFD           713%     6.250  $ 4,171.67      360   1-Dec-28   $     618,206.72
4964546   COTO DE CAZA AREA           CA     92679  SFD           738%     6.250  $ 2,541.68      360   1-Nov-28   $     367,154.78
4964558   EDEN PRAIRIE                MN     55347  SFD           688%     6.250  $ 3,301.07      360   1-Dec-28   $     501,653.26
4964613   PLEASANTON                  CA     94588  SFD           750%     6.250  $ 2,359.85      360   1-Nov-28   $     336,488.67
4964640   SAN JOSE                    CA     95124  SFD           725%     6.250  $ 2,278.47      360   1-Nov-28   $     333,213.61
4964727   SAUSALITO                   CA     94965  SFD           725%     6.250  $ 2,476.30      360   1-Dec-28   $     362,431.95
4964781   TRABUCO CANYON              CA     92679  SFD           725%     6.250  $ 1,787.31      360   1-Jan-29   $     261,795.61
4964784   RANCHO SANTA MARGARITA      CA     92688  SFD           738%     6.250  $ 1,740.50      360   1-Nov-28   $     251,421.20
4965021   SAN DIEGO                   CA     92122  LCO           750%     6.250  $ 1,718.67      360   1-Nov-28   $     245,249.32
4965167   HOPKINTON                   MA     01748  SFD           663%     6.250  $ 1,792.24      360   1-Nov-28   $     279,155.03
4965634   ANAHEIM                     CA     92807  SFD           738%     6.250  $ 1,906.27      360   1-Jan-29   $     275,789.98
4965677   LA JOLLA                    CA     92037  SFD           713%     6.250  $ 1,935.80      360   1-Feb-29   $     287,330.00
4965715   DANVILLE                    CA     94506  SFD           738%     6.250  $ 2,465.72      360   1-Dec-28   $     356,455.02
4965903   MECHANICSBURG               PA     17055  SFD           700%     6.250  $ 2,581.37      360   1-Dec-28   $     387,362.07
4966037   SAN DIEGO                   CA     92128  SFD           738%     6.250  $ 3,453.38      360   1-Jan-29   $     499,619.54
4966065   FOSTER CITY                 CA     94404  SFD           738%     6.250  $ 2,037.49      360   1-Feb-29   $     295,000.00
4966174   UNIONDALE                   NY     11553  SFD           775%     6.250  $   680.59      360   1-Feb-29   $      95,000.00
4966175   TAPPAN                      NY     10983  SFD           725%     6.250  $ 1,875.98      360   1-Feb-29   $     275,000.00
4966433   MILLSTONE                   NJ     07726  SFD           713%     6.250  $ 3,294.49      360   1-Feb-29   $     489,000.00
4966451   FOSTER CITY                 CA     94404  SFD           738%     6.250  $ 2,189.44      360   1-Jan-29   $     316,758.79
4966564   CHARLOTTE                   NC     28211  SFD           688%     6.250  $ 1,970.79      360   1-Feb-29   $     300,000.00
4967896   PACIFICA                    CA     94044  SFD           713%     6.250  $ 1,792.09      360   1-Dec-28   $     265,573.31
4967904   SCITUATE                    MA     02066  SFD           688%     6.250  $ 1,721.15      360   1-Nov-28   $     261,335.89

                                                                                                                   $ 217,081,630.40


(i)       (x)    (xi)     (xii)      (xiii)   (xiv)     (xv)     (xvi)
--------  -----  -------  ---------  -------  --------  -------  --------

MORTGAGE                  MORTGAGE            T.O.P.    MASTER   FIXED
LOAN                      INSURANCE  SERVICE  MORTGAGE  SERVICE  RETAINED
NUMBER    LTV    SUBSIDY  CODE       FEE      LOAN      FEE      YIELD
--------  -----  -------  ---------  -------  --------  -------  --------
4648162   79.17                       0.250               0.017    0.858
4729714   74.54                       0.250               0.017    1.108
4782787   75.00                       0.250               0.017    1.108
4792302   80.00                       0.250               0.017    0.733
4800342   80.00                       0.250               0.017    0.608
4808783   80.00                       0.250               0.017    0.233
4828651   80.00                       0.250               0.017    0.983
4839706   80.00                       0.250               0.017    0.858
4852692   89.99                 17    0.250               0.017    0.733
4856151   94.67                 11    0.250               0.017    1.183
4856611   78.21                       0.250               0.017    0.983
4859375   90.00                  1    0.250               0.017    0.733
4861391   70.41                       0.250               0.017    0.733
4861626   90.00                 12    0.250               0.017    1.483
4863150   66.67                       0.250               0.017    0.233
4865015   78.74                       0.250               0.017    1.108
4865301   80.00                       0.250               0.017    0.483
4866244   72.19                       0.250               0.017    1.233
4869565   58.85                       0.250               0.017    0.608
4872231   79.02                       0.250               0.017    0.608
4875781   68.75                       0.250               0.017    0.608
4875789   62.98                       0.250               0.017    0.858
4877271   85.00                 24    0.250               0.017    0.983
4879068   80.00                       0.250               0.017    1.108
4879640   70.80                       0.250               0.017    0.733
4880019   95.00                  6    0.250               0.017    0.983
4880065   64.63                       0.250               0.017    0.608
4880910   78.45                       0.250               0.017    0.733
4882422   75.00                       0.250               0.017    0.783
4882576   54.05                       0.250               0.017    0.608
4882824   74.47                       0.250               0.017    0.833
4882844   79.99                       0.250               0.017    0.883
4883523   61.95                       0.250               0.017    0.933
4883548   60.00                       0.250               0.017    1.033
4884569   89.99                  1    0.250               0.017    0.933
4885077   34.13                       0.250               0.017    0.858
4885742   80.00                       0.250               0.017    0.883
4886020   89.00                 11    0.250               0.017    0.883
4886052   74.69                       0.250               0.017    0.883
4886176   80.00                       0.250               0.017    0.633
4888200   77.50                       0.250               0.017    0.608
4889183   67.86                       0.250               0.017    0.733
4891299   73.77                       0.250               0.017    0.608
4891632   65.37                       0.250               0.017    0.483
4891638   65.00                       0.250               0.017    0.233
4891687   73.85                       0.250               0.017    1.108
4892173   95.00                 12    0.250               0.017    1.108
4894003   65.30                       0.250               0.017    0.858
4894965   89.96                  6    0.250               0.017    0.358
4895254   60.42                       0.250               0.017    0.483
4896030   74.93                       0.250               0.017    0.483
4898014   41.67                       0.250               0.017    0.483
4898339   78.43                       0.250               0.017    0.483
4898674   75.00                       0.250               0.017    0.733
4899859   89.44                  6    0.250               0.017    0.733
4899943   95.00                 24    0.250               0.017    0.733
4900362   66.92                       0.250               0.017    0.608
4900710   79.82                       0.250               0.017    0.000
4901126   32.87                       0.250               0.017    0.858
4902788   80.00                       0.250               0.017    0.858
4903113   42.96                       0.250               0.017    0.858
4903202   49.49                       0.250               0.017    0.483
4903501   69.05                       0.250               0.017    0.483
4903529   85.23                  1    0.250               0.017    0.733
4904943   77.94                       0.250               0.017    0.358
4905095   69.47                       0.250               0.017    0.108
4905217   90.00                  1    0.250               0.017    0.483
4907509   90.00                  1    0.250               0.017    0.733
4907666   79.69                       0.250               0.017    0.858
4908487   58.76                       0.250               0.017    0.608
4908819   69.90                       0.250               0.017    0.108
4911795   60.38                       0.250               0.017    1.108
4912113   52.06                       0.250               0.017    1.233
4912930   73.92                       0.250               0.017    0.608
4913545   74.85                       0.250               0.017    0.858
4913740   80.00                       0.250               0.017    0.608
4915033   94.98                  1    0.250               0.017    1.358
4915282   68.88                       0.250               0.017    0.983
4915812   68.95                       0.250               0.017    0.608
4915949   75.00                       0.250               0.017    1.233
4915996   78.11                       0.250               0.017    0.733
4916585   80.00                       0.250               0.017    0.733
4916857   58.73                       0.250               0.017    0.608
4916930   60.76                       0.250               0.017    0.358
4917583   76.35                       0.250               0.017    0.483
4921059   79.69                       0.250               0.017    1.108
4922066   79.59                       0.250               0.017    0.858
4922101   80.00                       0.250               0.017    0.733
4922397   53.13                       0.250               0.017    0.733
4922447   75.76                       0.250               0.017    1.108
4922523   79.99                       0.250               0.017    0.733
4923653   66.15                       0.250               0.017    1.358
4923869   75.00                       0.250               0.017    0.358
4924228   80.00                       0.250               0.017    1.358
4925328   77.54                       0.250               0.017    0.858
4925769   50.42                       0.250               0.017    0.608
4926137   53.54                       0.250               0.017    0.733
4926347   89.01                 11    0.250               0.017    0.733
4926650   75.00                       0.250               0.017    0.858
4927337   87.81                       0.250               0.017    0.358
4927339   90.00                  1    0.250               0.017    0.483
4927730   65.22                       0.250               0.017    0.358
4927906   80.00                       0.250               0.017    0.983
4928137   80.00                       0.250               0.017    0.483
4928516   62.63                       0.250               0.017    0.983
4928590   89.99                  1    0.250               0.017    1.108
4928785   71.82                       0.250               0.017    0.608
4928853   71.79                       0.250               0.017    1.233
4928966   80.00                       0.250               0.017    0.983
4928996   65.17                       0.250               0.017    0.983
4929820   70.00                       0.250               0.017    0.733
4930400   80.00                       0.250               0.017    0.608
4930415   80.00                       0.250               0.017    0.608
4930452   74.99                       0.250               0.017    0.733
4930652   75.00                       0.250               0.017    0.483
4930720   58.33                       0.250               0.017    0.608
4931393   74.99                       0.250               0.017    1.233
4931477   80.00                       0.250               0.017    0.483
4931488   79.99                       0.250               0.017    0.608
4931534   83.88                  1    0.250               0.017    0.483
4931578   74.72                       0.250               0.017    0.608
4931660   68.52                       0.250               0.017    0.608
4931743   73.00                       0.250               0.017    1.358
4932217   80.00                       0.250               0.017    0.608
4932252   80.00                       0.250               0.017    0.858
4932284   75.00                       0.250               0.017    0.983
4932525   75.84                       0.250               0.017    1.108
4932837   45.45                       0.250               0.017    0.483
4932866   75.00                       0.250               0.017    0.733
4932887   90.00                  6    0.250               0.017    0.608
4932910   59.18                       0.250               0.017    0.733
4932975   85.00                 17    0.250               0.017    0.858
4933003   59.83                       0.250               0.017    0.483
4933039   35.29                       0.250               0.017    0.000
4933068   64.03                       0.250               0.017    1.233
4933236   80.00                       0.250               0.017    0.983
4933384   53.70                       0.250               0.017    0.483
4933542   78.33                       0.250               0.017    0.858
4933615   78.44                       0.250               0.017    0.108
4933804   80.00                       0.250               0.017    1.108
4933833   80.00                       0.250               0.017    1.108
4934067   90.00                  6    0.250               0.017    0.733
4934614   73.92                       0.250               0.017    0.733
4934869   71.57                       0.250               0.017    0.733
4935151   86.58                 33    0.250               0.017    1.108
4935492   71.64                       0.250               0.017    0.733
4935742   80.00                       0.250               0.017    0.233
4935760   80.00                       0.250               0.017    0.858
4935828   71.95                       0.250               0.017    0.358
4936002   79.75                       0.250               0.017    0.858
4936069   45.24                       0.250               0.017    0.000
4936435   90.00                 11    0.250               0.017    0.608
4936511   73.22                       0.250               0.017    0.483
4936692   68.68                       0.250               0.017    0.233
4936908   90.00                 17    0.250               0.017    0.858
4936915   80.00                       0.250               0.017    0.858
4937056   75.73                       0.250               0.017    0.483
4937063   74.26                       0.250               0.017    0.733
4937084   80.00                       0.250               0.017    0.108
4937102   80.00                       0.250               0.017    0.983
4937110   80.00                       0.250               0.017    0.108
4937112   80.00                       0.250               0.017    0.483
4937146   38.46                       0.250               0.017    1.108
4937154   80.00                       0.250               0.017    0.983
4937155   69.82                       0.250               0.017    0.733
4937197   88.89                  6    0.250               0.017    0.358
4937227   76.47                       0.250               0.017    0.733
4937244   77.18                       0.250               0.017    0.858
4937250   72.15                       0.250               0.017    0.358
4937295   75.76                       0.250               0.017    0.358
4937302   74.96                       0.250               0.017    0.733
4937360   74.88                       0.250               0.017    0.233
4937385   72.62                       0.250               0.017    0.483
4937462   90.00                  6    0.250               0.017    0.608
4937652   75.00                       0.250               0.017    0.733
4937750   89.41                 11    0.250               0.017    1.358
4937774   59.10                       0.250               0.017    0.858
4937842   90.00                 12    0.250               0.017    0.483
4937879   74.70                       0.250               0.017    0.608
4937943   70.96                       0.250               0.017    0.608
4937972   80.00                       0.250               0.017    0.233
4937990   79.22                       0.250               0.017    0.483
4937998   89.99                 12    0.250               0.017    0.608
4938002   77.91                       0.250               0.017    0.733
4938117   94.99                 13    0.250               0.017    0.983
4938137   78.02                       0.250               0.017    0.483
4938213   95.00                 11    0.250               0.017    0.983
4938314   73.68                       0.250               0.017    0.483
4938329   75.57                       0.250               0.017    0.733
4938369   52.70                       0.250               0.017    0.000
4938450   75.00                       0.250               0.017    0.733
4938466   94.99                 17    0.250               0.017    0.733
4938470   80.00                       0.250               0.017    0.233
4938496   80.00                       0.250               0.017    0.233
4938526   75.20                       0.250               0.017    0.000
4938550   80.00                       0.250               0.017    0.608
4938581   74.03                       0.250               0.017    0.608
4938603   89.95                 17    0.250               0.017    0.483
4938656   68.09                       0.250               0.017    0.483
4938685   70.74                       0.250               0.017    0.983
4938703   69.88                       0.250               0.017    0.858
4938746   37.68                       0.250               0.017    0.733
4938756   74.29                       0.250               0.017    0.858
4938976   79.97                       0.250               0.017    0.983
4939004   75.00                       0.250               0.017    0.733
4939006   80.00                       0.250               0.017    0.233
4939008   87.94                 17    0.250               0.017    0.733
4939145   70.80                       0.250               0.017    0.858
4939180   45.42                       0.250               0.017    0.858
4939355   50.00                       0.250               0.017    0.358
4939359   74.95                       0.250               0.017    0.733
4939366   61.74                       0.250               0.017    0.358
4939409   67.03                       0.250               0.017    0.358
4939479   80.00                       0.250               0.017    0.733
4939488   79.99                       0.250               0.017    0.858
4939506   80.00                       0.250               0.017    0.983
4939521   76.00                       0.250               0.017    0.608
4939565   67.92                       0.250               0.017    0.358
4939639   79.99                       0.250               0.017    0.483
4939702   80.00                       0.250               0.017    0.858
4940028   78.90                       0.250               0.017    1.233
4940164   80.00                       0.250               0.017    0.983
4940391   80.00                       0.250               0.017    0.608
4940527   80.00                       0.250               0.017    0.983
4940730   80.00                       0.250               0.017    1.233
4940760   80.00                       0.250               0.017    0.858
4940802   79.59                       0.250               0.017    0.608
4941167   90.00                 13    0.250               0.017    0.733
4941198   73.21                       0.250               0.017    0.483
4941200   80.00                       0.250               0.017    0.358
4941227   90.00                  1    0.250               0.017    1.233
4941329   80.00                       0.250               0.017    0.608
4941416   80.00                       0.250               0.017    0.983
4941555   55.56                       0.250               0.017    0.483
4941656   67.22                       0.250               0.017    0.858
4941665   63.18                       0.250               0.017    0.858
4941707   67.53                       0.250               0.017    0.733
4941850   77.95                       0.250               0.017    0.358
4942001   73.81                       0.250               0.017    0.733
4942041   52.80                       0.250               0.017    0.233
4942145   76.32                       0.250               0.017    0.483
4942187   61.32                       0.250               0.017    0.733
4942250   73.48                       0.250               0.017    0.733
4942278   78.94                       0.250               0.017    0.483
4942302   77.93                       0.250               0.017    0.733
4942333   87.33                 12    0.250               0.017    0.608
4942373   89.97                 17    0.250               0.017    0.358
4942374   78.79                       0.250               0.017    0.858
4942454   72.42                       0.250               0.017    0.483
4942589   80.00                       0.250               0.017    0.608
4942607   77.66                       0.250               0.017    0.483
4942739   89.87                 33    0.250               0.017    0.733
4942765   75.00                       0.250               0.017    0.733
4942896   72.99                       0.250               0.017    1.108
4942995   76.25                       0.250               0.017    0.983
4943033   63.33                       0.250               0.017    0.983
4943038   80.00                       0.250               0.017    0.858
4943083   69.38                       0.250               0.017    0.983
4943085   70.47                       0.250               0.017    0.233
4943121   65.10                       0.250               0.017    0.858
4943136   84.85                 11    0.250               0.017    0.858
4943160   78.24                       0.250               0.017    1.358
4943226   79.99                       0.250               0.017    0.983
4943235   90.00                 12    0.250               0.017    0.733
4943260   69.32                       0.250               0.017    0.733
4943293   24.97                       0.250               0.017    0.483
4943332   90.00                  1    0.250               0.017    0.000
4943416   79.80                       0.250               0.017    0.608
4943518   38.10                       0.250               0.017    0.608
4943745   83.13                 17    0.250               0.017    0.733
4943812   50.74                       0.250               0.017    0.483
4943875   69.16                       0.250               0.017    0.858
4943915   69.90                       0.250               0.017    0.733
4944167   80.00                       0.250               0.017    0.733
4944180   70.00                       0.250               0.017    0.733
4944193   90.00                  6    0.250               0.017    0.733
4944264   62.50                       0.250               0.017    0.108
4944266   79.99                       0.250               0.017    1.233
4944303   80.00                       0.250               0.017    0.983
4944324   80.00                       0.250               0.017    0.733
4944352   80.00                       0.250               0.017    0.608
4944400   80.00                       0.250               0.017    0.483
4944469   55.86                       0.250               0.017    0.733
4944524   80.00                       0.250               0.017    0.983
4944629   69.59                       0.250               0.017    0.858
4944632   73.68                       0.250               0.017    0.858
4944688   75.49                       0.250               0.017    0.858
4944719   80.00                       0.250               0.017    0.483
4944830   80.00                       0.250               0.017    0.608
4944896   74.99                       0.250               0.017    0.983
4944975   80.00                       0.250               0.017    0.358
4945111   73.56                       0.250               0.017    0.858
4945123   67.37                       0.250               0.017    0.858
4945126   89.97                 11    0.250               0.017    1.108
4945149   73.50                       0.250               0.017    0.858
4945348   59.11                       0.250               0.017    0.733
4945495   37.04                       0.250               0.017    0.608
4945554   77.75                       0.250               0.017    0.858
4945601   69.77                       0.250               0.017    0.858
4945608   69.33                       0.250               0.017    0.483
4945625   63.89                       0.250               0.017    0.483
4945692   68.14                       0.250               0.017    0.733
4945933   80.00                       0.250               0.017    0.483
4946035   39.37                       0.250               0.017    0.233
4946076   46.71                       0.250               0.017    0.608
4946185   80.00                       0.250               0.017    0.608
4946222   75.00                       0.250               0.017    0.608
4946297   64.31                       0.250               0.017    0.233
4946326   89.89                 11    0.250               0.017    0.858
4946518   65.71                       0.250               0.017    0.608
4946563   69.11                       0.250               0.017    0.858
4946582   80.00                       0.250               0.017    0.858
4946611   90.00                  1    0.250               0.017    0.858
4946647   80.00                       0.250               0.017    0.733
4946652   69.86                       0.250               0.017    0.358
4946697   80.00                       0.250               0.017    0.733
4946871   56.18                       0.250               0.017    0.233
4946974   79.71                       0.250               0.017    0.608
4946999   80.00                       0.250               0.017    0.983
4947023   66.00                       0.250               0.017    0.733
4947042   70.60                       0.250               0.017    0.983
4947075   50.00                       0.250               0.017    0.983
4947087   90.00                  1    0.250               0.017    0.000
4947089   79.98                       0.250               0.017    0.983
4947133   74.82                       0.250               0.017    1.108
4947176   71.40                       0.250               0.017    0.358
4947196   68.97                       0.250               0.017    0.858
4947457   48.00                       0.250               0.017    1.233
4947463   61.11                       0.250               0.017    0.108
4947493   52.38                       0.250               0.017    0.733
4947670   69.00                       0.250               0.017    0.983
4947841   61.09                       0.250               0.017    0.483
4947850   71.33                       0.250               0.017    0.608
4947857   41.11                       0.250               0.017    0.108
4947907   73.76                       0.250               0.017    0.483
4947935   80.00                       0.250               0.017    0.483
4947998   71.74                       0.250               0.017    0.733
4948023   80.00                       0.250               0.017    0.733
4948029   80.00                       0.250               0.017    0.983
4948152   78.67                       0.250               0.017    0.733
4948177   52.17                       0.250               0.017    1.108
4948197   80.00                       0.250               0.017    0.733
4948228   90.00                 11    0.250               0.017    0.858
4948239   71.44                       0.250               0.017    0.733
4948268   66.20                       0.250               0.017    0.608
4948333   79.62                       0.250               0.017    0.608
4948383   90.00                 33    0.250               0.017    0.733
4948394   76.67                       0.250               0.017    0.358
4948401   40.10                       0.250               0.017    0.483
4948413   34.43                       0.250               0.017    0.733
4948446   80.00                       0.250               0.017    1.233
4948454   64.42                       0.250               0.017    0.358
4948530   79.72                       0.250               0.017    0.983
4948697   75.00                       0.250               0.017    1.233
4948786   33.40                       0.250               0.017    0.483
4948827   58.00                       0.250               0.017    0.733
4948877   79.95                       0.250               0.017    0.000
4948919   80.00                       0.250               0.017    0.858
4949027   74.95                       0.250               0.017    0.733
4949033   89.99                 24    0.250               0.017    0.733
4949038   80.00                       0.250               0.017    0.608
4949054   75.33                       0.250               0.017    0.733
4949059   61.63                       0.250               0.017    0.483
4949121   80.00                       0.250               0.017    0.483
4949148   72.67                       0.250               0.017    0.983
4949175   80.00                       0.250               0.017    0.858
4949272   49.23                       0.250               0.017    0.858
4949286   94.92                  6    0.250               0.017    0.483
4949329   64.29                       0.250               0.017    0.733
4949386   73.33                       0.250               0.017    0.733
4949480   75.48                       0.250               0.017    0.608
4949505   72.38                       0.250               0.017    1.358
4949564   67.59                       0.250               0.017    0.733
4949597   68.09                       0.250               0.017    0.858
4949603   70.06                       0.250               0.017    0.608
4949685   75.00                       0.250               0.017    0.483
4949836   80.00                       0.250               0.017    0.733
4949858   69.31                       0.250               0.017    0.983
4949862   74.26                       0.250               0.017    0.358
4949916   72.37                       0.250               0.017    0.733
4949944   75.00                       0.250               0.017    0.608
4949946   94.97                 17    0.250               0.017    0.983
4949980   72.73                       0.250               0.017    0.858
4950293   69.00                       0.250               0.017    0.733
4950399   90.00                 17    0.250               0.017    0.358
4950534   66.43                       0.250               0.017    0.608
4950599   80.00                       0.250               0.017    0.483
4950622   73.66                       0.250               0.017    0.733
4950693   56.98                       0.250               0.017    0.608
4950701   57.63                       0.250               0.017    0.108
4950805   51.86                       0.250               0.017    0.733
4950809   80.00                       0.250               0.017    0.733
4950913   77.22                       0.250               0.017    0.858
4951003   62.30                       0.250               0.017    0.483
4951107   58.69                       0.250               0.017    0.358
4951157   74.02                       0.250               0.017    0.483
4951216   64.29                       0.250               0.017    0.358
4951244   88.16                 33    0.250               0.017    0.733
4951257   88.22                 12    0.250               0.017    1.233
4951318   68.30                       0.250               0.017    0.483
4951337   67.84                       0.250               0.017    0.858
4951432   79.73                       0.250               0.017    0.483
4951434   68.00                       0.250               0.017    0.733
4951463   64.17                       0.250               0.017    0.608
4951477   69.32                       0.250               0.017    0.608
4951499   67.78                       0.250               0.017    0.858
4951651   63.25                       0.250               0.017    0.858
4951737   74.59                       0.250               0.017    0.858
4951807   80.00                       0.250               0.017    0.858
4951812   88.87                 13    0.250               0.017    0.608
4951815   73.86                       0.250               0.017    0.608
4951816   80.00                       0.250               0.017    0.983
4951843   68.00                       0.250               0.017    0.733
4951913   72.50                       0.250               0.017    0.733
4951944   58.49                       0.250               0.017    0.233
4951952   75.00                       0.250               0.017    0.483
4952029   95.00                  6    0.250               0.017    0.983
4952109   80.00                       0.250               0.017    0.483
4952155   69.33                       0.250               0.017    0.858
4952183   55.34                       0.250               0.017    0.733
4952204   45.39                       0.250               0.017    0.000
4952234   75.00                       0.250               0.017    0.858
4952275   75.00                       0.250               0.017    0.858
4952308   80.00                       0.250               0.017    0.483
4952323   80.00                       0.250               0.017    0.858
4952343   73.85                       0.250               0.017    0.858
4952352   77.78                       0.250               0.017    1.233
4952389   82.83                  1    0.250               0.017    0.483
4952394   78.18                       0.250               0.017    1.108
4952499   68.00                       0.250               0.017    0.858
4952522   74.99                       0.250               0.017    0.108
4952532   72.14                       0.250               0.017    0.358
4952549   55.56                       0.250               0.017    0.608
4952613   72.60                       0.250               0.017    0.358
4952645   80.00                       0.250               0.017    0.483
4952707   51.28                       0.250               0.017    0.233
4952748   64.29                       0.250               0.017    0.483
4952828   73.38                       0.250               0.017    0.858
4952847   80.00                       0.250               0.017    0.358
4952899   69.86                       0.250               0.017    0.858
4952911   80.00                       0.250               0.017    0.483
4952932   77.80                       0.250               0.017    0.483
4952936   75.63                       0.250               0.017    0.483
4952965   90.00                 33    0.250               0.017    0.358
4952981   72.31                       0.250               0.017    0.858
4953007   65.11                       0.250               0.017    0.358
4953025   90.00                 13    0.250               0.017    0.608
4953125   52.85                       0.250               0.017    1.483
4953157   72.16                       0.250               0.017    0.000
4953165   80.00                       0.250               0.017    0.858
4953170   80.00                       0.250               0.017    0.733
4953174   79.59                       0.250               0.017    0.983
4953179   69.40                       0.250               0.017    0.608
4953189   80.00                       0.250               0.017    0.858
4953204   80.00                       0.250               0.017    0.358
4953208   79.61                       0.250               0.017    0.733
4953229   80.00                       0.250               0.017    0.858
4953240   68.67                       0.250               0.017    0.733
4953244   71.48                       0.250               0.017    0.608
4953257   80.00                       0.250               0.017    0.983
4953263   80.00                       0.250               0.017    0.608
4953302   90.00                  1    0.250               0.017    1.108
4953369   58.04                       0.250               0.017    0.733
4953489   80.00                       0.250               0.017    0.858
4953504   69.26                       0.250               0.017    0.108
4953515   59.88                       0.250               0.017    0.733
4953650   66.32                       0.250               0.017    0.858
4953663   66.82                       0.250               0.017    0.858
4953664   79.27                       0.250               0.017    1.108
4953680   80.00                       0.250               0.017    0.483
4953711   79.99                       0.250               0.017    0.733
4953722   80.00                       0.250               0.017    0.608
4953738   80.00                       0.250               0.017    0.483
4953772   68.89                       0.250               0.017    1.358
4953777   74.26                       0.250               0.017    0.858
4953799   68.19                       0.250               0.017    0.983
4953810   62.90                       0.250               0.017    0.858
4953812   80.00                       0.250               0.017    0.733
4953815   64.40                       0.250               0.017    0.733
4953834   53.72                       0.250               0.017    0.608
4953857   80.00                       0.250               0.017    0.483
4953859   74.04                       0.250               0.017    0.733
4953882   57.14                       0.250               0.017    1.233
4954008   79.99                       0.250               0.017    0.858
4954016   80.00                       0.250               0.017    0.733
4954021   79.54                       0.250               0.017    0.983
4954024   80.00                       0.250               0.017    0.358
4954027   79.99                       0.250               0.017    0.483
4954045   79.86                       0.250               0.017    0.733
4954115   78.73                       0.250               0.017    1.108
4954134   77.30                       0.250               0.017    1.108
4954146   79.28                       0.250               0.017    1.233
4954175   80.00                       0.250               0.017    1.233
4954217   55.21                       0.250               0.017    0.608
4954227   70.00                       0.250               0.017    0.483
4954237   51.65                       0.250               0.017    0.733
4954242   79.75                       0.250               0.017    0.733
4954262   80.00                       0.250               0.017    0.983
4954299   59.36                       0.250               0.017    0.733
4954323   95.00                 33    0.250               0.017    1.233
4954364   67.69                       0.250               0.017    1.733
4954397   75.00                       0.250               0.017    0.858
4954401   48.39                       0.250               0.017    0.608
4954408   80.00                       0.250               0.017    0.108
4954413   66.06                       0.250               0.017    0.858
4954414   71.24                       0.250               0.017    0.733
4954415   62.46                       0.250               0.017    0.608
4954448   80.00                       0.250               0.017    1.358
4954465   80.00                       0.250               0.017    1.108
4954469   69.23                       0.250               0.017    0.983
4954472   79.99                       0.250               0.017    0.858
4954475   77.14                       0.250               0.017    0.858
4954634   79.62                       0.250               0.017    0.983
4954664   71.43                       0.250               0.017    0.733
4954677   66.67                       0.250               0.017    0.000
4954685   69.72                       0.250               0.017    0.608
4954908   76.73                       0.250               0.017    0.108
4955014   67.82                       0.250               0.017    0.108
4955022   51.33                       0.250               0.017    0.983
4955036   68.97                       0.250               0.017    0.483
4955087   80.00                       0.250               0.017    1.108
4955127   77.63                       0.250               0.017    0.233
4955255   59.26                       0.250               0.017    0.233
4955520   67.53                       0.250               0.017    0.733
4955562   71.84                       0.250               0.017    0.608
4955757   74.44                       0.250               0.017    0.858
4955793   36.17                       0.250               0.017    0.608
4955815   72.66                       0.250               0.017    0.483
4955831   56.34                       0.250               0.017    0.483
4955868   65.00                       0.250               0.017    0.483
4955890   60.83                       0.250               0.017    1.233
4955948   76.59                       0.250               0.017    0.358
4956076   88.41                 33    0.250               0.017    0.858
4956077   75.00                       0.250               0.017    0.608
4956116   74.79                       0.250               0.017    0.983
4956256   77.09                       0.250               0.017    0.358
4956340   75.87                       0.250               0.017    0.483
4956358   69.89                       0.250               0.017    0.858
4956389   79.45                       0.250               0.017    0.983
4956390   56.76                       0.250               0.017    0.858
4956394   68.10                       0.250               0.017    0.233
4956409   73.80                       0.250               0.017    0.483
4956427   79.98                       0.250               0.017    0.608
4956428   74.74                       0.250               0.017    0.000
4956457   78.25                       0.250               0.017    0.358
4956505   80.00                       0.250               0.017    0.858
4956570   63.42                       0.250               0.017    0.858
4956608   54.18                       0.250               0.017    0.608
4956685   80.00                       0.250               0.017    0.608
4956734   70.00                       0.250               0.017    0.483
4956749   90.00                 33    0.250               0.017    0.358
4956841   58.97                       0.250               0.017    0.733
4956859   42.17                       0.250               0.017    0.233
4956933   57.26                       0.250               0.017    0.733
4957094   80.00                       0.250               0.017    0.108
4957216   69.56                       0.250               0.017    0.983
4957240   56.18                       0.250               0.017    0.733
4957251   70.00                       0.250               0.017    0.483
4957347   62.96                       0.250               0.017    0.358
4957390   75.00                       0.250               0.017    0.358
4957399   75.00                       0.250               0.017    0.733
4957426   61.95                       0.250               0.017    0.858
4957481   95.00                  1    0.250               0.017    0.858
4957616   57.64                       0.250               0.017    0.858
4957696   89.97                 11    0.250               0.017    0.483
4957712   74.67                       0.250               0.017    0.858
4957741   70.74                       0.250               0.017    0.483
4957743   60.80                       0.250               0.017    0.483
4958050   80.00                       0.250               0.017    0.358
4958137   75.72                       0.250               0.017    0.733
4958276   55.65                       0.250               0.017    0.733
4958572   52.33                       0.250               0.017    0.483
4958574   53.58                       0.250               0.017    0.483
4958582   80.76                 33    0.250               0.017    0.858
4958585   58.52                       0.250               0.017    0.733
4958869   90.00                 33    0.250               0.017    0.483
4959006   76.47                       0.250               0.017    0.608
4959057   77.45                       0.250               0.017    0.733
4959091   67.11                       0.250               0.017    0.358
4959180   63.55                       0.250               0.017    0.858
4959191   31.67                       0.250               0.017    0.358
4959303   80.00                       0.250               0.017    0.858
4959409   85.90                 33    0.250               0.017    0.483
4959527   80.00                       0.250               0.017    0.983
4959816   70.00                       0.250               0.017    0.233
4959919   70.01                       0.250               0.017    0.733
4959934   54.45                       0.250               0.017    0.733
4959941   85.63                 11    0.250               0.017    0.858
4960412   68.18                       0.250               0.017    0.358
4960430   57.14                       0.250               0.017    0.733
4960450   32.38                       0.250               0.017    0.733
4960921   80.00                       0.250               0.017    0.233
4961115   73.84                       0.250               0.017    0.858
4961653   59.52                       0.250               0.017    0.608
4961659   63.49                       0.250               0.017    0.358
4962039   89.99                 12    0.250               0.017    0.483
4962554   73.69                       0.250               0.017    0.858
4963642   80.00                       0.250               0.017    0.233
4964041   66.56                       0.250               0.017    0.233
4964048   80.00                       0.250               0.017    0.858
4964058   71.20                       0.250               0.017    1.108
4964091   69.20                       0.250               0.017    0.733
4964282   71.75                       0.250               0.017    0.608
4964546   64.67                       0.250               0.017    0.858
4964558   77.67                       0.250               0.017    0.358
4964613   75.00                       0.250               0.017    0.983
4964640   74.89                       0.250               0.017    0.733
4964727   79.78                       0.250               0.017    0.733
4964781   69.87                       0.250               0.017    0.733
4964784   63.00                       0.250               0.017    0.858
4965021   67.34                       0.250               0.017    0.983
4965167   79.99                       0.250               0.017    0.108
4965634   80.00                       0.250               0.017    0.858
4965677   89.99                  1    0.250               0.017    0.608
4965715   69.05                       0.250               0.017    0.858
4965903   80.00                       0.250               0.017    0.483
4966037   71.43                       0.250               0.017    0.858
4966065   53.15                       0.250               0.017    0.858
4966174   54.60                       0.250               0.017    1.233
4966175   75.34                       0.250               0.017    0.733
4966433   79.77                       0.250               0.017    0.608
4966451   57.01                       0.250               0.017    0.858
4966564   77.92                       0.250               0.017    0.358
4967896   70.00                       0.250               0.017    0.608
4967904   65.83                       0.250               0.017    0.358



COUNT:                   625
WAC:              7.20210325
WAM:             356.7661942
WALTV:           71.78570154

                                    EXHIBIT F-3

NASCOR
NMI / 1999-07  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)       (ii)                                      (iii)     (iv)      (v)       (vi)        (vii)     (viii)     (ix)
--------  -------------------------  -----   -----  --------  --------  --------  ----------  --------  ---------  ----------------
                                                                        NET                                        CUT-OFF
MORTGAGE                                                      MORTGAGE  MORTGAGE  CURRENT     ORIGINAL  SCHEDULED  DATE
LOAN                                         ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     TERM TO   MATURITY   PRINCIPAL
NUMBER    CITY                       STATE   CODE   TYPE      RATE      RATE      PAYMENT     MATURITY  DATE       BALANCE
--------  -------------------------  -----   -----  --------  --------  --------  ----------  --------  ---------  ----------------
4815027   STAFFORD                   VA      22554  SFD           738%     6.250  $ 1,910.07      360   1-Jun-28   $     274,829.83
4842330   SAUGUS                     MA      01906  SFD           763%     6.250  $ 2,208.32      360   1-Sep-28   $     310,238.90
4849423   FAIRFAX                    CA      94930  SFD           738%     6.250  $ 1,795.76      360   1-Aug-28   $     258,794.56
4850809   ATLANTA                    GA      30318  SFD           725%     6.250  $ 2,837.85      360   1-May-28   $     413,007.76
4855076   HIDDEN HILLS               CA      91302  SFD           788%     6.250  $ 7,308.70      360   1-Oct-27   $     978,512.08
4868649   LONGWOOD                   FL      32779  SFD           750%     6.250  $ 1,922.84      360   1-Aug-28   $     273,756.16
4872964   DEWEY BEACH                DE      19971  PUD           725%     6.250  $ 2,265.51      360   1-Aug-28   $     329,053.08
4874630   ENGLEWOOD                  CO      80111  SFD           725%     6.250  $ 2,271.65      360   1-Aug-28   $     330,665.34
4875797   CHATSWORTH                 CA      91311  SFD           738%     6.250  $ 2,719.53      360   1-Aug-28   $     391,924.50
4876333   LAGUNA NIGUEL              CA      92677  SFD           750%     6.250  $ 2,188.54      360   1-Jul-28   $     311,343.17
4878269   BLOOMFIELD HILLS           MI      48302  SFD           763%     6.250  $ 1,981.83      360   1-Sep-28   $     278,899.88
4880934   TEANECK                    NJ      07666  SFD           775%     6.250  $ 1,776.71      360   1-Sep-28   $     246,749.80
4891188   ROSWELL                    GA      30076  SFD           713%     6.250  $ 2,795.93      360   1-Sep-28   $     412,831.56
4900048   BALD HEAD ISLAND           NC      28461  SFD           650%     6.233  $ 1,880.40      360   1-Oct-28   $     296,415.46
4909635   WEST BLOOMFIELD            MI      48322  SFD           750%     6.250  $ 4,474.98      360   1-Sep-28   $     576,106.20
4909680   LOS ANGELES                CA      90077  SFD           725%     6.250  $ 1,816.29      360   1-Oct-28   $     265,411.66
4909930   PARKER                     CO      80138  SFD           738%     6.250  $ 2,820.72      360   1-Oct-28   $     407,145.45
4910174   WINFIELD                   IL      60190  SFD           738%     6.250  $ 1,932.11      360   1-Sep-28   $     278,664.53
4910271   NOVATO                     CA      94949  SFD           713%     6.250  $ 2,856.57      360   1-Oct-28   $     422,631.59
4911361   LAFAYETTE HILL             PA      19444  SFD           750%     6.250  $ 2,097.65      360   1-Oct-28   $     299,101.02
4912002   AURORA                     IL      60504  PUD           738%     6.250  $ 2,069.96      360   1-Sep-28   $     298,545.63
4914959   TEMECULA                   CA      92592  SFD           750%     6.250  $ 2,039.96      360   1-Nov-28   $     291,096.36
4919326   SEAL BEACH                 CA      90740  SFD           700%     6.250  $ 1,629.33      360   1-Oct-28   $     243,717.12
4919448   SAN JOSE                   CA      95124  SFD           735%     6.250  $ 1,768.60      360   1-Oct-28   $     255,907.52
4919493   NAPA                       CA      94558  SFD           730%     6.250  $ 1,964.17      360   1-Oct-28   $     285,606.70
4920019   SAN DIEGO                  CA      92131  SFD           725%     6.250  $ 2,237.54      360   1-Oct-28   $     326,967.20
4920226   SANTA BARBARA              CA      93111  SFD           725%     6.250  $ 2,655.04      360   1-Sep-28   $     387,663.43
4920339   SAN JOSE                   CA      95138  SFD           755%     6.250  $ 2,473.30      360   1-Oct-28   $     350,955.66
4920965   SANTA BARBARA              CA      93105  SFD           745%     6.250  $ 2,504.86      360   1-Oct-28   $     358,910.46
4921092   LAGUNA BEACH               CA      92677  SFD           735%     6.250  $ 4,464.54      360   1-Sep-28   $     643,330.38
4921234   CYPRESS                    CA      90630  SFD           745%     6.250  $ 1,614.25      360   1-Oct-28   $     230,489.65
4922044   SIERRA MADRE               CA      91024  SFD           710%     6.250  $ 1,955.62      360   1-Oct-28   $     290,056.18
4922053   SAN CARLOS                 CA      94070  SFD           740%     6.250  $ 2,908.00      360   1-Oct-28   $     418,716.19
4922939   WALNUT CREEK               CA      94596  SFD           725%     6.250  $ 2,407.09      240   1-Oct-18   $     302,260.96
4922991   LOS ANGELES                CA      90035  SFD           800%     6.250  $ 2,641.55      360   1-Nov-28   $     358,227.34
4923604   LAKE ZURICH                IL      60047  SFD           738%     6.250  $ 1,795.76      360   1-Oct-28   $     259,105.33
4923708   SCOTTSDALE                 AZ      85259  SFD           738%     6.250  $ 1,630.00      360   1-Oct-28   $     235,275.02
4923726   JAMISON                    PA      18929  SFD           725%     6.250  $ 1,769.98      360   1-Oct-28   $     258,643.00
4923796   WESTMINSTER                CO      80021  SFD           738%     6.250  $ 1,989.15      360   1-Oct-28   $     286,738.28
4924906   SANTA BARBARA              CA      93108  SFD           760%     6.250  $ 6,778.32      360   1-Oct-28   $     957,114.24
4931064   BURBANK                    CA      91505  SFD           763%     6.250  $ 1,670.39      360   1-Nov-28   $     235,476.17
4931151   AUSTIN                     TX      78746  SFD           738%     6.250  $ 3,190.92      360   1-Oct-28   $     460,580.80
4931491   NAPLES                     FL      34112  SFD           738%     6.250  $ 2,297.19      360   1-Jan-29   $     332,346.91
4931750   PRINCETON TOWNSHIP         NJ      08540  SFD           750%     6.250  $ 2,027.73      360   1-Oct-28   $     288,127.84
4932027   WHEATON                    IL      60188  SFD           738%     6.250  $ 1,795.76      360   1-Sep-28   $     258,998.56
4932171   NEW PROVIDENCE BORO        NJ      07974  SFD           663%     6.250  $ 1,968.96      360   1-Jan-29   $     307,228.70
4934097   SAN JOSE                   CA      95138  SFD           763%     6.250  $ 2,458.17      360   1-Dec-28   $     346,795.66
4941422   PHOENIX                    AZ      85254  SFD           713%     6.250  $ 2,400.12      360   1-Dec-28   $     355,678.53
4941434   GIG HARBOR                 WA      98332  SFD           725%     6.250  $ 2,476.30      360   1-Nov-28   $     361,843.52
4941483   HINSDALE                   IL      60521  SFD           700%     6.250  $ 3,991.82      360   1-Nov-28   $     598,515.92
4941549   BELMONT                    CA      94002  SFD           725%     6.250  $ 1,916.92      360   1-Nov-28   $     280,338.38
4941931   CLIFTON                    VA      20124  SFD           675%     6.250  $ 1,774.57      360   1-Nov-28   $     272,870.25
4941966   SCOTTSDALE                 AZ      85255  SFD           688%     6.250  $ 1,732.65      360   1-Dec-28   $     263,305.57
4942006   LA MIRADA                  CA      90638  SFD           700%     6.250  $ 1,729.79      360   1-Dec-28   $     259,572.51
4942042   FREMONT                    CA      94536  SFD           700%     6.250  $ 1,916.07      360   1-Nov-28   $     287,158.96
4942072   SEATTLE                    WA      98119  SFD           663%     6.250  $ 1,947.83      360   1-Nov-28   $     303,318.83
4942294   SAN JOSE                   CA      95124  SFD           725%     6.250  $ 2,046.53      360   1-Dec-28   $     299,530.53
4942296   LONGMONT                   CO      80501  SFD           700%     6.250  $ 2,388.44      360   1-Nov-28   $     358,112.02
4942332   TEMPE                      AZ      85284  SFD           675%     6.250  $ 2,821.41      360   1-Nov-28   $     433,870.07
4942344   NEWPORT COAST              CA      92657  SFD           713%     6.250  $ 3,295.16      360   1-Nov-28   $     487,919.63
4942361   ANAHEIM                    CA      92808  SFD           688%     6.250  $ 1,518.82      360   1-Nov-28   $     230,613.94
4942368   LITTLETON                  CO      80127  PUD           725%     6.250  $ 1,603.12      360   1-Oct-28   $     234,260.01
4942429   COLORADO SPRINGS           CO      80906  SFD           675%     6.250  $ 1,836.83      360   1-Nov-28   $     282,464.39
4942565   ATLANTA                    GA      30328  SFD           663%     6.250  $ 2,168.10      360   1-Dec-28   $     338,000.85
4942587   TUALATIN                   OR      97062  SFD           738%     6.250  $ 2,016.77      360   1-Nov-28   $     291,228.72
4942588   FOSTER CITY                CA      94404  SFD           700%     6.250  $ 2,292.64      360   1-Nov-28   $     343,747.63
4942590   DANVILLE                   CA      94526  SFD           688%     6.250  $ 2,581.73      360   1-Dec-28   $     392,337.77
4942597   IRVINE                     CA      92612  SFD           700%     6.250  $ 2,001.23      360   1-Nov-28   $     300,055.99
4942604   STERLING                   VA      20165  SFD           713%     6.250  $ 1,886.42      360   1-Nov-28   $     279,324.24
4942657   RENO                       NV      89509  SFD           663%     6.250  $ 2,881.40      360   1-Nov-28   $     448,802.33
4942663   CARMEL                     IN      46033  SFD           725%     6.250  $ 1,716.70      360   1-Dec-28   $     251,256.19
4942671   SOUTHLAKE                  TX      76092  SFD           675%     6.250  $ 2,754.27      360   1-Nov-28   $     422,840.22
4942692   GREAT FALLS                VA      22066  SFD           700%     6.250  $ 2,448.32      360   1-Oct-28   $     366,782.80
4942950   SAN FRANCISCO              CA      94112  SFD           725%     6.250  $ 1,986.50      360   1-Nov-28   $     290,514.37
4942958   CHICAGO                    IL      60631  SFD           750%     6.250  $ 1,957.81      360   1-Nov-28   $     279,372.66
4942963   ISSAQUAH                   WA      98029  SFD           700%     6.250  $ 1,776.36      360   1-Nov-28   $     265,836.66
4942993   INDIANAPOLIS               IN      46236  SFD           700%     6.250  $ 2,005.89      360   1-Nov-28   $     300,754.25
4943010   SOUTHLAKE                  TX      76092  SFD           713%     6.250  $ 1,999.60      360   1-Nov-28   $     296,083.71
4943025   SEATTLE                    WA      98116  SFD           750%     6.250  $ 1,966.54      360   1-Oct-28   $     280,407.23
4943035   EDWARDSVILLE               IL      62025  SFD           738%     6.250  $ 2,293.05      360   1-Nov-28   $     331,237.43
4943044   ROCKVILLE                  MD      20853  SFD           700%     6.250  $ 1,756.40      360   1-Dec-28   $     263,565.94
4943046   SACRAMENTO                 CA      95829  SFD           688%     6.250  $ 1,865.68      360   1-Dec-28   $     283,521.44
4943067   WOODINVILLE                WA      98072  SFD           700%     6.250  $ 2,022.52      360   1-Nov-28   $     303,248.07
4943075   MILL CREEK                 WA      98012  SFD           713%     6.250  $ 1,793.44      360   1-Nov-28   $     264,737.18
4943112   EL DORADO HILLS            CA      95762  SFD           675%     6.250  $ 1,670.79      360   1-Nov-28   $     256,930.88
4943142   FAIR OAKS                  CA      95628  SFD           700%     6.250  $ 2,554.76      360   1-Nov-28   $     383,050.20
4943162   SAN FRANCISCO              CA      94114  SFD           738%     6.250  $ 2,398.03      360   1-Nov-28   $     346,402.53
4943236   DALY CITY                  CA      94015  SFD           750%     6.250  $ 1,734.05      360   1-Dec-28   $     247,127.62
4943303   ROCKVILLE                  MD      20852  SFD           725%     6.250  $ 1,785.26      360   1-Sep-28   $     260,666.81
4943311   ORINDA                     CA      94563  SFD           713%     6.250  $ 2,270.44      360   1-Nov-28   $     336,186.69
4943330   ISSAQUAH                   WA      98029  SFD           713%     6.250  $ 1,877.32      360   1-Nov-28   $     277,977.51
4943338   BELLEVUE                   WA      98006  SFD           713%     6.250  $ 2,723.17      360   1-Nov-28   $     403,224.54
4943347   WINTER PARK                FL      32789  SFD           700%     6.250  $ 2,270.01      360   1-Nov-28   $     340,356.06
4943367   KIRKLAND                   WA      98033  SFD           713%     6.250  $ 2,290.64      360   1-Aug-28   $     338,344.25
4943453   FRANKLIN                   TN      37064  SFD           725%     6.250  $ 2,084.66      338   1-Dec-26   $     298,901.11
4943465   RAMONA                     CA      92065  SFD           763%     6.250  $ 2,264.94      360   1-Oct-28   $     319,064.70
4943476   CROWNSVILLE                MD      21032  SFD           725%     6.250  $ 2,680.96      360   1-Nov-28   $     392,074.68
4943538   MIDDLETOWN                 NJ      07748  SFD           738%     6.250  $ 1,830.29      360   1-Dec-28   $     264,595.48
4943613   SAN JOSE                   CA      95123  SFD           713%     6.250  $ 2,425.39      360   1-Nov-28   $     359,131.19
4943793   SAN FRANCISCO              CA      94123  SFD           725%     6.250  $ 6,821.42      360   1-Oct-28   $     996,800.80
4944111   LOS ALTOS                  CA      94022  SFD           738%     6.250  $ 6,554.51      360   1-Sep-28   $     945,344.78
4944155   PARKER                     CO      80138  SFD           738%     6.250  $ 3,453.38      360   1-Oct-28   $     498,464.07
4944168   SANTA BARBARA              CA      93111  SFD           738%     6.250  $ 5,131.72      360   1-Oct-28   $     740,717.60
4944440   RANCHO SANTA FE            CA      92067  SFD           738%     6.250  $ 6,865.31      360   1-Oct-28   $     990,946.59
4944590   REDLANDS                   CA      92374  SFD           750%     6.250  $ 5,397.94      360   1-Oct-28   $     769,686.67
4944621   BROOKLINE                  MA      02467  SFD           713%     6.250  $ 1,827.13      360   1-Nov-28   $     269,846.52
4944706   LA JOLLA                   CA      92037  LCO           700%     6.250  $ 2,125.64      360   1-Sep-28   $     318,175.19
4944790   ALEXANDRIA                 VA      22314  SFD           688%     6.250  $ 1,665.98      360   1-Nov-28   $     252,905.92
4944901   HYDESVILLE                 CA      95547  SFD           750%     6.250  $ 1,992.76      360   1-Nov-28   $     284,361.50
4944917   LOS ANGELES                CA      90077  SFD           738%     6.250  $ 5,760.23      360   1-Oct-28   $     831,438.08
4944954   BEVERLY HILLS              CA      90210  SFD           725%     6.250  $ 6,719.44      360   1-Oct-28   $     981,898.44
4945029   AURORA                     CO      80016  SFD           738%     6.250  $ 4,289.09      360   1-Oct-28   $     619,092.40
4945609   LARKSPUR                   CA      94939  SFD           775%     6.250  $ 5,641.75      360   1-Sep-28   $     784,684.81
4945666   GLENDALE                   AZ      85304  SFD           763%     6.250  $   618.61      360   1-Jul-28   $      86,948.68
4945679   BAILEY                     CO      80421  SFD           763%     6.250  $   368.06      360   1-Nov-27   $      51,409.54
4945937   PORTLAND                   OR      97225  SFD           800%     6.250  $ 1,665.65      360   1-Oct-27   $     224,437.20
4945940   LAGUNA NIGUEL              CA      92677  SFD           713%     6.250  $ 6,063.47      360   1-Sep-28   $     896,358.40
4947458   GARDNERVILLE               NV      89410  SFD           750%     6.250  $ 1,840.33      360   1-Dec-28   $     262,808.12
4947507   NORTH ANDOVER              MA      01845  SFD           725%     6.250  $ 1,678.15      360   1-Nov-28   $     245,420.81
4947536   WALNUT CREEK               CA      94596  SFD           738%     6.250  $ 1,837.20      360   1-Dec-28   $     265,593.94
4947556   HUTCHINSON                 KS      67502  SFD           700%     6.250  $ 1,812.95      360   1-Dec-28   $     272,051.96
4947644   BERKELEY                   CA      94708  SFD           713%     6.250  $ 2,884.53      360   1-Dec-28   $     427,130.97
4949189   WESTON                     MA      02493  SFD           713%     6.250  $ 2,957.62      360   1-Nov-28   $     437,940.56
4949194   WENATCHEE                  WA      98801  SFD           738%     6.250  $ 1,771.58      360   1-Nov-28   $     255,910.88
4949236   HUNTINGTON BEACH           CA      92648  SFD           675%     6.250  $ 1,750.57      360   1-Dec-28   $     269,333.37
4949292   LAKE FOREST                CA      92630  SFD           713%     6.250  $ 1,589.98      360   1-Dec-28   $     235,621.42
4954539   DELRAY BEACH               FL      33446  SFD           700%     6.250  $ 2,474.93      360   1-Dec-28   $     371,388.36
4954546   TOMS RIVER                 NJ      08755  SFD           675%     6.250  $ 1,561.82      360   1-Dec-28   $     239,769.11
4954554   RANDOLPH TOWNSHIP          NJ      07945  SFD           750%     6.250  $ 3,845.68      360   1-Dec-28   $     549,181.09
4954567   BOERNE                     TX      78006  SFD           725%     6.250  $ 2,319.40      360   1-Sep-28   $     338,657.71
4954573   LITTLETON                  CO      80127  SFD           700%     6.250  $ 3,293.25      360   1-Nov-28   $     493,775.63
4954578   TOPANGA                    CA      90290  SFD           700%     6.250  $ 1,955.99      360   1-Dec-28   $     293,516.61
4954585   MIDLOTHIAN                 VA      23112  SFD           675%     6.250  $ 2,474.40      360   1-Nov-28   $     380,509.06
4954590   SEVERNA PARK               MD      21146  SFD           700%     6.250  $ 2,219.45      360   1-Oct-28   $     332,496.59
4954595   MARCO ISLAND               FL      34145  HCO           700%     6.250  $ 3,326.52      360   1-Nov-28   $     498,763.26
4954599   ENGLEWOOD                  CO      80111  SFD           700%     6.250  $ 2,727.75      360   1-Dec-28   $     409,325.88
4954602   BARRINGTON HILLS           IL      60010  SFD           713%     6.250  $ 2,021.16      360   1-Dec-28   $     299,518.76
4956415   CORNELIUS                  NC      28031  SFD           688%     6.250  $ 1,995.42      360   1-Dec-28   $     303,238.11
4956430   HANOVER TOWNSHIP           NJ      07981  SFD           675%     6.250  $ 1,908.44      360   1-Dec-28   $     293,732.91
4956446   NO HOWELL                  NJ      07731  SFD           675%     6.250  $ 1,644.85      360   1-Dec-28   $     253,162.09
4956467   GOLTS                      MD      21637  SFD           638%     6.108  $ 2,495.49      360   1-Dec-28   $     399,245.23
4956481   RIDGEWOOD                  NJ      07450  SFD           688%     6.250  $ 3,324.06      360   1-Dec-28   $     504,980.21
4956492   WEST HARRISON              NY      10604  SFD           625%     5.983  $ 2,770.73      360   1-Jan-29   $     449,572.90
4956495   HILTON HEAD ISLAND         SC      29926  SFD           700%     6.250  $ 1,613.36      360   1-Dec-28   $     242,101.28
4956496   HOPEWELL TOWNSHIP          NJ      08560  SFD           638%     6.108  $ 3,431.28      360   1-Dec-28   $     548,978.49
4956507   KENNESAW                   GA      30152  SFD           700%     6.250  $ 2,586.70      360   1-Dec-28   $     388,160.74
4956513   SAN MARINO                 CA      91108  SFD           688%     6.250  $ 1,898.53      360   1-Dec-28   $     288,513.01
4956521   LAGUNA NIGUEL              CA      92677  SFD           713%     6.250  $ 1,910.67      360   1-Jan-29   $     283,373.21
4956529   EL CAJON                   CA      92019  SFD           688%     6.250  $ 1,767.14      360   1-Dec-28   $     268,546.72
4956536   MARTINEZ                   GA      30907  SFD           675%     6.250  $ 1,706.14      360   1-Dec-28   $     262,595.76
4956568   MCLEAN                     VA      22102  SFD           650%     6.233  $ 2,964.40      360   1-Dec-28   $     468,149.74
4956595   WALNUT CREEK               CA      94549  SFD           725%     6.250  $ 1,647.05      360   1-Jan-29   $     241,251.65
4956854   SCOTTSDALE                 AZ      85255  SFD           725%     6.250  $ 1,953.42      360   1-Jan-29   $     286,126.61
4956860   NEW ORLEANS                LA      70118  SFD           700%     6.250  $ 2,152.26      360   1-Dec-28   $     322,968.10
4956867   LONGBOAT KEY               FL      34228  PUD           688%     6.250  $ 3,843.03      360   1-Jan-29   $     584,508.53
4956882   LAKE CHARLES               LA      70605  SFD           725%     6.250  $ 1,739.55      360   1-Nov-28   $     254,399.61
4956895   GREAT FALLS                VA      22066  SFD           650%     6.233  $ 2,705.25      360   1-Dec-28   $     426,622.44
4956900   CHARLOTTE                  NC      28270  SFD           675%     6.250  $ 1,932.82      360   1-Dec-28   $     297,485.42
4956910   TAMPA                      FL      33606  SFD           688%     6.250  $ 1,970.79      360   1-Nov-28   $     299,239.54
4956926   MISSION VIEJO              CA      92692  SFD           713%     6.250  $ 2,081.80      360   1-Dec-28   $     308,504.31
4956949   COSTA MESA                 CA      92626  SFD           700%     6.250  $ 2,128.97      360   1-Dec-28   $     319,473.87
4956971   SUWANEE                    GA      30024  SFD           713%     6.250  $ 1,886.41      360   1-Jan-29   $     279,415.17
4956977   MILLINGTON                 TN      38053  SFD           675%     6.250  $ 1,816.08      360   1-Dec-28   $     279,516.50
4956988   BOCA RATON                 FL      33496  SFD           750%     6.250  $ 2,454.25      360   1-Nov-28   $     350,213.60
4957002   SUMMIT                     NJ      07901  SFD           688%     6.250  $ 3,284.64      360   1-Nov-28   $     498,732.60
4957266   FAIRFIELD                  CT      06430  SFD           675%     6.250  $ 3,048.41      360   1-Jan-29   $     469,595.34
4957271   MARBLEHEAD                 MA      01945  SFD           725%     6.250  $ 1,800.95      360   1-Dec-28   $     263,586.86
4957286   DARIEN                     CT      06820  SFD           713%     6.250  $ 3,772.82      360   1-Jan-29   $     559,552.18
4957292   DAVIDSON                   NC      28036  SFD           713%     6.250  $ 1,886.41      360   1-Jan-29   $     279,776.09
4957298   OLD TAPPAN                 NJ      07675  SFD           700%     6.250  $ 2,102.36      360   1-Dec-28   $     315,480.43
4957844   HOUMA                      LA      70361  SFD           650%     6.233  $ 1,643.38      360   1-Dec-28   $     259,528.63
4957878   SPARTA                     NJ      07871  SFD           725%     6.250  $ 1,746.37      360   1-Dec-28   $     255,377.85
4957880   BOCA RATON                 FL      33428  SFD           725%     6.250  $ 2,176.14      360   1-Dec-28   $     318,500.80
4958659   REDDING                    CT      06896  SFD           725%     6.250  $ 1,849.38      360   1-Sep-28   $     269,124.28
4958679   ATLANTA                    GA      30342  SFD           688%     6.250  $ 2,213.85      360   1-Jan-29   $     336,716.88
4958701   NEW CANAAN                 CT      06840  SFD           688%     6.250  $ 1,970.79      360   1-Jan-29   $     299,747.96
4958710   ROSWELL                    GA      30075  SFD           725%     6.250  $ 2,435.37      360   1-Dec-28   $     356,441.32
4958719   NORFOLK                    VA      23505  SFD           675%     6.250  $ 3,061.38      360   1-Dec-28   $     471,184.95
4958732   MARIETTA                   GA      30062  SFD           725%     6.250  $ 1,978.31      360   1-Dec-28   $     289,546.18
4958753   LAGUNA NIGUEL              CA      92677  SFD           713%     6.250  $ 2,324.33      360   1-Dec-28   $     344,446.58
4958776   WESTON                     FL      33326  PUD           675%     6.250  $ 1,738.24      360   1-Jan-29   $     267,769.26
4958806   SMYRNA                     GA      30080  SFD           688%     6.250  $ 2,186.26      360   1-Dec-28   $     332,239.21
4958825   GILBERT                    AZ      85234  PUD           688%     6.250  $ 1,954.37      360   1-Jan-29   $     297,250.06
4958990   MIAMI                      FL      33014  SFD           713%     6.250  $ 2,223.27      360   1-Dec-28   $     329,470.64
4959274   LEXINGTON                  SC      29072  SFD           700%     6.250  $ 3,168.51      360   1-Dec-28   $     475,036.38
4959278   SWEDESBORO                 NJ      08085  SFD           688%     6.250  $ 1,699.15      360   1-Dec-28   $     258,214.15
4959287   MIDDLETOWN                 MD      21769  SFD           725%     6.250  $ 1,678.16      360   1-Dec-28   $     245,615.02
4959299   DOVE CANYON AREA           CA      92679  SFD           813%     6.250  $ 2,153.25      360   1-Dec-28   $     289,619.30
4959307   ALEXANDRIA                 VA      22314  SFD           700%     6.250  $ 2,468.27      360   1-Dec-28   $     370,390.02
4959315   GAHANNA                    OH      43230  SFD           700%     6.250  $ 1,802.30      360   1-Jan-29   $     270,677.95
4959322   VIRGINIA BEACH             VA      23451  SFD           713%     6.250  $ 1,768.51      360   1-Jan-29   $     262,290.08
4959329   WINDERMERE                 FL      34786  SFD           675%     6.250  $ 4,202.92      360   1-Dec-28   $     646,555.28
4959344   WINTER PARK                FL      32789  SFD           725%     6.250  $ 1,918.62      360   1-Dec-28   $     280,809.73
4959353   COSTA MESA                 CA      92627  SFD           725%     6.250  $ 2,650.26      360   1-Jan-29   $     388,196.93
4959358   BETHESDA                   MD      20816  SFD           725%     6.250  $ 1,947.61      360   1-Dec-28   $     285,053.23
4959761   PARK CITY                  UT      84060  SFD           688%     6.250  $ 3,218.95      360   1-Nov-28   $     488,757.93
4959764   CORAL GABLES               FL      33134  SFD           688%     6.250  $ 1,537.21      360   1-Dec-28   $     233,605.70
4959772   LAKE OSWEGO                OR      97034  SFD           713%     6.250  $ 1,909.99      360   1-Oct-28   $     282,585.06
4959780   SCOTTSDALE                 AZ      85253  SFD           738%     6.250  $ 2,085.84      360   1-Oct-28   $     301,072.30
4959790   PARADISE VALLEY            AZ      85253  SFD           725%     6.250  $ 4,433.80      360   1-Nov-28   $     648,419.74
4959820   DANVILLE                   CA      94526  SFD           750%     6.250  $ 2,006.75      360   1-Oct-28   $     286,139.98
4959831   SAN MARTIN                 CA      95046  SFD           725%     6.250  $ 4,093.06      360   1-Oct-28   $     598,110.73
4959838   LOS ANGELES                CA      91301  SFD           738%     6.250  $ 4,945.23      360   1-Nov-28   $     714,355.50
4959847   VANCOUVER                  WA      98686  SFD           700%     6.250  $ 1,646.62      360   1-Dec-28   $     247,093.08
4959868   HOUSTON                    TX      77005  SFD           763%     6.250  $ 4,007.88      360   1-Oct-28   $     564,594.97
4959882   MILPITAS                   CA      95035  SFD           725%     6.250  $ 2,717.79      360   1-Jul-28   $     396,184.63
4959893   MANHATTAN BEACH            CA      90266  SFD           713%     6.250  $ 3,368.59      360   1-Jul-28   $     497,150.78
4959949   HOUSTON                    TX      77007  SFD           738%     6.250  $ 1,965.67      360   1-Jun-28   $     281,925.21
4959992   BOULDER                    CO      80302  SFD           738%     6.250  $ 3,279.33      360   1-Sep-28   $     472,971.22
4960001   LOS ANGELES                CA      90069  SFD           738%     6.250  $ 5,387.27      360   1-Aug-28   $     776,383.71
4960006   LOS ALTOS                  CA      94022  SFD           738%     6.250  $ 2,762.70      360   1-Aug-28   $     397,424.82
4960018   VAIL                       CO      81657  SFD           750%     6.250  $ 5,244.11      360   1-Sep-28   $     747,181.94
4960027   ANAHEIM                    CA      92807  SFD           763%     6.250  $ 4,600.66      360   1-Aug-28   $     647,132.07
4960032   SAN JOSE                   CA      95129  SFD           750%     6.250  $ 2,359.85      360   1-Aug-28   $     335,973.47
4960039   MERCER ISLAND              WA      98040  SFD           738%     6.250  $ 3,798.72      360   1-Dec-28   $     549,160.43
4960057   LA JOLLA                   CA      92037  SFD           750%     6.250  $ 2,496.20      360   1-Sep-28   $     355,658.58
4960078   CINCINNATI                 OH      45243  SFD           713%     6.250  $ 5,750.19      360   1-Oct-28   $     850,745.46
4960095   MESA                       AZ      85215  SFD           725%     6.250  $ 1,667.92      360   1-Oct-28   $     241,702.49
4960111   JUNCTION CITY              OR      97448  SFD           750%     6.250  $ 1,510.30      360   1-Nov-28   $     215,516.09
4960112   SAN JOSE                   CA      95120  SFD           725%     6.250  $ 2,592.27      360   1-Nov-28   $     379,105.30
4960123   SAN DIEGO                  CA      92130  SFD           750%     6.250  $ 1,860.96      360   1-Oct-28   $     265,352.47
4960133   FREMONT                    CA      94555  SFD           738%     6.250  $ 1,851.01      360   1-Oct-28   $     267,176.74
4960143   SUDBURY                    MA      01776  SFD           725%     6.250  $ 1,739.55      360   1-Aug-28   $     253,788.27
4960157   ALTA                       UT      84092  LCO           800%     6.250  $ 5,778.40      360   1-Aug-28   $     784,276.29
4960158   MALIBU                     CA      90265  SFD           725%     6.250  $ 6,821.76      360   1-Nov-28   $     997,645.55
4960167   SHINGLE SPRINGS            CA      95682  SFD           750%     6.250  $ 2,069.67      360   1-Mar-28   $     293,506.67
4960178   WALNUT CREEK               CA      94596  SFD           700%     6.250  $ 2,361.82      360   1-Dec-28   $     354,416.33
4960181   ORINDA                     CA      94563  SFD           688%     6.250  $ 2,548.88      360   1-Nov-28   $     382,016.50
4960189   LAKE ARROWHEAD             CA      92352  SFD           700%     6.250  $ 1,990.92      360   1-Nov-28   $     298,509.80
4960198   CERRITOS                   CA      90703  SFD           725%     6.250  $ 1,268.85      360   1-Nov-28   $     185,562.06
4960238   IRVINE                     CA      92606  SFD           725%     6.250  $ 2,620.24      360   1-Nov-28   $     383,195.64
4960245   LA JOLLA                   CA      92037  SFD           725%     6.250  $ 4,775.23      360   1-Sep-28   $     697,236.50
4960246   DALLAS                     TX      75208  SFD           675%     6.250  $ 1,765.22      360   1-Nov-28   $     271,453.08
4960255   LAKE OSWEGO                OR      97035  SFD           675%     6.250  $ 2,620.34      360   1-Dec-28   $     403,302.36
4960267   BELLAIRE                   TX      77401  SFD           675%     6.250  $ 2,371.27      360   1-Nov-28   $     364,650.37
4960274   SCOTTSDALE                 AZ      85258  SFD           725%     6.250  $ 1,951.02      360   1-Nov-28   $     285,326.64
4960281   PARK CITY                  UT      84060  SFD           688%     6.250  $ 1,708.01      360   1-Dec-28   $     259,561.89
4960289   ROSS                       CA      94957  SFD           713%     6.250  $ 3,772.82      360   1-Dec-28   $     559,101.70
4960296   LITTLETON                  CO      80122  SFD           675%     6.250  $ 1,880.93      360   1-Dec-28   $     289,499.24
4960300   LAFAYETTE                  CO      80026  SFD           713%     6.250  $ 2,627.50      360   1-Nov-28   $     389,058.81
4960304   BOTHELL                    WA      98021  SFD           725%     6.250  $ 1,841.88      360   1-Oct-28   $     269,149.82
4960305   LAFAYETTE                  CA      94549  SFD           738%     6.250  $ 2,120.37      360   1-Oct-28   $     306,056.96
4960308   WARWICK                    NY      10990  SFD           775%     6.250  $ 1,826.85      360   1-Dec-28   $     254,638.88
4960310   SAN GABRIEL                CA      91776  SFD           750%     6.250  $ 1,992.76      360   1-Nov-28   $     284,361.50
4960312   HIGHLAND TWP               MI      48357  SFD           725%     6.250  $ 1,916.92      360   1-Nov-28   $     280,338.38
4960319   NORTHRIDGE AREA            CA      91326  SFD           713%     6.250  $ 2,829.62      360   1-Nov-28   $     418,986.40
4960320   PHOENIX                    AZ      85014  SFD           688%     6.250  $ 2,364.94      360   1-Nov-28   $     359,087.47
4960329   SAN DIEGO                  CA      92110  SFD           700%     6.250  $ 1,676.56      360   1-Nov-28   $     251,353.12
4960333   WESTWOOD                   MA      02090  SFD           700%     6.250  $ 2,744.37      360   1-Nov-28   $     411,479.71
4960339   CARMEL                     CA      93921  SFD           713%     6.250  $ 4,379.17      360   1-Dec-28   $     648,957.33
4960344   ASPEN                      CO      81611  LCO           725%     6.250  $ 5,048.10      360   1-Sep-28   $     737,078.59
4960352   PORTLAND                   OR      97229  SFD           700%     6.250  $ 1,651.28      360   1-Oct-28   $     247,379.06
4960360   SAN MATEO                  CA      94402  SFD           700%     6.250  $ 2,295.29      360   1-Nov-28   $     344,146.67
4960368   HIGHLEY                    AZ      85236  SFD           713%     6.250  $ 1,886.41      360   1-Nov-28   $     279,324.27
4960374   RANCHO PALOS VERDES        CA      90275  SFD           750%     6.250  $ 1,908.86      360   1-Oct-28   $     272,181.93
4960380   NEWTON                     MA      02465  SFD           738%     6.250  $ 3,771.09      360   1-Nov-28   $     544,745.92
4960382   STEAMBOAT SPRINGS          CO      80477  SFD           725%     6.250  $   941.40      360   1-Oct-28   $     137,565.49
4960387   LAKE OSWEGO                OR      97034  SFD           713%     6.250  $ 3,789.67      360   1-Nov-28   $     561,142.49
4960391   VANCOUVER                  WA      98661  SFD           700%     6.250  $ 1,862.85      360   1-Nov-28   $     279,307.42
4960394   WEST BLOOMFIELD            MI      48322  SFD           738%     6.250  $ 1,174.15      360   1-Nov-28   $     169,609.54
4960397   PHOENIX                    AZ      85016  SFD           750%     6.250  $ 2,363.35      360   1-Oct-28   $     336,987.15
4960400   SARATOGA                   CA      95070  SFD           738%     6.250  $ 5,180.06      360   1-Sep-28   $     747,111.29
4960405   SACRAMENTO                 CA      95829  SFD           750%     6.250  $ 1,884.73      360   1-Oct-28   $     268,742.30
4960406   REDMOND                    WA      98052  SFD           750%     6.250  $ 3,356.23      360   1-Nov-28   $     478,924.61
4960409   HOUSTON                    TX      77081  SFD           725%     6.250  $ 1,817.32      360   1-Sep-28   $     265,348.26
4960414   SAN FRANCISCO              CA      94118  LCO           725%     6.250  $ 2,685.73      360   1-Nov-28   $     392,270.02
4960417   WALLED LAKE                MI      48390  SFD           725%     6.250  $   341.09      360   1-Nov-28   $      49,882.27
4960422   MILL VALLEY                CA      94941  SFD           688%     6.250  $ 5,216.01      360   1-Dec-28   $     792,662.08
4960426   MILL VALLEY                CA      94941  SFD           725%     6.250  $ 2,302.34      360   1-Nov-28   $     336,705.38
4960429   RANCHO SANTA FE            CA      92067  SFD           725%     6.250  $ 4,666.09      360   1-Dec-28   $     682,929.60
4960433   SANTA MONICA               CA      90403  SFD           738%     6.250  $ 3,833.25      360   1-Nov-28   $     553,725.26
4960627   LA JOLLA                   CA      92037  SFD           700%     6.250  $ 3,845.45      360   1-Dec-28   $     577,049.67
4960628   LA JOLLA                   CA      92037  LCO           725%     6.250  $ 3,376.77      360   1-Dec-28   $     493,175.40
4960629   LA JOLLA                   CA      92037  SFD           763%     6.250  $ 3,085.98      360   1-Dec-28   $     435,366.87
4960630   NORTH BEND                 WA      98045  SFD           725%     6.250  $   682.18      360   1-Dec-28   $      99,843.51
4960631   CORPUS CRISTI              TX      78410  SFD           700%     6.250  $ 2,477.59      360   1-Dec-28   $     371,765.29
4960633   PARK CITY                  UT      84098  LCO           750%     6.250  $   592.58      360   1-Dec-28   $      84,623.82
4960634   PARK CITY                  UT      84060  SFD           688%     6.250  $ 1,828.89      360   1-Dec-28   $     277,930.88
4960637   MORAGA                     CA      94556  SFD           700%     6.250  $ 4,657.12      360   1-Nov-28   $     698,182.07
4960638   SUNRIVER                   OR      97707  SFD           700%     6.250  $   889.51      360   1-Dec-28   $     133,480.18
4960639   PHOENIX                    AZ      85044  SFD           738%     6.250  $ 3,760.73      360   1-Nov-28   $     543,138.22
4960642   ROLLING HILLS ESTATES      CA      90274  SFD           713%     6.250  $ 4,685.04      360   1-Nov-28   $     693,721.77
4960643   LAS VEGAS                  NV      89129  SFD           738%     6.250  $ 1,804.04      360   1-Nov-28   $     260,600.08
4960645   OAKLAND                    CA      94605  SFD           738%     6.250  $ 1,954.61      360   1-Oct-28   $     282,130.68
4960647   AURORA                     IL      60504  SFD           675%     6.250  $ 1,984.71      360   1-Dec-28   $     305,471.60
4960650   REDMOND                    WA      98053  SFD           700%     6.250  $ 2,042.48      360   1-Nov-28   $     306,240.65
4960653   SEDALIA                    CO      80135  SFD           725%     6.250  $ 2,163.86      360   1-Nov-28   $     316,453.18
4960655   FREMONT                    CA      94539  SFD           725%     6.250  $ 2,043.12      360   1-Oct-28   $     298,556.94
4960656   SCOTTSDALE                 AZ      85259  SFD           713%     6.250  $ 2,102.00      360   1-Nov-28   $     310,641.70
4960658   GOLDEN                     CO      80403  SFD           700%     6.250  $ 1,822.93      360   1-Oct-28   $     268,636.61
4960659   IRVINE                     CA      92604  SFD           725%     6.250  $ 1,644.04      360   1-Nov-28   $     240,432.59
4960661   PHOENIX                    AZ      85022  SFD           738%     6.250  $ 2,141.09      360   1-Oct-28   $     309,047.74
4960663   ERIE                       CO      80516  SFD           713%     6.250  $ 1,852.73      360   1-Nov-28   $     272,055.20
4960665   MILL VALLEY                CA      94941  SFD           700%     6.250  $ 4,657.12      360   1-Nov-28   $     698,268.58
4960667   CAMPBELL                   CA      95008  SFD           725%     6.250  $ 1,991.95      360   1-Nov-28   $     291,312.52
4960668   BELLAIRE                   TX      77401  SFD           713%     6.250  $ 2,317.59      360   1-Dec-28   $     342,442.25
4960669   SAN JOSE                   CA      95134  SFD           725%     6.250  $ 1,903.27      360   1-Nov-28   $     277,946.08
4960672   WHITTIER                   CA      90606  SFD           725%     6.250  $   665.12      360   1-Oct-28   $      97,193.00
4960677   PARADISE VALLEY            AZ      85253  SFD           700%     6.250  $ 6,652.96      360   1-Dec-28   $     998,345.84
4960684   KENSINGTON                 CA      94707  SFD           675%     6.250  $ 3,004.63      360   1-Nov-28   $     462,046.71
4960687   PHOENIX                    AZ      85018  SFD           688%     6.250  $   985.39      360   1-Nov-28   $     149,619.79
4960691   SAN JOSE                   CA      95132  SFD           700%     6.250  $ 2,494.88      360   1-Dec-28   $     374,383.45
4960693   LOUISVILLE                 CO      80027  SFD           688%     6.250  $ 1,839.40      360   1-Nov-28   $     279,290.25
4960696   WEST BLOOMFIELD            MI      48323  SFD           688%     6.250  $ 1,773.71      360   1-Nov-28   $     269,113.87
4960697   RIDGEFIELD                 WA      98642  SFD           688%     6.250  $ 1,829.55      360   1-Dec-28   $     277,760.25
4960699   SAN DIEGO                  CA      92131  SFD           738%     6.250  $ 2,348.30      360   1-Dec-28   $     339,480.97
4960700   HOUSTON                    TX      77056  SFD           675%     6.250  $ 4,540.19      360   1-Nov-28   $     698,061.78
4960705   ENCINITAS                  CA      92024  SFD           738%     6.250  $ 2,434.63      360   1-Dec-28   $     351,961.91
4960706   UNION CITY                 CA      94587  SFD           688%     6.250  $ 1,763.85      360   1-Nov-28   $     267,819.41
4960708   TROUT LAKE                 WA      98650  SFD           688%     6.250  $ 2,529.18      360   1-Dec-28   $     384,351.25
4960712   LOS ANGELES                CA      91423  SFD           700%     6.250  $ 2,345.19      360   1-Nov-28   $     351,628.11
4960714   LOS ALTOS                  CA      94024  SFD           713%     6.250  $ 4,116.42      360   1-Dec-28   $     610,019.88
4960716   CARMEL                     IN      46032  SFD           688%     6.250  $ 1,694.88      360   1-Dec-28   $     257,565.25
4960719   CUPERTINO                  CA      95014  SFD           713%     6.250  $ 2,735.30      360   1-Nov-28   $     404,486.07
4960722   DEL MAR                    CA      92014  SFD           738%     6.250  $ 2,356.93      360   1-Nov-28   $     340,466.21
4960723   MABANK                     TX      75147  SFD           688%     6.250  $ 3,284.64      360   1-Nov-28   $     498,732.60
4960725   SALT LAKE CITY             UT      84109  SFD           688%     6.250  $ 2,269.69      360   1-Nov-28   $     344,624.21
4960726   HOUSTON                    TX      77025  SFD           675%     6.250  $ 2,250.31      360   1-Nov-28   $     346,048.79
4960727   TORRANCE                   CA      90277  SFD           713%     6.250  $ 2,102.00      360   1-Oct-28   $     310,993.08
4960728   SOMERS                     MT      59932  SFD           688%     6.250  $ 3,626.25      360   1-Dec-28   $     551,069.84
4960733   SALT LAKE CITY             UT      84121  SFD           700%     6.250  $ 1,881.14      360   1-Oct-28   $     281,814.79
4960736   SAN DIEGO                  CA      92130  SFD           725%     6.250  $ 3,342.66      360   1-Dec-28   $     489,233.21
4960739   SCOTTSDALE                 AZ      85254  SFD           713%     6.250  $ 1,837.90      360   1-Nov-28   $     272,141.65
4960743   SUPERIOR                   CO      80027  SFD           688%     6.250  $ 1,944.51      360   1-Dec-28   $     295,501.22
4960757   SAN JOSE                   CA      95131  SFD           725%     6.250  $ 2,019.24      360   1-Nov-28   $     295,303.08
4960763   SARATOGA                   CA      95070  SFD           713%     6.250  $ 4,042.31      360   1-Nov-28   $     598,426.01
4960771   PASADENA                   CA      91105  SFD           738%     6.250  $ 3,867.78      360   1-Nov-28   $     558,713.79
4960772   HOUSTON                    TX      77005  SFD           675%     6.250  $ 3,590.64      360   1-Dec-28   $     552,644.04
4960777   PARK CITY                  UT      84098  SFD           713%     6.250  $ 1,852.73      360   1-Nov-28   $     274,336.32
4960780   HUNTINGTON BEACH           CA      92649  SFD           688%     6.250  $ 3,264.94      360   1-Dec-28   $     496,162.52
4960781   PASADENA                   CA      91105  SFD           738%     6.250  $ 2,410.46      360   1-Nov-28   $     348,198.40
4960782   PARADISE VALLEY            AZ      85253  SFD           725%     6.250  $ 2,728.71      360   1-Nov-28   $     399,058.20
4960786   HOUSTON                    TX      77005  SFD           688%     6.250  $ 3,619.68      360   1-Nov-28   $     549,603.30
4960787   PARK CITY                  UT      84098  SFD           763%     6.250  $ 2,335.72      360   1-Oct-28   $     329,035.48
4960789   RANCHO SANTA FE            CA      92067  SFD           738%     6.250  $ 4,489.39      360   1-Oct-28   $     648,003.29
4960792   LA JOLLA                   CA      92037  SFD           688%     6.250  $ 4,795.58      360   1-Dec-28   $     728,769.91
4960806   ROLLING HILLS              CA      90274  SFD           725%     6.250  $ 6,139.59      360   1-Nov-28   $     897,880.98
4960811   RANCHO SANTA FE            CA      92067  SFD           725%     6.250  $ 5,627.95      360   1-Dec-28   $     823,708.97
4960825   SOLANA BEACH               CA      92075  SFD           688%     6.250  $ 1,727.72      360   1-Dec-28   $     262,556.84
4960836   PORTLAND                   OR      97212  MF2           713%     6.250  $ 2,290.64      360   1-Dec-28   $     339,454.61
4960898   SAN JUAN CAPISTRANO        CA      92675  SFD           725%     6.250  $ 4,093.06      360   1-Nov-28   $     598,587.32
4960909   HILLSBOROUGH               CA      94010  SFD           725%     6.250  $ 4,430.73      360   1-Dec-28   $     648,483.60
4960912   MILL VALLEY                CA      94941  SFD           713%     6.250  $ 3,334.91      360   1-Nov-28   $     493,805.39
4960918   DANVILLE                   CA      94506  SFD           725%     6.250  $ 2,455.56      360   1-Nov-28   $     359,112.50
4960923   BURLINGAME                 CA      94010  SFD           713%     6.250  $ 2,324.33      360   1-Dec-28   $     344,167.40
4960932   FREMONT                    CA      94539  SFD           713%     6.250  $ 2,856.57      360   1-Nov-28   $     422,976.74
4960934   AVON                       CO      81620  LCO           725%     6.250  $   648.07      360   1-Nov-28   $      94,776.32
4960940   EL DORADO HILLS            CA      95762  SFD           688%     6.250  $ 1,997.06      360   1-Dec-28   $     303,487.75
4960942   APTOS                      CA      95003  SFD           713%     6.250  $ 3,772.82      360   1-Dec-28   $     559,101.70
4960949   LAGUNA NIGUEL              CA      92677  SFD           700%     6.250  $ 4,158.14      360   1-Nov-28   $     623,454.09
4960956   MANHATTAN BEACH            CA      90266  SFD           700%     6.250  $ 1,912.74      360   1-Dec-28   $     287,027.31
4960958   VILLAPARK                  CA      92861  SFD           713%     6.250  $ 3,072.16      360   1-Dec-28   $     455,268.51
4960966   CAMARILLO                  CA      93010  SFD           738%     6.250  $ 4,454.85      360   1-Jul-28   $     641,296.14
4960978   SAN BRUNO                  CA      94066  SFD           713%     6.250  $ 2,142.42      360   1-Dec-28   $     317,489.91
4960979   PACIFIC PALISADES          CA      90272  SFD           713%     6.250  $ 4,379.17      360   1-Nov-28   $     648,431.34
4960981   CARLSBAD                   CA      92008  SFD           663%     6.250  $ 1,597.58      360   1-Nov-28   $     248,835.95
4960986   SCOTTSDALE                 AZ      85250  SFD           725%     6.250  $   833.96      360   1-Nov-28   $     121,765.95
4960987   LOS ANGELES                CA      90004  SFD           775%     6.250  $ 4,656.68      360   1-Dec-28   $     649,079.51
4960990   SOLANA BEACH               CA      92075  SFD           725%     6.250  $ 2,012.42      360   1-Nov-28   $     294,305.43
4960993   SCOTTSDALE                 AZ      85259  SFD           700%     6.250  $ 2,335.21      360   1-Nov-28   $     349,702.33
4960994   LOS ALTOS                  CA      94024  SFD           713%     6.250  $ 2,593.82      360   1-Dec-28   $     384,382.41
4960997   MORAGA                     CA      94556  SFD           713%     6.250  $ 2,307.49      360   1-Nov-28   $     341,673.42
4960998   MENLO PARK                 CA      94025  SFD           713%     6.250  $ 2,492.76      360   1-Dec-28   $     369,406.48
4960999   SCOTTSDALE                 AZ      85258  SFD           725%     6.250  $ 2,387.62      360   1-Nov-28   $     349,175.92
4961003   SAN DIEGO                  CA      92130  SFD           725%     6.250  $ 3,547.32      360   1-Nov-28   $     518,775.68
4961004   VIENNA                     VA      22182  SFD           663%     6.250  $ 1,920.94      360   1-Oct-28   $     298,932.43
4961006   PORTLAND                   OR      97233  SFD           725%     6.250  $   682.18      360   1-Dec-28   $      99,843.51
4961010   SAN MATEO                  CA      94402  SFD           725%     6.250  $ 1,650.87      360   1-Dec-28   $     241,621.28
4961016   WOODRIDGE                  IL      60517  SFD           700%     6.250  $ 2,128.97      360   1-Nov-28   $     318,763.44
4961019   SANTA CLARA                CA      95050  SFD           738%     6.250  $ 1,795.76      360   1-Dec-28   $     259,603.10
4961022   LAGUNA BEACH               CA      92651  SFD           713%     6.250  $ 3,604.39      360   1-Dec-28   $     534,141.80
4961028   IRVINE                     CA      92612  SFD           738%     6.250  $ 6,285.14      360   1-Oct-28   $     907,204.63
4961035   SARATOGA                   CA      95070  SFD           688%     6.250  $ 5,020.58      360   1-Dec-28   $     761,220.57
4961040   SCOTTSDALE                 AZ      85259  SFD           700%     6.250  $ 2,661.21      360   1-Dec-28   $     399,342.33
4961048   SAN ANTONIO                TX      78248  SFD           688%     6.250  $ 1,884.07      360   1-Dec-28   $     285,713.29
4961049   PORTLAND                   OR      97210  SFD           700%     6.250  $ 2,062.44      360   1-Dec-28   $     309,490.30
4961050   MENLO PARK                 CA      94025  SFD           713%     6.250  $ 4,236.34      360   1-Nov-28   $     627,218.46
4961052   DEL MAR                    CA      92014  LCO           700%     6.250  $ 1,809.62      360   1-Nov-28   $     271,327.24
4961054   KANTFIELD                  CA      94904  SFD           725%     6.250  $ 5,662.06      360   1-Aug-28   $     826,055.99
4961059   AURORA                     CO      80014  SFD           713%     6.250  $   673.72      360   1-Nov-28   $      99,457.48
4961061   CALABASAS                  CA      91302  SFD           713%     6.250  $ 4,918.15      360   1-Nov-28   $     728,238.26
4961064   TARZANA                    CA      91356  SFD           738%     6.250  $ 4,972.86      360   1-Aug-28   $     716,661.92
4961070   PARK CITY                  UT      84060  SFD           763%     6.250  $ 6,108.26      360   1-Nov-28   $     861,114.23
4961076   TRACY                      CA      95376  SFD           725%     6.250  $ 1,682.25      360   1-Nov-28   $     246,019.38
4961078   RICHMOND                   TX      77469  SFD           738%     6.250  $ 2,085.84      360   1-Nov-28   $     301,306.36
4961082   ALPINE                     CA      91901  SFD           738%     6.250  $ 6,906.75      360   1-Dec-28   $     998,473.49
4961084   EDWARDS                    CO      81632  SFD           725%     6.250  $ 1,814.59      360   1-Nov-28   $     265,373.71
4961086   ALAMO                      CA      94507  SFD           713%     6.250  $ 3,076.87      360   1-Dec-28   $     455,967.41
4961087   LOS ANGELES                CA      90049  SFD           738%     6.250  $ 3,280.71      360   1-Nov-28   $     473,909.00
4961088   SANTA FE                   NM      87505  SFD           725%     6.250  $   723.11      360   1-Dec-28   $     105,834.12
4961089   SAN CLEMENTE               CA      92673  LCO           750%     6.250  $ 1,835.44      360   1-Oct-28   $     261,359.14
4961091   PALO ALTO                  CA      94301  SFD           713%     6.250  $ 2,209.80      360   1-Nov-28   $     327,208.42
4961096   SAN JOSE                   CA      95132  SFD           675%     6.250  $ 1,880.93      360   1-Nov-28   $     289,246.74
4961097   SAN MATEO                  CA      94402  SFD           750%     6.250  $ 5,223.13      360   1-Aug-28   $     743,621.32
4961102   SAN JOSE                   CA      95138  SFD           713%     6.250  $ 2,546.66      360   1-Dec-28   $     376,387.70
4961106   ISSAQUAH                   WA      98029  SFD           738%     6.250  $ 2,101.72      360   1-Dec-28   $     303,835.49
4961107   SAN FRANCISCO              CA      94121  SFD           725%     6.250  $ 1,944.20      360   1-Dec-28   $     284,095.46
4961112   SAN JOSE                   CA      95120  SFD           713%     6.250  $ 2,021.16      360   1-Dec-28   $     299,518.76
4961114   PHOENIX                    AZ      85254  SFD           738%     6.250  $ 1,673.16      360   1-Dec-28   $     241,880.21
4961116   DANVILLE                   CA      94526  SFD           713%     6.250  $ 3,031.74      360   1-Nov-28   $     448,914.02
4961117   UNION CITY                 CA      94587  SFD           750%     6.250  $ 2,384.32      360   1-Nov-28   $     340,236.04
4961119   CHANDLER                   AZ      85224  SFD           725%     6.250  $ 1,671.33      360   1-Dec-28   $     244,616.60
4961120   LAGUNA NIGUEL              CA      92677  SFD           750%     6.250  $ 2,403.20      360   1-Oct-28   $     342,670.10
4961122   MILL VALLEY                CA      94941  SFD           700%     6.250  $ 4,573.95      360   1-Nov-28   $     685,799.52
4961128   SAN JOSE                   CA      95117  SFD           700%     6.250  $ 2,188.85      360   1-Dec-28   $     328,459.06
4961129   SCOTTSDALE                 AZ      85255  SFD           713%     6.250  $ 3,182.98      360   1-Dec-28   $     471,692.14
4961132   RANCHO SANTA FE            CA      92067  SFD           750%     6.250  $ 6,991.45      360   1-Aug-28   $     995,377.40
4961136   CARDIFF BY THE SEA         CA      92007  SFD           713%     6.250  $ 2,795.93      360   1-Nov-28   $     413,994.38
4961138   PHOENIX                    AZ      85018  SFD           750%     6.250  $ 1,734.05      360   1-Dec-28   $     247,616.48
4961140   AGOURA HILLS               CA      91301  SFD           725%     6.250  $ 2,660.49      360   1-Nov-28   $     389,081.75
4961142   FREMONT                    CA      94539  SFD           713%     6.250  $ 2,290.64      360   1-Dec-28   $     339,454.61
4961144   SCOTTSDALE                 AZ      85259  SFD           700%     6.250  $ 2,428.35      360   1-Dec-28   $     364,399.89
4961146   SAN DIEGO                  CA      92130  SFD           725%     6.250  $ 1,906.68      360   1-Nov-28   $     278,841.94
4961147   SARATOGA                   CA      95070  SFD           738%     6.250  $ 4,489.39      360   1-Aug-28   $     646,986.43
4961155   LOS ALTOS                  CA      94024  SFD           713%     6.250  $ 4,156.84      360   1-Dec-28   $     616,010.27
4961158   GLENDALE                   CA      91208  SFD           713%     6.250  $ 1,731.46      360   1-Oct-28   $     256,170.56
4961168   SAN DIEGO                  CA      92128  SFD           725%     6.250  $ 3,383.59      360   1-Oct-28   $     494,438.23
4961177   BEVERLY HILLS              CA      90210  SFD           700%     6.250  $ 4,723.65      360   1-Nov-28   $     708,243.85
4961178   PARADISE VALLEY            AZ      85253  SFD           725%     6.250  $ 6,037.26      360   1-Oct-28   $     882,213.34
4961179   PORTLAND                   OR      97219  SFD           700%     6.250  $ 1,906.09      360   1-Dec-28   $     286,028.95
4961182   DANVILLE                   CA      94526  SFD           738%     6.250  $ 1,947.70      360   1-Oct-28   $     277,937.89
4961184   DANVILLE                   CA      94506  SFD           725%     6.250  $ 3,601.90      360   1-Dec-28   $     527,173.73
4961188   RANCHO PALOS VERDES        CA      90275  SFD           725%     6.250  $ 2,933.36      360   1-Dec-28   $     429,327.09
4961190   LA CANADA-FLINTRIDGE       CA      91011  SFD           725%     6.250  $ 2,558.16      360   1-Nov-28   $     374,117.09
4961196   SAN DIEGO                  CA      92130  SFD           725%     6.250  $ 1,719.08      360   1-Jan-29   $     251,803.42
4961203   LAGUNA BEACH               CA      92651  SFD           713%     6.250  $ 4,089.47      360   1-Dec-28   $     606,026.30
4961206   PALO ALTO                  CA      94303  SFD           750%     6.250  $ 4,894.50      360   1-Sep-28   $     697,369.83
4961209   NEWPORT BEACH              CA      92663  SFD           750%     6.250  $ 5,488.83      360   1-Sep-28   $     780,649.59
4961218   SAN DIEGO                  CA      92103  SFD           675%     6.250  $ 3,041.93      360   1-Nov-28   $     467,781.76
4961222   ANAHEIM                    CA      92807  SFD           713%     6.250  $ 2,088.53      360   1-Nov-28   $     309,251.86
4961224   LAGUNA BEACH               CA      92651  SFD           725%     6.250  $ 3,820.19      360   1-Dec-28   $     559,123.64
4961232   EDWARDS                    CO      81632  SFD           738%     6.250  $ 1,830.29      360   1-Dec-28   $     264,595.48
4961233   LA JOLLA                   CA      92037  SFD           700%     6.250  $ 3,801.54      360   1-Dec-28   $     570,221.97
4961240   THATCHER                   AZ      85552  SFD           750%     6.250  $   492.95      360   1-Dec-28   $      70,395.03
4961246   SAN DIEGO                  CA      92131  SFD           738%     6.250  $ 2,279.23      360   1-Oct-28   $     328,983.94
4961251   WESTLAKE VILLAGE           CA      91361  SFD           725%     6.250  $ 4,952.60      360   1-Oct-28   $     723,713.99
4961255   WALNUT                     CA      91789  SFD           738%     6.250  $ 1,726.69      360   1-Dec-28   $     249,618.37
4961257   AURORA                     CO      80016  SFD           700%     6.250  $ 1,430.40      360   1-Oct-28   $     212,059.17
4961259   SAN DIEGO                  CA      92037  SFD           738%     6.250  $ 2,762.70      360   1-Oct-28   $     398,771.26
4961292   CONCORD                    CA      94518  SFD           713%     6.250  $ 1,913.36      360   1-Nov-28   $     283,314.62
4961293   SAN DIEGO                  CA      92107  SFD           650%     6.233  $ 2,477.71      360   1-Dec-28   $     391,289.32
4961299   LA JOLLA                   CA      92037  LCO           675%     6.250  $   687.51      360   1-Dec-28   $     105,816.97
4961305   BYRON                      CA      94514  SFD           738%     6.250  $ 1,933.89      360   1-Dec-28   $     279,572.57
4961309   HUNTINGTON BEACH           CA      92648  SFD           675%     6.250  $ 3,562.44      360   1-Dec-28   $     548,303.54
4961312   WEST HILLS                 CA      91304  SFD           750%     6.250  $ 3,574.38      360   1-Dec-28   $     510,438.87
4961330   DALLAS                     TX      75209  SFD           700%     6.250  $ 3,271.63      360   1-Nov-28   $     490,533.67
4961333   ELIZABETH                  CO      80107  SFD           713%     6.250  $ 1,751.67      360   1-Nov-28   $     259,331.74
4961337   HOUSTON                    TX      77005  SFD           700%     6.250  $ 1,780.35      360   1-Dec-28   $     267,160.02
4961350   ALHAMBRA                   CA      91801  SFD           775%     6.250  $   312.71      360   1-Dec-28   $      43,588.20
4961372   SAN DIEGO                  CA      92014  LCO           725%     6.250  $ 4,434.15      360   1-Nov-28   $     648,469.59
4961378   EL CAJON                   CA      92019  SFD           700%     6.250  $ 1,704.50      360   1-Nov-28   $     255,566.31
4961382   SUNDANCE                   UT      84604  SFD           725%     6.250  $ 3,138.01      360   1-Dec-28   $     459,280.15
4961391   PLANO                      TX      75024  SFD           688%     6.250  $ 1,731.01      360   1-Dec-28   $     263,055.99
4961398   HOUSTON                    TX      77005  SFD           663%     6.250  $ 1,920.93      360   1-Dec-28   $     299,390.11
4961436   VALLEJO                    CA      94591  SFD           738%     6.250  $ 1,705.28      360   1-Oct-28   $     246,141.55
4961443   SOUTHLAKE                  TX      76092  SFD           688%     6.250  $ 2,393.19      360   1-Nov-28   $     355,833.60
4961449   PALOS VERDES ESTATES       CA      90274  SFD           738%     6.250  $ 4,012.82      360   1-Nov-28   $     579,665.56
4961450   SAN DIEGO                  CA      92037  LCO           713%     6.250  $ 2,630.20      360   1-Nov-28   $     388,956.64
4961454   SAN DIEGO                  CA      92122  SFD           700%     6.250  $ 1,717.81      360   1-Nov-28   $     257,258.74
4961459   WESTMINSTER                CA      92683  SFD           725%     6.250  $ 1,227.92      360   1-Nov-28   $     179,576.19
4961468   EDWARDS                    CO      81632  SFD           763%     6.250  $ 1,875.65      360   1-Nov-28   $     264,420.95
4961471   CALABASAS                  CA      91302  SFD           675%     6.250  $ 5,180.68      360   1-Nov-28   $     795,997.38
4961472   LA CANADA FLINTRIDGE       CA      91011  SFD           688%     6.250  $ 4,401.42      360   1-Nov-28   $     668,036.07
4961473   IRVINE                     CA      92612  SFD           738%     6.250  $ 3,087.32      360   1-Nov-28   $     445,973.32
4961475   SAN DIMAS                  CA      91773  SFD           725%     6.250  $ 1,725.91      360   1-Dec-28   $     251,766.88
4961479   MILLBRAE                   CA      94030  SFD           750%     6.250  $ 2,342.37      360   1-Aug-28   $     333,484.78
4961486   LA JOLLA                   CA      92037  SFD           763%     6.250  $ 4,954.56      360   1-Aug-28   $     696,911.45
4961490   REDWOOD CITY               CA      94062  SFD           713%     6.250  $ 2,724.18      360   1-Dec-28   $     403,423.92
4961494   LIVERMORE                  CA      94550  SFD           713%     6.250  $ 2,088.53      360   1-Dec-28   $     309,502.72
4961495   FOSTER CITY                CA      94404  SFD           713%     6.250  $ 2,438.86      360   1-Dec-28   $     360,161.59
4961499   LAGUNA BEACH               CA      92651  SFD           700%     6.250  $ 3,685.78      360   1-Dec-28   $     553,089.13
4961500   SOUTH PASADENA             CA      91030  SFD           750%     6.250  $ 4,754.66      360   1-Aug-28   $     676,740.13
4961503   SAN JOSE                   CA      95120  SFD           700%     6.250  $ 2,315.25      360   1-Dec-28   $     346,743.09
4961509   RANCHO PALOS VERDES        CA      90275  SFD           713%     6.250  $ 3,772.82      360   1-Dec-28   $     559,101.70
4961522   CALABASAS                  CA      91302  SFD           713%     6.250  $ 5,422.09      360   1-Nov-28   $     802,857.84
4961526   SAN DIEGO                  CA      92120  SFD           738%     6.250  $ 4,445.88      360   1-Sep-28   $     641,220.67
4961527   MORAGA                     CA      94556  SFD           713%     6.250  $ 2,795.93      360   1-Dec-28   $     414,334.29
4961539   PORTLAND                   OR      97206  SFD           725%     6.250  $   627.60      360   1-Nov-28   $      91,783.39
4961552   BEVERLY HILLS              CA      90210  SFD           713%     6.250  $ 5,302.16      360   1-Nov-28   $     785,100.73
4961558   SAN DIMAS                  CA      91773  SFD           725%     6.250  $ 2,360.33      360   1-Nov-28   $     345,185.37
4961563   NEWPORT BEACH              CA      92663  SFD           713%     6.250  $ 5,524.49      360   1-Dec-28   $     818,684.63
4961568   MILLBRAE                   CA      94030  SFD           675%     6.250  $ 2,381.65      360   1-Nov-28   $     366,246.20
4961569   CARDIFF                    CA      92007  SFD           663%     6.250  $ 2,353.14      360   1-Dec-28   $     364,683.28
4961576   MILPITAS                   CA      95035  SFD           713%     6.250  $ 2,102.00      360   1-Dec-28   $     311,499.52
4961580   WEST LINN                  OR      97068  SFD           713%     6.250  $ 1,741.56      360   1-Dec-28   $     258,085.34
4961585   BELL CANYON                CA      91307  SFD           725%     6.250  $ 3,983.91      360   1-Dec-28   $     583,086.09
4961589   FREMONT                    CA      94539  SFD           725%     6.250  $ 2,298.93      360   1-Dec-28   $     336,472.63
4961591   LEXINGTON                  MA      02420  SFD           700%     6.250  $ 3,326.51      360   1-Dec-28   $     498,172.09
4961593   LAKE OSWEGO                OR      97034  SFD           700%     6.250  $ 1,676.56      360   1-Nov-28   $     251,351.23
4961599   ENCINITAS                  CA      92024  SFD           725%     6.250  $ 3,465.46      360   1-Dec-28   $     505,326.85
4961601   SAN DIEGO                  CA      92106  SFD           713%     6.250  $ 4,210.74      360   1-Dec-28   $     623,997.43
4961609   SAN JUAN CAPISTRANO        CA      92675  SFD           750%     6.250  $ 5,383.95      360   1-Sep-28   $     767,106.81
4961628   CHINO HILLS                CA      91709  SFD           738%     6.250  $ 1,933.89      360   1-Nov-28   $     279,356.89
4961633   CALABASAS                  CA      91302  SFD           725%     6.250  $ 3,410.88      360   1-Dec-28   $     499,217.55
4961640   SAN JOSE                   CA      95148  SFD           688%     6.250  $ 2,093.96      360   1-Dec-28   $     318,212.89
4961746   TEMPE                      AZ      85284  SFD           688%     6.250  $ 1,765.50      360   1-Nov-28   $     265,529.88
4961748   SAN DIEGO                  CA      92130  SFD           688%     6.250  $ 2,925.30      360   1-Dec-28   $     444,549.65
4961758   PARK CITY                  UT      84098  SFD           700%     6.250  $ 1,320.63      360   1-Dec-28   $     198,173.63
4961779   RANCHO PALOS VERDES        CA      90275  LCO           725%     6.250  $ 1,800.95      360   1-Nov-28   $     263,378.41
4961782   PEBBLE BEACH               CA      93953  SFD           663%     6.250  $ 2,859.63      360   1-Dec-28   $     445,411.38
4961783   LOVELAND                   OH      45140  SFD           713%     6.250  $ 1,751.67      360   1-Dec-28   $     259,582.93
4961787   SCOTTSDALE                 AZ      85260  SFD           713%     6.250  $ 1,696.42      360   1-Dec-28   $     251,396.09
4961799   SCOTTSDALE                 AZ      85259  SFD           700%     6.250  $ 2,880.76      360   1-Dec-28   $     432,288.07
4961807   SANTA CRUZ                 CA      95060  SFD           725%     6.250  $ 2,019.24      360   1-Dec-28   $     294,536.79
4961808   SAN JOSE                   CA      95132  SFD           713%     6.250  $ 1,691.03      360   1-Dec-28   $     250,597.37
4961811   CUPERTINO                  CA      95014  SFD           700%     6.250  $ 2,980.56      360   1-Dec-28   $     445,257.57
4961824   PORTLAND                   OR      97210  SFD           700%     6.250  $ 1,703.17      360   1-Nov-28   $     255,366.81
4961831   FREMONT                    CA      94539  SFD           700%     6.250  $ 2,528.15      360   1-Dec-28   $     379,375.22
4961837   BANDON                     OR      97411  SFD           775%     6.250  $   591.04      360   1-Nov-28   $      82,143.04
4961838   RANCHO PALOS VERDES        CA      90274  SFD           763%     6.250  $ 2,866.56      360   1-Nov-28   $     404,115.04
4961842   LOS ANGELES                CA      91436  SFD           750%     6.250  $ 5,453.87      360   1-Dec-28   $     777,050.71
4961851   TULATIN                    OR      97062  SFD           688%     6.250  $ 3,192.67      360   1-Dec-28   $     484,181.08
4961868   PLAYA DEL REY              CA      90293  SFD           713%     6.250  $ 3,469.65      360   1-Nov-28   $     513,757.14
4961872   LA JOLLA                   CA      92037  SFD           713%     6.250  $ 3,213.64      360   1-Dec-28   $     476,234.83
4961878   SAN MATEO                  CA      94403  SFD           725%     6.250  $ 2,264.83      360   1-Nov-28   $     330,945.51
4961888   LAGUNA BEACH               CA      92651  SFD           725%     6.250  $ 3,274.45      360   1-Nov-28   $     478,869.85
4961908   LOS ANGELES                CA      90049  SFD           725%     6.250  $ 5,750.75      360   1-Nov-28   $     840,764.43
4961917   BAINBRIDGE ISLAND          WA      98110  SFD           650%     6.233  $ 2,319.69      360   1-Nov-28   $     365,798.20
4961923   LOS ANGELES                CA      90045  SFD           725%     6.250  $ 2,503.59      360   1-Nov-28   $     364,430.77
4961969   SAN JOSE                   CA      95118  SFD           713%     6.250  $ 1,970.63      360   1-Nov-28   $     288,758.32
4961981   SCOTTSDALE                 AZ      85258  SFD           688%     6.250  $ 1,583.20      360   1-Nov-28   $     240,342.58
4961985   SAN FRANCISCO              CA      94115  SFD           738%     6.250  $ 2,954.36      360   1-Nov-28   $     426,767.55
4961987   LOS ALTOS                  CA      92024  SFD           713%     6.250  $ 2,888.23      360   1-Oct-28   $     427,316.44
4961996   STOW                       MA      01775  SFD           700%     6.250  $ 1,643.30      360   1-Nov-28   $     246,389.04
4961999   MILL VALLEY                CA      94941  SFD           750%     6.250  $ 1,778.80      360   1-Nov-28   $     253,830.05
4962012   PALO ALTO                  CA      94306  SFD           725%     6.250  $ 3,338.57      360   1-Nov-28   $     488,247.73
4962018   MORGAN HILL                CA      95037  SFD           738%     6.250  $ 2,306.85      360   1-Oct-28   $     332,974.02
4962020   DEL MAR                    CA      92014  SFD           725%     6.250  $ 3,690.57      360   1-Nov-28   $     539,726.25
4962033   SHERMAN OAKS               CA      91423  SFD           713%     6.250  $ 5,423.43      360   1-Nov-28   $     803,057.29
4962040   MORAGA                     CA      94556  SFD           713%     6.250  $ 2,048.10      360   1-Nov-28   $     303,166.36
4962043   SAN JOSE                   CA      95148  SFD           713%     6.250  $ 2,364.75      360   1-Nov-28   $     350,020.21
4962070   PALOS VERDES ESTATES       CA      90274  SFD           725%     6.250  $ 5,331.21      360   1-Dec-28   $     780,277.02
4962083   PALO ALTO                  CA      94301  SFD           713%     6.250  $ 2,694.87      360   1-Nov-28   $     399,034.68
4962100   SARATOGA                   CA      95070  SFD           725%     6.250  $ 3,820.19      360   1-Nov-28   $     558,681.49
4962111   MILL VALLEY                CA      94941  SFD           738%     6.250  $ 3,030.34      360   1-Dec-28   $     438,079.73
4962116   NEWPORT BEACH              CA      92625  SFD           725%     6.250  $ 5,621.13      360   1-Nov-28   $     822,059.93
4962122   ENCINITAS                  CA      92024  SFD           700%     6.250  $ 4,657.12      360   1-Nov-28   $     698,268.58
4962144   BELLAIRE                   TX      77401  SFD           688%     6.250  $ 2,048.30      360   1-Oct-28   $     310,743.17
4962151   WARD                       CO      80481  SFD           738%     6.250  $   704.49      360   1-Nov-28   $     101,765.42
4962159   SANTA BARBARA              CA      93105  SFD           738%     6.250  $ 2,590.03      360   1-Dec-28   $     374,427.56
4962167   MILL VALLEY                CA      94941  SFD           763%     6.250  $ 2,477.28      360   1-Dec-28   $     349,491.75
4962178   SOLANA BEACH               CA      92075  SFD           725%     6.250  $ 2,837.85      360   1-Nov-28   $     415,020.55
4962182   KENSINGTON                 CA      94708  SFD           738%     6.250  $ 3,038.97      360   1-Nov-28   $     438,928.00
4962191   REDWOOD CITY               CA      94062  SFD           725%     6.250  $ 3,080.03      360   1-Nov-28   $     450,251.03
4962200   FREMONT                    CA      94539  SFD           713%     6.250  $ 2,587.08      360   1-Nov-28   $     383,073.28
4962220   SAN DIEGO                  CA      92110  SFD           713%     6.250  $ 1,940.31      360   1-Oct-28   $     287,070.52
4962224   SAN JOSE                   CA      95129  PUD           738%     6.250  $ 1,795.76      360   1-Nov-28   $     259,402.82
4962231   VISTA                      CA      92084  SFD           738%     6.250  $ 2,728.17      360   1-Oct-28   $     393,241.28
4962245   LOS ANGELES                CA      91316  SFD           725%     6.250  $ 5,320.97      360   1-Nov-28   $     778,163.54
4962248   GLENDALE                   CA      91214  SFD           725%     6.250  $ 2,046.53      360   1-Dec-28   $     299,530.53
4962260   LOS ALTOS HILLS            CA      94022  SFD           725%     6.250  $ 3,676.25      360   1-Dec-28   $     538,056.66
4962284   SPRING VALLEY              CA      91977  SFD           688%     6.250  $ 1,694.88      360   1-Nov-28   $     256,846.00
4962290   NEWPORT BEACH              CA      92625  SFD           738%     6.250  $ 4,862.35      360   1-Oct-28   $     701,635.59
4962297   ENCINITAS                  CA      92024  MF2           738%     6.250  $ 2,268.18      360   1-Oct-28   $     327,391.20
4962302   NORTHRIDGE                 CA      91324  SFD           725%     6.250  $ 2,101.10      360   1-Dec-28   $     307,518.01
4962397   TEMECULA                   CA      92592  SFD           738%     6.250  $   718.31      360   1-Nov-28   $     103,761.11
4962403   NEW YORK                   NY      10003  LCO           713%     6.250  $ 1,598.40      360   1-Dec-28   $     236,869.42
4962786   DENVER                     CO      80246  SFD           713%     6.250  $ 2,358.02      360   1-Dec-28   $     349,438.55
4962808   ROCKAWAY TOWNSHIP          NJ      07866  SFD           725%     6.250  $ 1,869.16      360   1-Nov-28   $     273,323.72
4962832   FOLSOM                     CA      95630  SFD           775%     6.250  $ 3,162.97      360   1-Dec-28   $     440,874.75
4962837   CAPTIVA                    FL      33924  SFD           763%     6.250  $ 2,035.27      360   1-Dec-28   $     286,396.58
4962847   BATON ROUGE                LA      70810  SFD           725%     6.250  $ 2,305.76      360   1-Dec-28   $     337,471.05
4962860   MOORESTOWN                 NJ      08057  SFD           725%     6.250  $ 2,264.83      360   1-Jan-29   $     331,741.00
4962863   SANTA BARBARA              CA      93105  SFD           688%     6.250  $ 1,826.27      360   1-Dec-28   $     277,531.54
4962869   ANDOVER                    MA      01810  SFD           675%     6.250  $ 2,188.37      360   1-Dec-28   $     336,817.38
4962878   WINTER PARK                FL      32789  SFD           688%     6.250  $ 3,120.41      360   1-Dec-28   $     474,199.60
4962887   BEDFORD                    MA      01730  SFD           725%     6.250  $ 1,957.85      360   1-Dec-28   $     285,603.91
4962891   GLOUCESTER                 VA      23061  SFD           688%     6.250  $ 2,069.33      360   1-Dec-28   $     314,469.20
4962913   CINCINNATI                 OH      45244  SFD           700%     6.250  $ 2,528.15      360   1-Dec-28   $     379,375.22
4962918   BELLEVUE                   WA      98006  SFD           713%     6.250  $ 1,641.18      360   1-Nov-28   $     238,362.27
4962928   POTOMAC                    MD      20854  SFD           713%     6.250  $ 4,379.17      360   1-Jan-29   $     649,480.21
4962936   TINLEY PARK                IL      60477  PUD           825%     6.250  $ 450.76        360   1-Dec-27   $      59,439.76
4963081   YORBA LINDA                CA      92887  SFD           700%     6.250  $ 2,809.58      360   1-Dec-28   $     421,405.66
4963088   LONGWOOD                   FL      32779  SFD           688%     6.250  $ 3,882.45      360   1-Dec-28   $     590,004.13
4963104   LEBANON                    NJ      07830  SFD           650%     6.233  $ 1,795.07      360   1-Dec-28   $     283,485.13
4963114   HINGHAM                    MA      02043  SFD           675%     6.250  $ 2,438.73      360   1-Dec-28   $     375,350.72
4963137   WEST SIMSBURY              CT      06092  SFD           675%     6.250  $ 2,646.29      360   1-Dec-28   $     407,295.44
4963158   MIDLOTHIAN                 VA      23113  SFD           675%     6.250  $ 1,686.36      360   1-Dec-28   $     259,465.90
4963165   NORTH HALEDON              NJ      07508  SFD           688%     6.250  $ 2,641.56      300   1-Nov-23   $     376,564.01
4963169   PALM BEACH GARDENS         FL      33418  SFD           675%     6.250  $ 1,945.80      360   1-Dec-28   $     299,481.95
4963174   MILLSTONE                  NJ      07706  SFD           675%     6.250  $ 1,906.88      360   1-Dec-28   $     293,492.32
4963326   NORWALK                    CT      06855  SFD           663%     6.250  $ 1,807.08      240   1-Jan-19   $     239,517.92
4963365   CLOSTER BORO               NJ      07624  SFD           675%     6.250  $ 2,302.53      360   1-Jan-29   $     354,631.93
4963370   ORANGE                     CT      06477  SFD           675%     6.250  $ 2,270.09      360   1-Dec-28   $     349,395.62
4963378   TORRANCE                   CA      90505  SFD           725%     6.250  $ 2,565.67      360   1-Jan-29   $     375,806.60
4963389   LOVETTSVILLE               VA      20180  SFD           675%     6.250  $ 2,257.12      360   1-Jan-29   $     347,700.38
4963403   BOCA RATON                 FL      33498  SFD           688%     6.250  $ 1,806.55      360   1-Jan-29   $     274,768.97
4963414   NASHVILLE                  TN      37205  SFD           713%     6.250  $ 2,206.43      360   1-Dec-28   $     326,974.65
4963415   NEWNAN                     GA      30263  SFD           713%     6.250  $ 1,617.60      360   1-Dec-28   $     239,714.84
4963423   MISSION VIEJO              CA      92692  PUD           813%     6.250  $ 2,969.99      360   1-Dec-28   $     399,474.91
4963426   WOOLWICH                   NJ      08085  SFD           713%     6.250  $ 1,832.51      360   1-Dec-28   $     270,675.42
4963428   BETHESDA                   MD      20814  SFD           738%     6.250  $ 2,072.03      360   1-Dec-28   $     299,542.04
4963432   MIDLOTHIAN                 VA      23113  SFD           688%     6.250  $ 3,514.57      360   1-Dec-28   $     534,098.49
4963442   LOS ANGELES                CA      90077  SFD           725%     6.250  $ 3,120.96      360   1-Dec-28   $     456,704.53
4963458   CHARLOTTE                  NC      28207  SFD           688%     6.250  $ 2,923.33      360   1-Jan-29   $     444,626.15
4963469   RANDOLPH                   NJ      07945  SFD           650%     6.233  $ 2,212.24      360   1-Dec-28   $     349,365.47
4963472   IJAMSVILLE                 MD      21754  SFD           700%     6.250  $ 1,957.99      360   1-Dec-28   $     293,816.11
4963477   ISLANDPARK                 NY      11558  SFD           725%     6.250  $ 1,998.78      360   1-Dec-28   $     292,541.48
4963488   MCLEAN                     VA      22101  SFD           675%     6.250  $ 2,918.69      360   1-Nov-28   $     448,831.13
4963497   HOPKINTON                  MA      01748  SFD           663%     6.250  $ 1,920.94      360   1-Nov-28   $     299,201.54
4963498   ACTON                      MA      01720  LCO           713%     6.250  $ 1,765.15      360   1-Dec-28   $     261,579.71
4963507   STAMFORD                   CT      06903  SFD           725%     6.250  $ 2,481.42      360   1-Dec-28   $     363,180.76
4963513   CARIMICHAEL                CA      95608  SFD           725%     6.250  $ 1,998.78      360   1-Dec-28   $     292,541.48
4963519   ELLICOTT CITY              MD      21042  SFD           700%     6.250  $ 1,835.14      240   1-Dec-18   $     234,902.77
4963528   AVON                       CT      06001  SFD           650%     6.233  $ 1,611.78      360   1-Dec-28   $     254,317.10
4963531   WHITESTONE                 VA      22578  SFD           650%     6.233  $ 1,640.85      360   1-Dec-28   $     259,129.37
4963537   WELLESLEY                  MA      02181  SFD           725%     6.250  $ 3,090.26      360   1-Dec-28   $     452,291.10
4963539   SCARSDALE                  NY      10583  SFD           725%     6.250  $ 1,757.29      360   1-Jan-29   $     257,399.04
4963549   BOWIE                      MD      20721  SFD           688%     6.250  $ 2,128.45      360   1-Nov-28   $     323,116.98
4963556   FLORENCE                   SC      29501  SFD           688%     6.250  $ 1,708.01      360   1-Dec-28   $     259,561.89
4963565   PRESCOTT                   AZ      86305  SFD           725%     6.250  $ 1,637.23      360   1-Jan-29   $     239,812.77
4963568   MARIETTA                   GA      30062  PUD           688%     6.250  $ 1,938.60      360   1-Dec-28   $     294,602.74
4963569   MAITLAND                   FL      32751  PUD           688%     6.250  $ 2,548.88      360   1-Dec-28   $     386,744.49
4963585   CHESTER                    MD      21619  SFD           675%     6.250  $ 2,270.09      360   1-Dec-28   $     349,395.62
4963586   WESTON                     CT      06883  SFD           650%     6.233  $ 2,149.04      360   1-Dec-28   $     339,383.59
4963595   NEW ROCHELLE               NY      10801  SFD           675%     6.250  $ 1,751.21      360   1-Nov-28   $     269,298.69
4963599   NEW FAIRFIELD              CT      06798  SFD           700%     6.250  $ 2,262.03      360   1-Dec-28   $     337,164.66
4963601   FAIRFAX STATION            VA      22039  SFD           713%     6.250  $ 1,637.14      360   1-Dec-28   $     242,388.88
4963605   ARLINGTON                  VA      22207  SFD           725%     6.250  $ 2,046.53      360   1-Jan-29   $     299,765.97
4963613   WINCHESTER                 VA      22601  SFD           688%     6.250  $ 2,299.25      360   1-Dec-28   $     349,410.23
4963625   LONGBOAT KEY               FL      34242  HCO           675%     6.250  $ 3,453.79      360   1-Nov-28   $     531,116.81
4963657   LIVINGSTON                 NJ      07039  SFD           700%     6.250  $ 4,291.20      360   1-Dec-28   $     643,939.52
4963677   WATERFORD                  CT      06385  SFD           663%     6.250  $ 2,561.25      360   1-Dec-28   $     399,292.21
4963689   BEVERLY HILLS              CA      90210  SFD           725%     6.250  $ 4,400.04      360   1-Dec-28   $     643,990.64
4963694   GOLDEN                     CO      80401  SFD           725%     6.250  $ 1,900.55      360   1-Dec-28   $     278,164.01
4963709   MONROE                     LA      71201  SFD           675%     6.250  $ 3,722.96      360   1-Dec-28   $     573,008.80
4963712   HUNTINGTON                 WV      25701  SFD           788%     6.250  $ 2,407.24      360   1-Jan-29   $     331,771.51
4963943   MALVERN                    PA      19355  SFD           713%     6.250  $ 2,277.17      360   1-Dec-28   $     337,457.81
4963944   HENDERSONVILLE             TN      37075  SFD           713%     6.250  $ 2,856.91      240   1-Jan-19   $     364,259.99
4963945   ROBESONA                   PA      19551  SFD           713%     6.250  $ 3,328.17      360   1-Jan-29   $     493,604.91
4963946   NEWHALL AREA               CA      91321  SFD           775%     6.250  $ 4,377.28      360   1-Jan-29   $     610,568.76
4963947   WESTON                     FL      33327  SFD           713%     6.250  $ 2,456.05      360   1-Dec-28   $     363,965.20
4963949   PONTE VEDRA BEACH          FL      32082  SFD           688%     6.250  $ 2,628.37      360   1-Dec-28   $     399,425.81
4963950   ARLINGTON                  VA      22213  SFD           700%     6.250  $ 1,995.91      360   1-Dec-28   $     299,506.75
4963951   RICHMOND                   VA      23233  SFD           688%     6.250  $ 2,480.89      360   1-Dec-28   $     377,013.64
4963953   LAGUNA BEACH               CA      92651  SFD           713%     6.250  $ 3,772.83      360   1-Sep-28   $     557,131.00
4963956   SHAWNEE                    KS      66226  SFD           738%     6.250  $ 1,754.32      360   1-Dec-28   $     253,457.35
4963958   PEMBROKE PINES             FL      33028  SFD           675%     6.250  $ 1,572.20      360   1-Nov-28   $     241,770.38
4963960   MONETA                     VA      24121  SFD           725%     6.250  $ 4,087.60      360   1-Jan-29   $     598,732.57
4963961   WINDERMERE                 FL      34786  SFD           738%     6.250  $ 1,861.37      360   1-Jan-29   $     269,294.93
4963963   NEWNAN                     GA      30265  SFD           675%     6.250  $ 1,686.36      360   1-Jan-29   $     259,566.14
4963967   DIAMONDHEAD                MS      39525  SFD           675%     6.250  $ 3,113.28      360   1-Dec-28   $     478,544.08
4963972   MONTVALE                   NJ      07645  SFD           700%     6.250  $ 1,929.38      360   1-Jan-29   $     289,762.29
4963973   DANBURY                    CT      06811  SFD           625%     5.983  $ 1,643.96      360   1-Jan-29   $     266,746.66
4963978   POTOMAC                    MD      20854  SFD           675%     6.250  $ 3,178.13      360   1-Dec-28   $     489,153.87
4963983   WINTER HAVEN               FL      33884  SFD           675%     6.250  $ 2,399.16      360   1-Dec-28   $     368,860.25
4963986   NEW CANAAN                 CT      06840  SFD           688%     6.250  $ 2,910.20      360   1-Dec-28   $     442,253.51
4963994   LAKEWOOD                   CO      80227  SFD           688%     6.250  $ 1,872.25      360   1-Jan-29   $     284,760.56
4964000   EAST HAMPTON               NY      11937  SFD           713%     6.250  $ 2,263.70      360   1-Jan-29   $     335,731.30
4964003   MIAMI                      FL      33156  SFD           725%     6.250  $ 1,664.51      360   1-Dec-28   $     243,618.17
4964008   MYRTLE BEACH               SC      29575  SFD           700%     6.250  $ 1,995.91      360   1-Nov-28   $     299,256.89
4964013   CHICAGO                    IL      60610  HCO           763%     6.250  $ 3,623.91      360   1-Dec-28   $     511,256.49
4964016   OGDEN                      UT      84414  SFD           675%     6.250  $ 1,621.50      360   1-Dec-28   $     249,568.29
4964023   ALPINE                     UT      84004  SFD           713%     6.250  $ 2,701.62      360   1-Dec-28   $     398,883.03
4964024   CLEMMONS                   NC      27012  SFD           700%     6.250  $ 2,299.29      360   1-Dec-28   $     345,031.77
4964029   LANGHORNE                  PA      19053  SFD           675%     6.250  $ 2,270.09      360   1-Dec-28   $     349,395.62
4964032   LOWER MERION TOWNSHIP      PA      19010  SFD           675%     6.250  $ 4,215.89      360   1-Jan-29   $     649,440.36
4964036   MIDDLETON TWP              PA      19047  SFD           688%     6.250  $ 2,246.70      360   1-Dec-28   $     341,423.71
4964043   PALOS VERDES ESTATES       CA      90274  SFD           725%     6.250  $ 3,329.03      360   1-Dec-28   $     487,236.30
4964044   SCOTTSDALE                 AZ      85255  SFD           725%     6.250  $ 2,024.36      360   1-Dec-28   $     296,185.00
4964049   YORBA LINDA                CA      92886  SFD           675%     6.250  $ 1,945.80      360   1-Dec-28   $     299,481.95
4964051   BRICK TWP                  NJ      08738  SFD           688%     6.250  $ 3,133.56      360   1-Dec-28   $     476,196.21
4964060   ALEXANDRIA                 VA      22308  SFD           675%     6.250  $ 2,153.35      360   1-Dec-28   $     331,426.69
4964061   WILTON                     CT      06897  SFD           713%     6.250  $ 1,967.26      360   1-Jan-29   $     291,766.49
4964062   TEGA CAY                   SC      29715  SFD           725%     6.250  $ 1,968.08      360   1-Dec-28   $     288,048.52
4964065   PUTNAM VALLEY              NY      10579  SFD           700%     6.250  $ 1,966.97      360   1-Nov-28   $     294,918.71
4964066   PASADENA                   MD      21122  SFD           675%     6.250  $ 1,877.37      360   1-Dec-28   $     288,949.67
4964072   VALENCIA                   CA      91354  SFD           700%     6.250  $ 2,182.20      360   1-Dec-28   $     327,460.69
4964082   REDONDO BEACH              CA      90277  SFD           688%     6.250  $ 1,655.47      360   1-Dec-28   $     251,575.35
4964087   MARTINEZ                   GA      30907  SFD           663%     6.250  $ 1,690.42      360   1-Jan-29   $     263,767.08
4964089   SILVERTON                  OR      97381  SFD           750%     6.250  $ 1,992.77      360   1-Dec-28   $     283,469.13
4964090   EVERGREEN                  CO      80439  SFD           725%     6.250  $ 2,217.08      360   1-Dec-28   $     324,296.57
4964096   CLARKSON VALLEY            MO      63005  SFD           738%     6.250  $ 2,047.86      360   1-Jan-29   $     296,274.38
4964099   HERMOSA BEACH              CA      90254  LCO           725%     6.250  $ 1,860.98      360   1-Dec-28   $     272,264.06
4964100   FAIRVIEW                   TX      75069  SFD           688%     6.250  $ 1,933.35      360   1-Dec-28   $     293,804.07
4964112   TRABUCO CANYON AREA        CA      92679  SFD           688%     6.250  $ 1,699.81      360   1-Dec-28   $     258,313.98
4964124   MACON                      GA      31220  SFD           688%     6.250  $ 2,404.36      360   1-Dec-28   $     365,383.27
4964125   GOLDEN                     CO      80403  SFD           700%     6.250  $ 2,254.72      360   1-Dec-28   $     338,342.78
4964127   OXFORD                     CT      06478  SFD           725%     6.250  $ 1,691.80      360   1-Jan-29   $     247,806.53
4964129   COLUMBIA                   MD      21044  SFD           663%     6.250  $ 3,073.50      360   1-Dec-28   $     479,150.68
4964139   REDONDO BEACH              CA      90278  SFD           738%     6.250  $ 1,896.25      360   1-Dec-28   $     274,130.89
4964142   CHEVY CHASE                MD      20815  HCO           638%     6.108  $ 1,509.77      360   1-Dec-28   $     241,550.52
4964150   LOS ANGELES                CA      90272  SFD           725%     6.250  $ 3,574.61      360   1-Dec-28   $     523,179.97
4964152   GREENWICH                  CT      06836  SFD           725%     6.250  $ 1,896.45      360   1-Jan-29   $     277,783.13
4964159   REDONDO BEACH              CA      90277  LCO           713%     6.250  $ 1,899.89      360   1-Dec-28   $     281,547.64
4964161   SUMMIT                     NJ      07901  SFD           688%     6.250  $ 2,108.74      360   1-Dec-28   $     320,299.01
4964168   ATLANTA                    GA      30306  SFD           675%     6.250  $ 1,803.10      360   1-Dec-28   $     277,519.95
4964178   SMYRNA                     DE      19977  SFD           625%     5.983  $ 1,847.15      360   1-Dec-28   $     299,429.22
4964180   EL DORADO HILLS            CA      95762  SFD           800%     6.250  $ 2,080.59      360   1-Jan-29   $     283,359.74
4964187   FOLSOM                     CA      95630  SFD           713%     6.250  $ 1,704.51      360   1-Dec-28   $     252,594.16
4964196   SPRING LAKE BOROUGH        NJ      07762  SFD           713%     6.250  $ 2,964.36      360   1-Dec-28   $     439,294.19
4964213   RESTON                     VA      20194  SFD           725%     6.250  $ 1,723.18      360   1-Dec-28   $     252,204.70
4964262   CLARKS SUMMIT              PA      18411  SFD           750%     6.250  $ 1,783.00      360   1-Sep-28   $     254,041.85
4964273   RICHMOND                   VA      23226  SFD           713%     6.250  $ 4,042.31      360   1-Dec-28   $     599,037.53
4964274   BERWYN                     PA      19312  PUD           638%     6.108  $ 1,578.40      360   1-Dec-28   $     252,530.10
4964280   CHAPPAQUA                  NY      10514  SFD           700%     6.250  $ 3,060.39      360   1-Jan-29   $     459,622.94
4964291   SALISBURY                  NC      28146  SFD           700%     6.250  $ 2,262.03      360   1-Dec-28   $     338,735.76
4964296   SANTA FE                   NM      87501  SFD           713%     6.250  $ 1,743.25      360   1-Dec-28   $     258,334.93
4964298   CONCORD                    NC      28027  SFD           688%     6.250  $ 1,619.99      360   1-Dec-28   $     246,184.46
4964307   SAN ANSELMO                CA      94960  SFD           700%     6.250  $ 2,794.28      360   1-Jan-29   $     419,655.72
4964349   VISTA                      CA      92084  SFD           725%     6.250  $ 3,990.73      360   1-Nov-28   $     583,622.65
4964355   SEATTLE                    WA      98115  SFD           713%     6.250  $ 2,661.19      360   1-Oct-28   $     393,725.19
4964366   KENSINGTON                 CA      94708  SFD           675%     6.250  $ 1,070.19      360   1-Dec-28   $     164,715.08
4964386   DARIEN                     CT      06820  SFD           688%     6.250  $ 2,558.74      360   1-Dec-28   $     388,843.67
4964435   WESTPORT                   CT      06880  SFD           788%     6.250  $ 2,207.84      360   1-Dec-28   $     304,079.51
4964492   MARIETTA                   GA      30068  SFD           675%     6.250  $ 2,005.14      360   1-Dec-28   $     308,450.03
4964498   HERMOSA BEACH              CA      90254  SFD           688%     6.250  $ 3,048.15      360   1-Jan-29   $     463,610.18
4964506   PALOS VERDES ESTATES       CA      90274  SFD           725%     6.250  $ 4,434.15      360   1-Dec-28   $     648,852.91
4964508   YORBA LINDA                CA      92887  SFD           825%     6.250  $ 2,554.31      360   1-Dec-28   $     339,564.89
4964515   CHATHAM                    NJ      07928  SFD           675%     6.250  $ 1,686.36      360   1-Dec-28   $     259,551.02
4964521   SCARSDALE                  NY      10583  SFD           688%     6.250  $ 2,069.33      360   1-Dec-28   $     314,469.20
4964532   ARLINGTON                  VA      22207  SFD           638%     6.108  $ 1,906.55      360   1-Dec-28   $     305,032.40
4964537   MOUNT LAUREL               NJ      08054  PUD           725%     6.250  $ 1,724.48      360   1-Dec-28   $     252,394.39
4964543   WEST ORANGE                NJ      07052  SFD           725%     6.250  $ 3,410.88      360   1-Sep-28   $     498,026.06
4964544   VERO BEACH                 FL      32963  SFD           713%     6.250  $ 3,611.13      360   1-Dec-28   $     535,140.20
4964554   ISLAMORADA                 FL      33036  SFD           738%     6.250  $ 3,453.38      360   1-Nov-28   $     498,851.59
4964562   SAN JOSE                   CA      95138  SFD           700%     6.250  $ 2,310.00      360   1-Jan-29   $     346,724.39
4964564   UPPER SADDLE RIVER         NJ      07458  SFD           725%     6.250  $ 2,826.94      360   1-Jan-29   $     414,076.73
4964570   WILTON                     CT      06897  SFD           650%     6.233  $ 3,476.37      360   1-Jan-29   $     549,502.80
4964575   BRIGHTON                   CO      80601  SFD           675%     6.250  $ 1,867.97      360   1-Dec-28   $     287,472.55
4964576   GLENDALE                   AZ      85308  SFD           663%     6.250  $ 1,723.08      360   1-Dec-28   $     268,623.85
4964584   LAGUNA NIGUEL              CA      92677  SFD           725%     6.250  $ 2,762.82      360   1-Dec-28   $     404,328.80
4964589   LOS ANGELES                CA      90049  SFD           713%     6.250  $ 3,277.65      360   1-Dec-28   $     485,046.37
4964608   POWAY                      CA      92064  SFD           775%     6.250  $ 3,314.84      360   1-Jan-29   $     462,373.43
4964618   NASHVILLE                  TN      37221  SFD           713%     6.250  $ 1,894.83      360   1-Dec-28   $     280,798.85
4964636   ROANOKE                    VA      24014  SFD           725%     6.250  $ 1,773.66      360   1-Dec-28   $     259,593.12
4964637   RICHMOND                   VA      23233  SFD           650%     6.233  $ 1,570.69      360   1-Dec-28   $     248,049.48
4964642   HADDONFIELD                NJ      08033  SFD           713%     6.250  $ 1,771.88      360   1-Jan-29   $     262,789.68
4964663   ROCK HILL                  SC      29732  SFD           675%     6.250  $ 2,594.72      360   1-Dec-28   $     399,232.43
4964670   SIMPSONVILLE               SC      29681  SFD           688%     6.250  $ 2,450.34      360   1-Dec-28   $     372,248.26
4964679   HILLSBOROUGH               NJ      08502  SFD           725%     6.250  $ 1,730.00      360   1-Nov-28   $     253,002.91
4964752   MASSAPEQUA                 NY      11758  SFD           738%     6.250  $ 3,398.13      360   1-Dec-28   $     491,238.88

                                                                                                                   $ 282,919,629.05

(i)       (x)    (xi)     (xii)      (xiii)   (xiv)     (xv)     (xvi)
--------  -----  -------  ---------  -------  --------  -------  --------

MORTGAGE                  MORTGAGE            T.O.P.    MASTER   FIXED
LOAN                      INSURANCE  SERVICE  MORTGAGE  SERVICE  RETAINED
NUMBER    LTV    SUBSIDY  CODE       FEE      LOAN      FEE      YIELD
--------  -----  -------  ---------  -------  --------  -------  --------
4815027   94.99                 13     0.250              0.017    0.858
4842330   80.00                        0.250              0.017    1.108
4849423   80.00                        0.250              0.017    0.858
4850809   80.00                        0.250              0.017    0.733
4855076   69.52                        0.250              0.017    1.358
4868649   73.14                        0.250              0.017    0.983
4872964   90.00                 11     0.250              0.017    0.733
4874630   63.07                        0.250              0.017    0.733
4875797   75.00                        0.250              0.017    0.858
4876333   79.24                        0.250              0.017    0.983
4878269   80.00                        0.250              0.017    1.108
4880934   80.00                        0.250              0.017    1.233
4891188   76.85                        0.250              0.017    0.608
4900048   66.48                        0.250              0.017    0.000
4909635   78.91                        0.250              0.017    0.983
4909680   75.00                        0.250              0.017    0.733
4909930   77.06                        0.250              0.017    0.858
4910174   79.93                        0.250              0.017    0.858
4910271   80.00                        0.250              0.017    0.608
4911361   75.00                        0.250              0.017    0.983
4912002   90.00                 11     0.250              0.017    0.858
4914959   79.93                        0.250              0.017    0.983
4919326   74.21                        0.250              0.017    0.483
4919448   57.04                        0.250              0.017    0.833
4919493   69.88                        0.250              0.017    0.783
4920019   80.00                        0.250              0.017    0.733
4920226   63.80                        0.250              0.017    0.733
4920339   80.00                        0.250              0.017    1.033
4920965   80.00                        0.250              0.017    0.933
4921092   56.84                        0.250              0.017    0.833
4921234   74.36                        0.250              0.017    0.933
4922044   84.35                 11     0.250              0.017    0.583
4922053   56.00                        0.250              0.017    0.883
4922939   73.39                        0.250              0.017    0.733
4922991   70.59                        0.250              0.017    1.483
4923604   83.87                  6     0.250              0.017    0.858
4923708   80.00                        0.250              0.017    0.858
4923726   78.41                        0.250              0.017    0.733
4923796   90.00                  6     0.250              0.017    0.858
4924906   45.71                        0.250              0.017    1.083
4931064   80.00                        0.250              0.017    1.108
4931151   75.12                        0.250              0.017    0.858
4931491   79.99                        0.250              0.017    0.858
4931750   74.36                        0.250              0.017    0.983
4932027   79.75                        0.250              0.017    0.858
4932171   69.41                        0.250              0.017    0.108
4934097   79.96                        0.250              0.017    1.108
4941422   75.00                        0.250              0.017    0.608
4941434   73.33                        0.250              0.017    0.733
4941483   75.47                        0.250              0.017    0.483
4941549   63.86                        0.250              0.017    0.733
4941931   80.00                        0.250              0.017    0.233
4941966   50.00                        0.250              0.017    0.358
4942006   80.00                        0.250              0.017    0.483
4942042   88.62                 33     0.250              0.017    0.483
4942072   90.00                  1     0.250              0.017    0.108
4942294   80.00                        0.250              0.017    0.733
4942296   79.80                        0.250              0.017    0.483
4942332   79.09                        0.250              0.017    0.233
4942344   79.99                        0.250              0.017    0.608
4942361   80.00                        0.250              0.017    0.358
4942368   87.04                  6     0.250              0.017    0.733
4942429   68.24                        0.250              0.017    0.233
4942565   75.24                        0.250              0.017    0.108
4942587   80.00                        0.250              0.017    0.858
4942588   67.57                        0.250              0.017    0.483
4942590   73.94                        0.250              0.017    0.358
4942597   80.00                        0.250              0.017    0.483
4942604   80.00                        0.250              0.017    0.608
4942657   75.00                        0.250              0.017    0.108
4942663   95.00                 17     0.250              0.017    0.733
4942671   72.71                        0.250              0.017    0.233
4942692   80.00                        0.250              0.017    0.483
4942950   73.72                        0.250              0.017    0.733
4942958   80.00                        0.250              0.017    0.983
4942963   51.35                        0.250              0.017    0.483
4942993   67.00                        0.250              0.017    0.483
4943010   79.57                        0.250              0.017    0.608
4943025   75.00                        0.250              0.017    0.983
4943035   54.88                        0.250              0.017    0.858
4943044   80.00                        0.250              0.017    0.483
4943046   80.00                        0.250              0.017    0.358
4943067   80.00                        0.250              0.017    0.483
4943075   68.96                        0.250              0.017    0.608
4943112   80.00                        0.250              0.017    0.233
4943142   76.80                        0.250              0.017    0.483
4943162   79.82                        0.250              0.017    0.858
4943236   80.00                        0.250              0.017    0.983
4943303   79.99                        0.250              0.017    0.733
4943311   69.48                        0.250              0.017    0.608
4943330   78.49                        0.250              0.017    0.608
4943338   79.25                        0.250              0.017    0.608
4943347   71.83                        0.250              0.017    0.483
4943367   69.39                        0.250              0.017    0.608
4943453   30.00                        0.250              0.017    0.733
4943465   78.05                        0.250              0.017    1.108
4943476   72.78                        0.250              0.017    0.733
4943538   72.60                        0.250              0.017    0.858
4943613   70.59                        0.250              0.017    0.608
4943793   57.14                        0.250              0.017    0.733
4944111   62.23                        0.250              0.017    0.858
4944155   64.10                        0.250              0.017    0.858
4944168   72.84                        0.250              0.017    0.858
4944440   60.24                        0.250              0.017    0.858
4944590   79.75                        0.250              0.017    0.983
4944621   80.00                        0.250              0.017    0.608
4944706   90.00                 13     0.250              0.017    0.483
4944790   80.00                        0.250              0.017    0.358
4944901   63.33                        0.250              0.017    0.983
4944917   32.08                        0.250              0.017    0.858
4944954   30.78                        0.250              0.017    0.733
4945029   80.13                        0.250              0.017    0.858
4945609   75.00                        0.250              0.017    1.233
4945666   95.00                  6     0.250              0.017    1.108
4945679   80.00                        0.250              0.017    1.108
4945937   94.98                 11     0.250              0.017    1.483
4945940   75.00                        0.250              0.017    0.608
4947458   80.00                        0.250              0.017    0.983
4947507   58.43                        0.250              0.017    0.733
4947536   95.00                 33     0.250              0.017    0.858
4947556   89.93                  6     0.250              0.017    0.483
4947644   75.11                        0.250              0.017    0.608
4949189   53.02                        0.250              0.017    0.608
4949194   67.50                        0.250              0.017    0.858
4949236   90.00                  1     0.250              0.017    0.233
4949292   72.17                        0.250              0.017    0.608
4954539   80.00                        0.250              0.017    0.483
4954546   79.99                        0.250              0.017    0.233
4954554   75.34                        0.250              0.017    0.983
4954567   80.00                        0.250              0.017    0.733
4954573   68.28                        0.250              0.017    0.483
4954578   59.39                        0.250              0.017    0.483
4954585   77.86                        0.250              0.017    0.233
4954590   80.00                        0.250              0.017    0.483
4954595   72.46                        0.250              0.017    0.483
4954599   74.55                        0.250              0.017    0.483
4954602   75.00                        0.250              0.017    0.608
4956415   75.00                        0.250              0.017    0.358
4956430   78.96                        0.250              0.017    0.233
4956446   80.00                        0.250              0.017    0.233
4956467   66.67                        0.250              0.017    0.000
4956481   70.28                        0.250              0.017    0.358
4956492   62.07                        0.250              0.017    0.000
4956495   72.39                        0.250              0.017    0.483
4956496   73.33                        0.250              0.017    0.000
4956507   89.90                 11     0.250              0.017    0.483
4956513   57.80                        0.250              0.017    0.358
4956521   56.16                        0.250              0.017    0.608
4956529   82.26                  1     0.250              0.017    0.358
4956536   69.04                        0.250              0.017    0.233
4956568   77.91                        0.250              0.017    0.000
4956595   89.75                  6     0.250              0.017    0.733
4956854   79.99                        0.250              0.017    0.733
4956860   62.21                        0.250              0.017    0.483
4956867   48.75                        0.250              0.017    0.358
4956882   72.86                        0.250              0.017    0.733
4956895   61.14                        0.250              0.017    0.000
4956900   80.00                        0.250              0.017    0.233
4956910   76.92                        0.250              0.017    0.358
4956926   67.91                        0.250              0.017    0.608
4956949   80.00                        0.250              0.017    0.483
4956971   60.87                        0.250              0.017    0.608
4956977   80.00                        0.250              0.017    0.233
4956988   37.34                        0.250              0.017    0.983
4957002   55.56                        0.250              0.017    0.358
4957266   72.31                        0.250              0.017    0.233
4957271   75.43                        0.250              0.017    0.733
4957286   58.95                        0.250              0.017    0.608
4957292   57.73                        0.250              0.017    0.608
4957298   80.00                        0.250              0.017    0.483
4957844   80.00                        0.250              0.017    0.000
4957878   80.00                        0.250              0.017    0.733
4957880   88.61                 11     0.250              0.017    0.733
4958659   69.34                        0.250              0.017    0.733
4958679   68.08                        0.250              0.017    0.358
4958701   26.09                        0.250              0.017    0.358
4958710   55.61                        0.250              0.017    0.733
4958719   80.00                        0.250              0.017    0.233
4958732   52.44                        0.250              0.017    0.733
4958753   75.00                        0.250              0.017    0.608
4958776   80.00                        0.250              0.017    0.233
4958806   80.00                        0.250              0.017    0.358
4958825   79.33                        0.250              0.017    0.358
4958990   85.71                  6     0.250              0.017    0.608
4959274   75.00                        0.250              0.017    0.483
4959278   91.56                 11     0.250              0.017    0.358
4959287   78.85                        0.250              0.017    0.733
4959299   74.36                        0.250              0.017    1.608
4959307   79.78                        0.250              0.017    0.483
4959315   90.00                 12     0.250              0.017    0.483
4959322   75.00                        0.250              0.017    0.608
4959329   80.00                        0.250              0.017    0.233
4959344   75.00                        0.250              0.017    0.733
4959353   70.00                        0.250              0.017    0.733
4959358   80.00                        0.250              0.017    0.733
4959761   45.58                        0.250              0.017    0.358
4959764   67.83                        0.250              0.017    0.358
4959772   75.00                        0.250              0.017    0.608
4959780   74.94                        0.250              0.017    0.858
4959790   54.16                        0.250              0.017    0.733
4959820   70.00                        0.250              0.017    0.983
4959831   50.00                        0.250              0.017    0.733
4959838   75.37                        0.250              0.017    0.858
4959847   90.00                 11     0.250              0.017    0.483
4959868   75.00                        0.250              0.017    1.108
4959882   80.00                        0.250              0.017    0.733
4959893   34.52                        0.250              0.017    0.608
4959949   89.98                  6     0.250              0.017    0.858
4959992   65.49                        0.250              0.017    0.858
4960001   66.38                        0.250              0.017    0.858
4960006   53.33                        0.250              0.017    0.858
4960018   57.69                        0.250              0.017    0.983
4960027   71.43                        0.250              0.017    1.108
4960032   75.00                        0.250              0.017    0.983
4960039   20.75                        0.250              0.017    0.858
4960057   52.50                        0.250              0.017    0.983
4960078   74.22                        0.250              0.017    0.608
4960095   82.88                 11     0.250              0.017    0.733
4960111   60.00                        0.250              0.017    0.983
4960112   76.00                        0.250              0.017    0.733
4960123   79.45                        0.250              0.017    0.983
4960133   80.00                        0.250              0.017    0.858
4960143   62.20                        0.250              0.017    0.733
4960157   75.00                        0.250              0.017    1.483
4960158   58.82                        0.250              0.017    0.733
4960167   78.93                        0.250              0.017    0.983
4960178   76.34                        0.250              0.017    0.483
4960181   70.55                        0.250              0.017    0.358
4960189   95.00                 11     0.250              0.017    0.483
4960198   74.70                        0.250              0.017    0.733
4960238   75.00                        0.250              0.017    0.733
4960245   80.00                        0.250              0.017    0.733
4960246   80.00                        0.250              0.017    0.233
4960255   80.00                        0.250              0.017    0.233
4960267   81.24                        0.250              0.017    0.233
4960274   84.62                 13     0.250              0.017    0.733
4960281   65.00                        0.250              0.017    0.358
4960289   58.95                        0.250              0.017    0.608
4960296   79.89                        0.250              0.017    0.233
4960300   67.24                        0.250              0.017    0.608
4960304   77.14                        0.250              0.017    0.733
4960305   76.75                        0.250              0.017    0.858
4960308   72.86                        0.250              0.017    1.233
4960310   95.00                  6     0.250              0.017    0.983
4960312   48.87                        0.250              0.017    0.733
4960319   80.00                        0.250              0.017    0.608
4960320   80.00                        0.250              0.017    0.358
4960329   80.00                        0.250              0.017    0.483
4960333   75.00                        0.250              0.017    0.483
4960339   60.75                        0.250              0.017    0.608
4960344   80.00                        0.250              0.017    0.733
4960352   94.37                 11     0.250              0.017    0.483
4960360   68.32                        0.250              0.017    0.483
4960368   89.97                 11     0.250              0.017    0.608
4960374   60.00                        0.250              0.017    0.983
4960380   59.35                        0.250              0.017    0.858
4960382   59.48                        0.250              0.017    0.733
4960387   75.00                        0.250              0.017    0.608
4960391   71.79                        0.250              0.017    0.483
4960394   58.62                        0.250              0.017    0.858
4960397   71.16                        0.250              0.017    0.983
4960400   62.50                        0.250              0.017    0.858
4960405   86.39                 13     0.250              0.017    0.983
4960406   60.00                        0.250              0.017    0.983
4960409   80.00                        0.250              0.017    0.733
4960414   80.00                        0.250              0.017    0.733
4960417   40.00                        0.250              0.017    0.733
4960422   58.81                        0.250              0.017    0.358
4960426   67.50                        0.250              0.017    0.733
4960429   63.63                        0.250              0.017    0.733
4960433   64.69                        0.250              0.017    0.858
4960627   36.70                        0.250              0.017    0.483
4960628   76.74                        0.250              0.017    0.733
4960629   68.13                        0.250              0.017    1.108
4960630   45.45                        0.250              0.017    0.733
4960631   79.23                        0.250              0.017    0.483
4960633   75.00                        0.250              0.017    0.983
4960634   80.00                        0.250              0.017    0.358
4960637   79.37                        0.250              0.017    0.483
4960638   25.32                        0.250              0.017    0.483
4960639   75.00                        0.250              0.017    0.858
4960642   60.47                        0.250              0.017    0.608
4960643   58.04                        0.250              0.017    0.858
4960645   74.47                        0.250              0.017    0.858
4960647   58.85                        0.250              0.017    0.233
4960650   76.75                        0.250              0.017    0.483
4960653   68.96                        0.250              0.017    0.733
4960655   58.16                        0.250              0.017    0.733
4960656   53.79                        0.250              0.017    0.608
4960658   80.00                        0.250              0.017    0.483
4960659   66.94                        0.250              0.017    0.733
4960661   69.66                        0.250              0.017    0.858
4960663   75.34                        0.250              0.017    0.608
4960665   63.64                        0.250              0.017    0.483
4960667   78.92                        0.250              0.017    0.733
4960668   69.08                        0.250              0.017    0.608
4960669   68.89                        0.250              0.017    0.733
4960672   75.00                        0.250              0.017    0.733
4960677   54.05                        0.250              0.017    0.483
4960684   67.14                        0.250              0.017    0.233
4960687   71.43                        0.250              0.017    0.358
4960691   70.75                        0.250              0.017    0.483
4960693   52.83                        0.250              0.017    0.358
4960696   67.50                        0.250              0.017    0.358
4960697   67.93                        0.250              0.017    0.358
4960699   80.00                        0.250              0.017    0.858
4960700   58.33                        0.250              0.017    0.233
4960705   75.00                        0.250              0.017    0.858
4960706   63.18                        0.250              0.017    0.358
4960708   59.23                        0.250              0.017    0.358
4960712   75.00                        0.250              0.017    0.483
4960714   65.00                        0.250              0.017    0.608
4960716   50.59                        0.250              0.017    0.358
4960719   64.44                        0.250              0.017    0.608
4960722   75.00                        0.250              0.017    0.858
4960723   79.37                        0.250              0.017    0.358
4960725   60.09                        0.250              0.017    0.358
4960726   73.82                        0.250              0.017    0.233
4960727   55.12                        0.250              0.017    0.608
4960728   75.00                        0.250              0.017    0.358
4960733   75.00                        0.250              0.017    0.483
4960736   69.01                        0.250              0.017    0.733
4960739   63.44                        0.250              0.017    0.608
4960743   43.85                        0.250              0.017    0.358
4960757   80.00                        0.250              0.017    0.733
4960763   27.27                        0.250              0.017    0.608
4960771   72.26                        0.250              0.017    0.858
4960772   73.81                        0.250              0.017    0.233
4960777   55.00                        0.250              0.017    0.608
4960780   62.13                        0.250              0.017    0.358
4960781   69.80                        0.250              0.017    0.858
4960782   73.39                        0.250              0.017    0.733
4960786   77.06                        0.250              0.017    0.358
4960787   62.26                        0.250              0.017    1.108
4960789   53.06                        0.250              0.017    0.858
4960792   64.04                        0.250              0.017    0.358
4960806   51.43                        0.250              0.017    0.733
4960811   75.00                        0.250              0.017    0.733
4960825   58.44                        0.250              0.017    0.358
4960836   79.81                        0.250              0.017    0.608
4960898   64.86                        0.250              0.017    0.733
4960909   54.13                        0.250              0.017    0.733
4960912   66.00                        0.250              0.017    0.608
4960918   79.30                        0.250              0.017    0.733
4960923   57.98                        0.250              0.017    0.608
4960932   79.25                        0.250              0.017    0.608
4960934   47.26                        0.250              0.017    0.733
4960940   74.15                        0.250              0.017    0.358
4960942   68.25                        0.250              0.017    0.608
4960949   56.82                        0.250              0.017    0.483
4960956   51.34                        0.250              0.017    0.483
4960958   65.14                        0.250              0.017    0.608
4960966   75.88                        0.250              0.017    0.858
4960978   69.89                        0.250              0.017    0.608
4960979   59.09                        0.250              0.017    0.608
4960981   68.73                        0.250              0.017    0.108
4960986   75.00                        0.250              0.017    0.733
4960987   59.09                        0.250              0.017    1.233
4960990   64.13                        0.250              0.017    0.733
4960993   49.79                        0.250              0.017    0.483
4960994   42.78                        0.250              0.017    0.608
4960997   76.97                        0.250              0.017    0.608
4960998   63.79                        0.250              0.017    0.608
4960999   67.31                        0.250              0.017    0.733
4961003   71.23                        0.250              0.017    0.733
4961004   71.43                        0.250              0.017    0.108
4961006   67.57                        0.250              0.017    0.733
4961010   56.94                        0.250              0.017    0.733
4961016   68.09                        0.250              0.017    0.483
4961019   68.78                        0.250              0.017    0.858
4961022   64.85                        0.250              0.017    0.608
4961028   65.00                        0.250              0.017    0.858
4961035   72.10                        0.250              0.017    0.358
4961040   70.80                        0.250              0.017    0.483
4961048   77.51                        0.250              0.017    0.358
4961049   45.93                        0.250              0.017    0.483
4961050   74.86                        0.250              0.017    0.608
4961052   57.63                        0.250              0.017    0.483
4961054   41.50                        0.250              0.017    0.733
4961059   59.70                        0.250              0.017    0.608
4961061   54.07                        0.250              0.017    0.608
4961064   80.00                        0.250              0.017    0.858
4961070   71.92                        0.250              0.017    1.108
4961076   89.67                 13     0.250              0.017    0.733
4961078   75.50                        0.250              0.017    0.858
4961082   58.82                        0.250              0.017    0.858
4961084   65.20                        0.250              0.017    0.733
4961086   68.68                        0.250              0.017    0.608
4961087   23.75                        0.250              0.017    0.858
4961088   50.24                        0.250              0.017    0.733
4961089   75.00                        0.250              0.017    0.983
4961091   52.06                        0.250              0.017    0.608
4961096   68.72                        0.250              0.017    0.233
4961097   55.33                        0.250              0.017    0.983
4961102   50.74                        0.250              0.017    0.608
4961106   85.00                 11     0.250              0.017    0.858
4961107   63.33                        0.250              0.017    0.733
4961112   56.60                        0.250              0.017    0.608
4961114   95.00                 12     0.250              0.017    0.858
4961116   60.81                        0.250              0.017    0.608
4961117   71.79                        0.250              0.017    0.983
4961119   89.09                 12     0.250              0.017    0.733
4961120   73.91                        0.250              0.017    0.983
4961122   52.88                        0.250              0.017    0.483
4961128   77.41                        0.250              0.017    0.483
4961129   69.99                        0.250              0.017    0.608
4961132   60.60                        0.250              0.017    0.983
4961136   57.24                        0.250              0.017    0.608
4961138   80.00                        0.250              0.017    0.983
4961140   70.91                        0.250              0.017    0.733
4961142   66.02                        0.250              0.017    0.608
4961144   60.83                        0.250              0.017    0.483
4961146   69.88                        0.250              0.017    0.733
4961147   36.11                        0.250              0.017    0.858
4961155   51.42                        0.250              0.017    0.608
4961158   72.39                        0.250              0.017    0.608
4961168   76.31                        0.250              0.017    0.733
4961177   54.62                        0.250              0.017    0.483
4961178   57.84                        0.250              0.017    0.733
4961179   79.58                        0.250              0.017    0.483
4961182   58.14                        0.250              0.017    0.858
4961184   75.43                        0.250              0.017    0.733
4961188   71.67                        0.250              0.017    0.733
4961190   52.82                        0.250              0.017    0.733
4961196   64.62                        0.250              0.017    0.733
4961203   71.41                        0.250              0.017    0.608
4961206   78.65                        0.250              0.017    0.983
4961209   41.32                        0.250              0.017    0.983
4961218   65.59                        0.250              0.017    0.233
4961222   89.86                 13     0.250              0.017    0.608
4961224   80.00                        0.250              0.017    0.733
4961232   71.62                        0.250              0.017    0.858
4961233   50.79                        0.250              0.017    0.483
4961240   54.23                        0.250              0.017    0.983
4961246   74.49                        0.250              0.017    0.858
4961251   73.41                        0.250              0.017    0.733
4961255   71.84                        0.250              0.017    0.858
4961257   66.97                        0.250              0.017    0.483
4961259   57.14                        0.250              0.017    0.858
4961292   80.00                        0.250              0.017    0.608
4961293   80.00                        0.250              0.017    0.000
4961299   40.00                        0.250              0.017    0.233
4961305   80.00                        0.250              0.017    0.858
4961309   80.00                        0.250              0.017    0.233
4961312   80.00                        0.250              0.017    0.983
4961330   58.13                        0.250              0.017    0.483
4961333   80.00                        0.250              0.017    0.608
4961337   80.00                        0.250              0.017    0.483
4961350   75.00                        0.250              0.017    1.233
4961372   65.00                        0.250              0.017    0.733
4961378   71.97                        0.250              0.017    0.483
4961382   52.57                        0.250              0.017    0.733
4961391   80.00                        0.250              0.017    0.358
4961398   61.54                        0.250              0.017    0.108
4961436   79.99                        0.250              0.017    0.858
4961443   76.69                        0.250              0.017    0.358
4961449   40.07                        0.250              0.017    0.858
4961450   80.00                        0.250              0.017    0.608
4961454   69.97                        0.250              0.017    0.483
4961459   75.00                        0.250              0.017    0.733
4961468   68.83                        0.250              0.017    1.108
4961471   75.00                        0.250              0.017    0.233
4961472   69.54                        0.250              0.017    0.358
4961473   62.52                        0.250              0.017    0.858
4961475   71.27                        0.250              0.017    0.733
4961479   74.44                        0.250              0.017    0.983
4961486   35.00                        0.250              0.017    1.108
4961490   69.72                        0.250              0.017    0.608
4961494   68.13                        0.250              0.017    0.608
4961495   67.66                        0.250              0.017    0.608
4961499   55.40                        0.250              0.017    0.483
4961500   75.56                        0.250              0.017    0.983
4961503   61.05                        0.250              0.017    0.483
4961509   77.78                        0.250              0.017    0.608
4961522   58.74                        0.250              0.017    0.608
4961526   76.63                        0.250              0.017    0.858
4961527   52.87                        0.250              0.017    0.608
4961539   59.35                        0.250              0.017    0.733
4961552   49.19                        0.250              0.017    0.608
4961558   62.91                        0.250              0.017    0.733
4961563   48.24                        0.250              0.017    0.608
4961568   80.00                        0.250              0.017    0.233
4961569   75.00                        0.250              0.017    0.108
4961576   73.41                        0.250              0.017    0.608
4961580   75.36                        0.250              0.017    0.608
4961585   80.00                        0.250              0.017    0.733
4961589   54.44                        0.250              0.017    0.733
4961591   73.31                        0.250              0.017    0.483
4961593   80.00                        0.250              0.017    0.483
4961599   74.71                        0.250              0.017    0.733
4961601   56.82                        0.250              0.017    0.608
4961609   66.96                        0.250              0.017    0.983
4961628   74.67                        0.250              0.017    0.858
4961633   76.92                        0.250              0.017    0.733
4961640   75.00                        0.250              0.017    0.358
4961746   63.24                        0.250              0.017    0.358
4961748   80.00                        0.250              0.017    0.358
4961758   68.45                        0.250              0.017    0.483
4961779   89.80                 13     0.250              0.017    0.733
4961782   70.00                        0.250              0.017    0.108
4961783   80.00                        0.250              0.017    0.608
4961787   61.41                        0.250              0.017    0.608
4961799   77.32                        0.250              0.017    0.483
4961807   61.03                        0.250              0.017    0.733
4961808   66.93                        0.250              0.017    0.608
4961811   79.29                        0.250              0.017    0.483
4961824   77.58                        0.250              0.017    0.483
4961831   55.88                        0.250              0.017    0.483
4961837   64.71                        0.250              0.017    1.233
4961838   73.64                        0.250              0.017    1.108
4961842   55.71                        0.250              0.017    0.983
4961851   54.00                        0.250              0.017    0.358
4961868   79.97                        0.250              0.017    0.608
4961872   48.67                        0.250              0.017    0.608
4961878   60.92                        0.250              0.017    0.733
4961888   56.47                        0.250              0.017    0.733
4961908   67.44                        0.250              0.017    0.733
4961917   40.78                        0.250              0.017    0.000
4961923   69.25                        0.250              0.017    0.733
4961969   56.03                        0.250              0.017    0.608
4961981   83.39                 11     0.250              0.017    0.358
4961985   55.19                        0.250              0.017    0.858
4961987   51.65                        0.250              0.017    0.608
4961996   79.94                        0.250              0.017    0.483
4961999   66.95                        0.250              0.017    0.983
4962012   57.58                        0.250              0.017    0.733
4962018   69.58                        0.250              0.017    0.858
4962020   67.63                        0.250              0.017    0.733
4962033   67.08                        0.250              0.017    0.608
4962040   62.04                        0.250              0.017    0.608
4962043   70.20                        0.250              0.017    0.608
4962070   55.82                        0.250              0.017    0.733
4962083   46.24                        0.250              0.017    0.608
4962100   80.00                        0.250              0.017    0.733
4962111   75.00                        0.250              0.017    0.858
4962116   45.15                        0.250              0.017    0.733
4962122   70.00                        0.250              0.017    0.483
4962144   67.05                        0.250              0.017    0.358
4962151   60.00                        0.250              0.017    0.858
4962159   64.10                        0.250              0.017    0.858
4962167   65.42                        0.250              0.017    1.108
4962178   80.00                        0.250              0.017    0.733
4962182   80.00                        0.250              0.017    0.858
4962191   75.00                        0.250              0.017    0.733
4962200   69.95                        0.250              0.017    0.608
4962220   80.00                        0.250              0.017    0.608
4962224   80.00                        0.250              0.017    0.858
4962231   73.83                        0.250              0.017    0.858
4962245   54.55                        0.250              0.017    0.733
4962248   74.26                        0.250              0.017    0.733
4962260   33.68                        0.250              0.017    0.733
4962284   84.59                  6     0.250              0.017    0.358
4962290   58.67                        0.250              0.017    0.858
4962297   74.64                        0.250              0.017    0.858
4962302   74.22                        0.250              0.017    0.733
4962397   68.42                        0.250              0.017    0.858
4962403   65.00                        0.250              0.017    0.608
4962786   70.71                        0.250              0.017    0.608
4962808   80.00                        0.250              0.017    0.733
4962832   88.12                        0.250              0.017    1.233
4962837   89.58                 11     0.250              0.017    1.108
4962847   80.00                        0.250              0.017    0.733
4962860   80.00                        0.250              0.017    0.733
4962863   42.12                        0.250              0.017    0.358
4962869   65.51                        0.250              0.017    0.233
4962878   63.33                        0.250              0.017    0.358
4962887   67.53                        0.250              0.017    0.733
4962891   78.75                        0.250              0.017    0.358
4962913   76.00                        0.250              0.017    0.483
4962918   59.71                        0.250              0.017    0.608
4962928   73.03                        0.250              0.017    0.608
4962936   34.51                        0.250              0.017    1.733
4963081   75.41                        0.250              0.017    0.483
4963088   59.10                        0.250              0.017    0.358
4963104   67.62                        0.250              0.017    0.000
4963114   80.00                        0.250              0.017    0.233
4963137   71.96                        0.250              0.017    0.233
4963158   73.45                        0.250              0.017    0.233
4963165   73.88                        0.250              0.017    0.358
4963169   80.00                        0.250              0.017    0.233
4963174   70.00                        0.250              0.017    0.233
4963326   80.00                        0.250              0.017    0.108
4963365   45.81                        0.250              0.017    0.233
4963370   70.00                        0.250              0.017    0.233
4963378   55.31                        0.250              0.017    0.733
4963389   73.26                        0.250              0.017    0.233
4963403   70.51                        0.250              0.017    0.358
4963414   23.39                        0.250              0.017    0.608
4963415   70.62                        0.250              0.017    0.608
4963423   72.07                        0.250              0.017    1.608
4963426   80.00                        0.250              0.017    0.608
4963428   80.00                        0.250              0.017    0.858
4963432   70.86                        0.250              0.017    0.358
4963442   75.00                        0.250              0.017    0.733
4963458   62.24                        0.250              0.017    0.358
4963469   76.09                        0.250              0.017    0.000
4963472   79.99                        0.250              0.017    0.483
4963477   79.84                        0.250              0.017    0.733
4963488   75.00                        0.250              0.017    0.233
4963497   75.00                        0.250              0.017    0.108
4963498   67.18                        0.250              0.017    0.608
4963507   75.00                        0.250              0.017    0.733
4963513   73.25                        0.250              0.017    0.733
4963519   76.35                        0.250              0.017    0.483
4963528   72.86                        0.250              0.017    0.000
4963531   80.00                        0.250              0.017    0.000
4963537   79.89                        0.250              0.017    0.733
4963539   80.00                        0.250              0.017    0.733
4963549   79.02                        0.250              0.017    0.358
4963556   80.00                        0.250              0.017    0.358
4963565   78.69                        0.250              0.017    0.733
4963568   68.63                        0.250              0.017    0.358
4963569   80.00                        0.250              0.017    0.358
4963585   77.78                        0.250              0.017    0.233
4963586   72.34                        0.250              0.017    0.000
4963595   64.29                        0.250              0.017    0.233
4963599   80.00                        0.250              0.017    0.483
4963601   73.41                        0.250              0.017    0.608
4963605   80.00                        0.250              0.017    0.733
4963613   65.18                        0.250              0.017    0.358
4963625   75.00                        0.250              0.017    0.233
4963657   65.11                        0.250              0.017    0.483
4963677   59.26                        0.250              0.017    0.108
4963689   53.20                        0.250              0.017    0.733
4963694   90.00                        0.250              0.017    0.733
4963709   70.00                        0.250              0.017    0.233
4963712   78.82                        0.250              0.017    1.358
4963943   74.94                        0.250              0.017    0.608
4963944   78.49                        0.250              0.017    0.608
4963945   62.14                        0.250              0.017    0.608
4963946   79.99                        0.250              0.017    1.233
4963947   88.91                 11     0.250              0.017    0.608
4963949   56.35                        0.250              0.017    0.358
4963950   58.82                        0.250              0.017    0.483
4963951   89.70                 12     0.250              0.017    0.358
4963953   62.57                        0.250              0.017    0.608
4963956   92.36                 11     0.250              0.017    0.858
4963958   85.00                 13     0.250              0.017    0.233
4963960   80.00                        0.250              0.017    0.733
4963961   70.00                        0.250              0.017    0.858
4963963   72.22                        0.250              0.017    0.233
4963967   80.00                        0.250              0.017    0.233
4963972   61.18                        0.250              0.017    0.483
4963973   66.75                        0.250              0.017    0.000
4963978   79.03                        0.250              0.017    0.233
4963983   76.27                        0.250              0.017    0.233
4963986   52.49                        0.250              0.017    0.358
4963994   79.17                        0.250              0.017    0.358
4964000   70.74                        0.250              0.017    0.608
4964003   55.45                        0.250              0.017    0.733
4964008   80.00                        0.250              0.017    0.483
4964013   78.77                        0.250              0.017    1.108
4964016   74.63                        0.250              0.017    0.233
4964023   74.95                        0.250              0.017    0.608
4964024   80.00                        0.250              0.017    0.483
4964029   74.63                        0.250              0.017    0.233
4964032   53.50                        0.250              0.017    0.233
4964036   77.99                        0.250              0.017    0.358
4964043   80.00                        0.250              0.017    0.733
4964044   54.95                        0.250              0.017    0.733
4964049   68.97                        0.250              0.017    0.233
4964051   39.75                        0.250              0.017    0.358
4964060   80.00                        0.250              0.017    0.233
4964061   49.91                        0.250              0.017    0.608
4964062   88.77                 12     0.250              0.017    0.733
4964065   93.14                 12     0.250              0.017    0.483
4964066   72.36                        0.250              0.017    0.233
4964072   80.00                        0.250              0.017    0.483
4964082   56.00                        0.250              0.017    0.358
4964087   76.52                        0.250              0.017    0.108
4964089   71.25                        0.250              0.017    0.983
4964090   37.14                        0.250              0.017    0.733
4964096   65.89                        0.250              0.017    0.858
4964099   80.00                        0.250              0.017    0.733
4964100   79.54                        0.250              0.017    0.358
4964112   75.00                        0.250              0.017    0.358
4964124   77.87                        0.250              0.017    0.358
4964125   63.94                        0.250              0.017    0.483
4964127   80.00                        0.250              0.017    0.733
4964129   76.80                        0.250              0.017    0.108
4964139   95.00                  1     0.250              0.017    0.858
4964142   60.50                        0.250              0.017    0.000
4964150   74.96                        0.250              0.017    0.733
4964152   35.87                        0.250              0.017    0.733
4964159   68.78                        0.250              0.017    0.608
4964161   62.94                        0.250              0.017    0.358
4964168   77.22                        0.250              0.017    0.233
4964178   75.00                        0.250              0.017    0.000
4964180   95.00                  6     0.250              0.017    1.483
4964187   79.06                        0.250              0.017    0.608
4964196   64.71                        0.250              0.017    0.608
4964213   79.12                        0.250              0.017    0.733
4964262   89.95                  1     0.250              0.017    0.983
4964273   43.64                        0.250              0.017    0.608
4964274   63.25                        0.250              0.017    0.000
4964280   66.67                        0.250              0.017    0.483
4964291   50.37                        0.250              0.017    0.483
4964296   75.00                        0.250              0.017    0.608
4964298   90.00                  6     0.250              0.017    0.358
4964307   47.73                        0.250              0.017    0.483
4964349   75.00                        0.250              0.017    0.733
4964355   60.77                        0.250              0.017    0.608
4964366   38.37                        0.250              0.017    0.233
4964386   45.82                        0.250              0.017    0.358
4964435   70.00                        0.250              0.017    1.358
4964492   87.58                 11     0.250              0.017    0.233
4964498   80.00                        0.250              0.017    0.358
4964506   78.03                        0.250              0.017    0.733
4964508   80.00                        0.250              0.017    1.733
4964515   52.00                        0.250              0.017    0.233
4964521   67.74                        0.250              0.017    0.358
4964532   80.00                        0.250              0.017    0.000
4964537   77.67                        0.250              0.017    0.733
4964543   89.29                 12     0.250              0.017    0.733
4964544   80.00                        0.250              0.017    0.608
4964554   76.92                        0.250              0.017    0.858
4964562   54.68                        0.250              0.017    0.483
4964564   80.00                        0.250              0.017    0.733
4964570   78.80                        0.250              0.017    0.000
4964575   94.96                 13     0.250              0.017    0.233
4964576   90.00                 12     0.250              0.017    0.108
4964584   62.31                        0.250              0.017    0.733
4964589   70.00                        0.250              0.017    0.608
4964608   74.93                        0.250              0.017    1.233
4964618   74.01                        0.250              0.017    0.608
4964636   80.00                        0.250              0.017    0.733
4964637   68.27                        0.250              0.017    0.000
4964642   74.93                        0.250              0.017    0.608
4964663   74.08                        0.250              0.017    0.233
4964670   73.86                        0.250              0.017    0.358
4964679   80.00                        0.250              0.017    0.733
4964752   80.00                        0.250              0.017    0.858

NASCOR
NMI / 1999-07 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS

(i)       (xvii)                              (xviii)
--------  ----------------------------------  ---------------------------------

MORTGAGE                                      NMI
LOAN                                          LOAN
NUMBER    SERVICER                            SELLER
--------  ----------------------------------  ---------------------------------
4815027   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4842330   BANKNORTH MORTGAGE COMPANY          BANKNORTH MORTGAGE COMPANY
4849423   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4850809   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4855076   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4868649   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4872964   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4874630   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4875797   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4876333   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4878269   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4880934   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4891188   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4900048   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4909635   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4909680   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4909930   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4910174   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4910271   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4911361   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4912002   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4914959   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4919326   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919448   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919493   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920019   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920226   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920339   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920965   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921092   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921234   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922044   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922053   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922939   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4922991   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4923604   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923708   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923726   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923796   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4924906   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4931064   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4931151   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4931491   HUNTINGTON MORTGAGE COMPANY         HUNTINGTON MORTGAGE COMPANY
4931750   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4932027   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4932171   HUNTINGTON MORTGAGE COMPANY         HUNTINGTON MORTGAGE COMPANY
4934097   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4941422   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4941434   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4941483   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4941549   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4941931   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4941966   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942006   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942042   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942072   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942294   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942296   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4942332   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942344   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942361   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942368   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4942429   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942565   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942587   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942588   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942590   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942597   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942604   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942657   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942663   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942671   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942692   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942950   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942958   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942963   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4942993   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943010   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943025   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943035   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943044   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943046   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943067   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943075   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943112   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943142   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943162   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943236   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943303   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943311   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943330   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943338   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943347   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943367   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943453   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943465   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943476   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943538   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943613   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4943793   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4944111   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4944155   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4944168   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4944440   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4944590   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4944621   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4944706   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4944790   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4944901   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4944917   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4944954   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4945029   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4945609   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4945666   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4945679   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4945937   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4945940   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4947458   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4947507   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4947536   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4947556   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4947644   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4949189   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4949194   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4949236   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4949292   FT MORTGAGE COMPANIES               FT MORTGAGE COMPANIES
4954539   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4954546   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4954554   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4954567   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4954573   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4954578   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4954585   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4954590   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4954595   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4954599   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4954602   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956415   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956430   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956446   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956467   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956481   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956492   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956495   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956496   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956507   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956513   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956521   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956529   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956536   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956568   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956595   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956854   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956860   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956867   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956882   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956895   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956900   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956910   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956926   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956949   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956971   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956977   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4956988   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4957002   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4957266   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4957271   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4957286   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4957292   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4957298   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4957844   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4957878   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4957880   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4958659   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4958679   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4958701   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4958710   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4958719   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4958732   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4958753   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4958776   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4958806   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4958825   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4958990   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4959274   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4959278   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4959287   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4959299   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4959307   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4959315   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4959322   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4959329   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4959344   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4959353   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4959358   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4959761   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959764   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4959772   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959780   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959790   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959820   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959831   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959838   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959847   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959868   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959882   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959893   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959949   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4959992   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960001   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960006   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960018   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960027   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960032   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960039   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960057   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960078   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960095   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960111   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960112   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960123   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960133   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960143   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960157   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960158   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960167   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960178   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960181   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960189   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960198   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960238   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960245   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960246   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960255   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960267   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960274   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960281   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960289   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960296   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960300   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960304   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960305   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960308   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960310   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960312   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960319   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960320   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960329   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960333   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960339   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960344   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960352   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960360   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960368   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960374   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960380   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960382   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960387   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960391   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960394   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960397   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960400   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960405   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960406   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960409   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960414   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960417   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960422   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960426   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960429   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960433   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960627   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960628   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960629   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960630   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960631   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960633   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960634   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960637   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960638   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960639   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960642   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960643   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960645   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960647   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960650   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960653   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960655   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960656   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960658   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960659   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960661   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960663   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960665   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960667   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960668   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960669   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960672   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960677   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960684   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960687   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960691   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960693   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960696   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960697   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960699   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960700   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960705   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960706   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960708   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960712   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960714   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960716   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960719   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960722   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960723   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960725   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960726   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960727   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960728   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960733   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960736   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960739   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960743   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960757   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960763   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960771   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960772   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960777   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960780   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960781   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960782   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960786   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960787   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960789   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960792   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960806   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960811   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960825   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960836   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960898   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960909   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960912   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960918   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960923   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960932   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960934   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960940   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960942   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960949   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960956   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960958   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960966   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960978   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960979   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960981   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960986   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960987   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960990   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960993   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960994   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960997   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960998   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4960999   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961003   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961004   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4961006   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961010   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961016   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961019   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961022   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961028   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961035   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961040   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961048   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961049   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961050   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961052   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961054   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961059   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961061   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961064   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961070   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961076   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961078   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961082   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961084   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961086   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961087   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961088   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961089   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961091   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961096   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961097   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961102   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961106   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961107   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961112   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961114   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961116   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961117   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961119   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961120   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961122   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961128   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961129   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961132   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961136   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961138   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961140   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961142   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961144   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961146   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961147   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961155   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961158   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961168   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961177   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961178   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961179   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961182   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961184   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961188   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961190   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961196   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961203   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961206   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961209   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961218   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961222   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961224   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961232   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961233   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961240   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961246   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961251   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961255   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961257   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961259   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961292   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961293   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961299   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961305   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961309   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961312   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961330   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961333   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961337   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961350   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961372   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961378   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961382   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961391   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961398   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961436   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961443   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961449   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961450   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961454   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961459   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961468   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961471   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961472   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961473   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961475   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961479   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961486   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961490   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961494   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961495   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961499   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961500   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961503   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961509   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961522   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961526   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961527   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961539   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961552   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961558   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961563   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961568   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961569   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961576   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961580   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961585   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961589   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961591   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961593   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961599   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961601   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961609   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961628   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961633   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961640   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961746   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961748   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961758   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961779   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961782   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961783   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961787   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961799   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961807   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961808   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961811   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961824   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961831   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961837   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961838   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961842   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961851   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961868   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961872   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961878   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961888   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961908   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961917   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961923   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961969   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961981   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961985   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961987   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961996   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4961999   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962012   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962018   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962020   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962033   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962040   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962043   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962070   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962083   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962100   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962111   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962116   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962122   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962144   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962151   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962159   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962167   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962178   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962182   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962191   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962200   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962220   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962224   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962231   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962245   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962248   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962260   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962284   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962290   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962297   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962302   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4962397   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4962403   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4962786   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962808   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962832   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962837   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962847   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962860   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962863   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962869   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962878   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962887   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962891   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962913   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962918   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962928   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4962936   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4963081   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963088   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963104   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963114   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963137   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963158   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963165   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963169   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963174   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963326   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963365   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963370   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963378   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963389   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963403   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963414   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963415   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963423   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963426   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963428   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963432   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963442   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963458   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963469   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963472   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963477   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963488   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963497   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963498   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963507   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963513   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963519   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963528   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963531   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963537   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963539   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963549   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963556   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963565   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963568   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963569   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963585   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963586   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963595   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963599   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963601   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963605   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963613   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963625   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963657   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963677   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963689   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963694   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963709   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963712   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963943   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963944   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963945   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963946   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963947   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963949   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963950   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963951   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963953   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963956   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963958   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963960   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963961   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963963   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963967   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963972   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963973   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963978   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963983   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963986   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4963994   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964000   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964003   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964008   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964013   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964016   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964023   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964024   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964029   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964032   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964036   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964043   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964044   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964049   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964051   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964060   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964061   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964062   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964065   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964066   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964072   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964082   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964087   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964089   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964090   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964096   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964099   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964100   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964112   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964124   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964125   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964127   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964129   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964139   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964142   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964150   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964152   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964159   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964161   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964168   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964178   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964180   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964187   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964196   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964213   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964262   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964273   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964274   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964280   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964291   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964296   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964298   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964307   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964349   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4964355   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4964366   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4964386   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964435   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964492   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964498   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964506   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964508   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964515   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964521   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964532   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964537   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964543   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964544   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964554   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964562   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964564   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964570   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964575   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964576   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964584   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964589   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964608   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964618   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964636   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964637   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964642   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964663   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964670   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964679   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4964752   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP


COUNT:                          732
WAC:                    7.145632796
WAM:                    356.5039515
WALTV:                  68.73650646

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

      LOAN INFORMATION

            Name of Mortgagor:
                                        ------------------------------
            Servicer

Loan No.:
                                        -----------------------------
      CUSTODIAN/TRUST ADMINISTRATOR

            Name:
                                        -----------------------------
            Address:
                                       ------------------------------


Custodian/Trustee
Mortgage File No.:

SELLER

            Name:
                                       ------------------------------
            Address:
                                       ------------------------------
                                       ------------------------------


            Certificates:           Mortgage Pass-Through Certificates,
                                    Series 1999-7

The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1999-7, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of February 26, 1999 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage   recorded   on   _____________________   as   instrument   no.
      ______________  in  the  County  Recorder's  Office  of  the  County  of
      ____________________,     State    of     _______________________     in
      book/reel/docket  ____________________ of official records at page/image
      ------------.

( )   Deed  of  Trust  recorded  on  ____________________  as  instrument  no.
      _________________  in the  County  Recorder's  Office  of the  County of
      ___________________,  State  of  _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment  of  Mortgage  or Deed of Trust to the  Trustee,  recorded on
      ______________________________  as instrument no.  ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )   Other  documents,   including  any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

            ( ) ---------------------------------------------

            ( ) ---------------------------------------------

            ( ) ---------------------------------------------

            ( ) ---------------------------------------------

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

                (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                          NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION

                                          By:  __________________________
                                          Title:  ________________________
                                          Date: ________________, 19__

                                    EXHIBIT H

                                            AFFIDAVIT  PURSUANT TO
                                            SECTION  860E(e)(4) OF
                                            THE  INTERNAL  REVENUE
                                            CODE   OF   1986,   AS
                                            AMENDED,    AND    FOR
                                            NON-ERISA INVESTORS

      STATE OF    )
                  :ss.:
      COUNTY OF   )

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

2.    That the Purchaser's Taxpayer Identification Number is [       ].

3. That the Purchaser is not a "disqualified organization" within the meaning of
Section  860E(e)(5),of  the  Internal  Revenue  Code of 1986,  as  amended  (the
"Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-7, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.


                                          [Name of Purchaser]

                                  By:__________________________
                                    [Name of Officer]
                                    [Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this __ day of           , 19 __.
                                              ----------

      -----------------------------
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

              [Letter from Transferor of Class A-R Certificate]

                                     [Date]

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

      Re:   Norwest Asset Securities
            Corporation,
            SERIES 1999-7, CLASS A-R

Ladies and Gentlemen:

[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.



                                       Very truly yours,
                                       [Transferor]
                                       ----------------------

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-7
                   CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER



                                             ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-7, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of February 26, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-7.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

      (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

      (b)  The   Purchaser   is   acquiring   the  Class   [A-PO][B-4][B-5][B-6]
Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

      (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

      (c) [The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

      (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

      (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and
(b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

      (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

Section 3.  TRANSFER OF CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES.

      (g) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      (h) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

      (i)      The     Purchaser      acknowledges      that     its     Class
[A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                          [PURCHASER]


                                          By:  ______________________________

                                          Its:  ______________________________

                                    EXHIBIT K

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-7
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER



                                              ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-7, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of February 26, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-7.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company,
(A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and
(b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                          [PURCHASER]


                                          By:  _____________________________
                                          Its:  _____________________________
                                          [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                  Norwest Mortgage, Inc. Servicing Agreement

                      HomeSide Lending Servicing Agreement

              National City Mortgage Company Servicing Agreement

             The Huntington Mortgage Company Servicing Agreement

                  FT Mortgage Companies Servicing Agreement

                 SunTrust Mortgage, Inc. Servicing Agreement

                         Bank United Servicing Agreement

               Countrywide Home Loans, Inc. Servicing Agreement

             Merrill Lynch Credit Corporation Servicing Agreement

                First Union Mortgage Corp. Servicing Agreement

             BankNorth Mortgage Company, Inc. Servicing Agreement

               Home Savings of America, FSB Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

       is  the  holder  of the  entire  interest  in  Norwest  Asset  Securities
-------
Corporation Mortgage Pass-Through Certificates, Series 1999-7, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of February 26, 1999 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

       intends  to  resell  all of the  Class  B  Certificates  directly  to the
-------
Purchaser on or promptly after the date hereof.

In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

   XXVIII.

            DEFINITIONS

                  122.  DEFINED TERMS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      COLLATERAL  FUND:  The  fund  established  and  maintained  pursuant  to
Section 3.01 hereof.

      COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

      COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      MONTHLY   ADVANCES:   Principal  and  interest  advances  and  servicing
advances including costs and expenses of foreclosure.

      REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

                  123.  DEFINITIONS INCORPORATED BY REFERENCE

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

   XXIX.

            SPECIAL SERVICING PROCEDURES

                  124.  REPORTS AND NOTICES

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                  (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In  addition  to the  foregoing,  the  Company  shall  cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

                  125.  PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS

      (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage  Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

                  126.  PURCHASER'S   ELECTION   TO  COMMENCE   FORECLOSURE
            PROCEEDINGS

      (a) In  connection  with any Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

                  127.  TERMINATION

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

   XXX.

            COLLATERAL FUND; SECURITY INTEREST

                  128.  COLLATERAL FUND

      Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-7. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

                  129.  COLLATERAL FUND PERMITTED INVESTMENTS.

      The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

                  130.  GRANT OF SECURITY INTEREST

      The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

                  131.  COLLATERAL SHORTFALLS.

      In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

   XXXI.

            MISCELLANEOUS PROVISIONS

                  132.  AMENDMENT.

      This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

      133.  COUNTERPARTS.

      This   Agreement  may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      134.  GOVERNING LAW.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      135.  NOTICES.

      All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                        Norwest Bank Minnesota, National Association
                        7485 New Horizon Way
                        Frederick, MD 21703

                        Attention:        Vice President, Master Servicing
                        Phone:      301-696-7800
                        Fax:  301-815-6365

            (b)                     in the case of the Purchaser,
            ------------------------
            ------------------------
            ------------------------
            Attention:
                      --------------

                  136.  SEVERABILITY OF PROVISIONS.

      If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatorfy, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      137.  SUCCESSORS AND ASSIGNS.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

      138.  ARTICLE AND SECTION HEADINGS.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      139.  CONFIDENTIALITY.

      The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

      Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

      140.  INDEMNIFICATION.

      The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          Norwest Bank Minnesota, National
                                          Association


                                          By:
                                             ------------------------
                                          Name:
                                               ----------------------
                                          Title:
                                                ---------------------

                                          ---------------------------

                                          By:
                                             ------------------------
                                          Name:
                                               ----------------------
                                          Title:
                                                ---------------------

                                    EXHIBIT N

                                     POLICY